                                                             EXECUTION COPY



                               $250,000,000


                             CREDIT AGREEMENT


                       dated as of February 15, 1994


                                  between


                  KAISER ALUMINUM & CHEMICAL CORPORATION,

                       KAISER ALUMINUM CORPORATION,



                     CERTAIN FINANCIAL INSTITUTIONS,


                                    and


                    BANKAMERICA BUSINESS CREDIT, INC.,

                                 as Agent

                             TABLE OF CONTENTS


                                                                       PAGE
                                                             ----

                                 ARTICLE I
                     DEFINITIONS AND ACCOUNTING TERMS

      1.1.   Defined Terms . . . . . . . . . . . . . . . . . . . . . . .  4
      1.2.   Use of Defined Terms. . . . . . . . . . . . . . . . . . . . 39
      1.3.   Cross-References. . . . . . . . . . . . . . . . . . . . . . 39
      1.4.   Accounting and Financial Determinations and
             Other Terms . . . . . . . . . . . . . . . . . . . . . . . . 39

                                ARTICLE II
                   COMMITMENTS AND BORROWING PROCEDURES

      2.1.   Commitments . . . . . . . . . . . . . . . . . . . . . . . . 40
             2.1.1.     Revolving Commitment . . . . . . . . . . . . . . 40
             2.1.2.     Swingline Commitment . . . . . . . . . . . . . . 41
             2.1.3.     Lenders Not Required To Make Loans
                        or Issue Letters of Credit . . . . . . . . . . . 42
             2.1.4.     Borrowing Base Determinations. . . . . . . . . . 42
      2.2.   Reduction of Revolving Commitment Amount. . . . . . . . . . 43
      2.3.   Borrowing Procedure . . . . . . . . . . . . . . . . . . . . 43
      2.4.   Agent's Books and Records; Monthly Statements . . . . . . . 44

                                ARTICLE III
                REPAYMENTS, PREPAYMENTS, INTEREST, AND FEES

      3.1.   Repayments. . . . . . . . . . . . . . . . . . . . . . . . . 45
      3.2.   Voluntary Prepayments . . . . . . . . . . . . . . . . . . . 45
      3.3.   Mandatory Prepayments . . . . . . . . . . . . . . . . . . . 46
             3.3.1.     Prepayment Under, or Cash
                        Collateralization of, Revolving
                        Commitment . . . . . . . . . . . . . . . . . . . 46
             3.3.2.     Cash Dominion. . . . . . . . . . . . . . . . . . 47
             3.3.3.     Acceleration . . . . . . . . . . . . . . . . . . 47
      3.4.   Interest Provisions . . . . . . . . . . . . . . . . . . . . 48
             3.4.1.     Rates. . . . . . . . . . . . . . . . . . . . . . 48
             3.4.2.     Continuation and Conversion
                        Elections. . . . . . . . . . . . . . . . . . . . 50
             3.4.3.     Funding. . . . . . . . . . . . . . . . . . . . . 51
             3.4.4.     Default Rates. . . . . . . . . . . . . . . . . . 51
             3.4.5.     Interest Payment Dates . . . . . . . . . . . . . 52
      3.5.   Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
             3.5.1.     Commitment Fee . . . . . . . . . . . . . . . . . 52
             3.5.2.     Audit Fees . . . . . . . . . . . . . . . . . . . 52
             3.5.3.     Other Fees . . . . . . . . . . . . . . . . . . . 53

                                                             PAGE
                                                             ----
                                ARTICLE IV
                  CERTAIN LIBO RATE AND OTHER PROVISIONS

      4.1.   Illegality. . . . . . . . . . . . . . . . . . . . . . . . . 53
      4.2.   Deposits Unavailable. . . . . . . . . . . . . . . . . . . . 54
      4.3.   Increased Costs, etc. . . . . . . . . . . . . . . . . . . . 54
      4.4.   Funding Losses. . . . . . . . . . . . . . . . . . . . . . . 54
      4.5.   Increased Capital Costs . . . . . . . . . . . . . . . . . . 55
      4.6.   Taxes, etc. . . . . . . . . . . . . . . . . . . . . . . . . 55
      4.7.   Payments, Computations, etc . . . . . . . . . . . . . . . . 57
      4.8.   Sharing of Payments . . . . . . . . . . . . . . . . . . . . 59
      4.9.   Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . . 59
      4.10.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . 60
      4.11.  Change of Lending Office, Replacement of
             Lender, etc . . . . . . . . . . . . . . . . . . . . . . . . 60
      4.12.  Computation of Additional Amounts Due . . . . . . . . . . . 61

                                 ARTICLE V
                             LETTERS OF CREDIT

      5.1.   Requests. . . . . . . . . . . . . . . . . . . . . . . . . . 62
      5.2.   Issuance and Extensions . . . . . . . . . . . . . . . . . . 63
      5.3.   Fees and Expenses . . . . . . . . . . . . . . . . . . . . . 64
      5.4.   Other Lenders' Participation. . . . . . . . . . . . . . . . 64
      5.5.   Disbursements . . . . . . . . . . . . . . . . . . . . . . . 65
      5.6.   Reimbursement . . . . . . . . . . . . . . . . . . . . . . . 66
      5.7.   Mandatory Payment to Agent of Letter of Credit
             Outstandings. . . . . . . . . . . . . . . . . . . . . . . . 66
      5.8.   L/C Collateral Account. . . . . . . . . . . . . . . . . . . 66
             5.8.1.     Deposit. . . . . . . . . . . . . . . . . . . . . 66
             5.8.2.     Investment . . . . . . . . . . . . . . . . . . . 67
             5.8.3.     Application of Funds . . . . . . . . . . . . . . 67
             5.8.4.     Fees . . . . . . . . . . . . . . . . . . . . . . 68
      5.9.   Nature of Reimbursement Obligations . . . . . . . . . . . . 68
      5.10.  Indemnification by Lenders. . . . . . . . . . . . . . . . . 69

                                ARTICLE VI
                             PARENT GUARANTOR

      6.1.   Parent Guaranty . . . . . . . . . . . . . . . . . . . . . . 69
      6.2.   Renewal, etc. of Obligations; Waiver. . . . . . . . . . . . 69
      6.3.   No Impairment, etc. . . . . . . . . . . . . . . . . . . . . 70
      6.4.   Reinstatement; Subrogation. . . . . . . . . . . . . . . . . 70

                                ARTICLE VII
                    CONDITIONS TO EXTENSIONS OF CREDIT

      7.1.   Initial Credit Extension. . . . . . . . . . . . . . . . . . 71
             7.1.1.     Resolutions, etc . . . . . . . . . . . . . . . . 71
             7.1.2.     Insurance. . . . . . . . . . . . . . . . . . . . 72
             7.1.3.     Payment of Outstanding

                                                             PAGE
                                                             ----
                        Indebtedness; Existing Letters of
                        Credit . . . . . . . . . . . . . . . . . . . . . 72
             7.1.4.     Parent Pledge Agreement. . . . . . . . . . . . . 72
             7.1.5.     Company Pledge Agreement . . . . . . . . . . . . 73
             7.1.6.     Security Agreements. . . . . . . . . . . . . . . 73
             7.1.7.     Company Trademark Security
                        Agreement; Company Patent Security
                        Agreement. . . . . . . . . . . . . . . . . . . . 74
             7.1.8.     Company Mortgages; Company Deeds of
                        Trust. . . . . . . . . . . . . . . . . . . . . . 74
             7.1.9.     Subsidiary Guaranty. . . . . . . . . . . . . . . 75
             7.1.10.    Subsidiary Pledge Agreement. . . . . . . . . . . 75
             7.1.11.    Intercompany Note Pledge Agreement . . . . . . . 76
             7.1.12.    Opinions of Counsel. . . . . . . . . . . . . . . 76
             7.1.13.    Closing Fees, Expenses, etc. . . . . . . . . . . 76
             7.1.14.    Environmental Reports. . . . . . . . . . . . . . 76
             7.1.15.    Investment Account Letter. . . . . . . . . . . . 76
             7.1.16.    Sufficient Quantities, etc . . . . . . . . . . . 77
             7.1.17.    Availability . . . . . . . . . . . . . . . . . . 77
             7.1.18.    Issuance of Senior Debt and Equity . . . . . . . 77
             7.1.19.    Cash Management Arrangements           . . . . . 77
      7.2.   All Credit Extensions . . . . . . . . . . . . . . . . . . . 77
             7.2.1.     Compliance with Warranties, No
                        Default, etc . . . . . . . . . . . . . . . . . . 78
             7.2.2.     Credit Request; Borrowing Base
                        Certificate. . . . . . . . . . . . . . . . . . . 79
             7.2.3.     Satisfactory Legal Form. . . . . . . . . . . . . 80
      7.3.   Conditions Subsequent . . . . . . . . . . . . . . . . . . . 80

                               ARTICLE VIII
                      REPRESENTATIONS AND WARRANTIES

      8.1.   Organization, etc . . . . . . . . . . . . . . . . . . . . . 80
      8.2.   Due Authorization, Non-Contravention, etc . . . . . . . . . 81
      8.3.   Government Approval, Regulation, etc. . . . . . . . . . . . 81
      8.4.   Validity, etc . . . . . . . . . . . . . . . . . . . . . . . 82
      8.5.   Financial Information . . . . . . . . . . . . . . . . . . . 82
      8.6.   No Material Adverse Effect. . . . . . . . . . . . . . . . . 83
      8.7.   Absence of Default or Violation of Law. . . . . . . . . . . 83
      8.8.   Litigation, etc . . . . . . . . . . . . . . . . . . . . . . 84
      8.9.   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . 84
      8.10.  Ownership of Properties . . . . . . . . . . . . . . . . . . 84
      8.11.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
      8.12.  Pension and Welfare Plans . . . . . . . . . . . . . . . . . 85
      8.13.  Environmental Warranties. . . . . . . . . . . . . . . . . . 85
      8.14.  Regulations G, U, and X . . . . . . . . . . . . . . . . . . 87
      8.15.  Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . 87
      8.16.  Senior Indebtedness . . . . . . . . . . . . . . . . . . . . 87
      8.17.  Accuracy of Information . . . . . . . . . . . . . . . . . . 88
      8.18.  Joint Venture Contingent Liabilities. . . . . . . . . . . . 89
      8.19.  Mortgaged Property. . . . . . . . . . . . . . . . . . . . . 89

                                                             PAGE
                                                             ----

                                ARTICLE IX
                                 COVENANTS

      9.1.   Affirmative Covenants . . . . . . . . . . . . . . . . . . . 89
             9.1.1.     Financial Information, Reports,
                        Notices,  etc. . . . . . . . . . . . . . . . . . 89
             9.1.2.     Compliance with Laws, etc. . . . . . . . . . . . 92
             9.1.3.     Maintenance of Properties. . . . . . . . . . . . 93
             9.1.4.     Insurance. . . . . . . . . . . . . . . . . . . . 93
             9.1.5.     Books and Records; Audits;
                        Confidentiality. . . . . . . . . . . . . . . . . 95
             9.1.6.     Environmental Covenant . . . . . . . . . . . . . 97
             9.1.7.     Performance of Instruments . . . . . . . . . . . 98
             9.1.8.     Maintenance of Collateral. . . . . . . . . . . . 98
             9.1.9.     Collateral Reporting . . . . . . . . . . . . . . 98
             9.1.10.    Delivery; Further Assurances . . . . . . . . . . 99
             9.1.11.    Real Property; Title Policies;
                        Surveys. . . . . . . . . . . . . . . . . . . . .101
             9.1.12.    Intercompany Demand Notes. . . . . . . . . . . .103
      9.2.  Negative Covenants . . . . . . . . . . . . . . . . . . . . .103
             9.2.1.     Business Activities. . . . . . . . . . . . . . .103
             9.2.2.     Indebtedness . . . . . . . . . . . . . . . . . .103
             9.2.3.     Liens. . . . . . . . . . . . . . . . . . . . . .107
             9.2.4.     Financial Condition. . . . . . . . . . . . . . .110
             9.2.5.     Investments. . . . . . . . . . . . . . . . . . .111
             9.2.6.     Restricted Payments, etc . . . . . . . . . . . .113
             9.2.7.     Capital Expenditures.. . . . . . . . . . . . . .116
             9.2.8.     Rental Obligations . . . . . . . . . . . . . . .117
             9.2.9.     Take or Pay Contracts. . . . . . . . . . . . . .117
             9.2.10.    Consolidation, Merger, etc . . . . . . . . . . .117
             9.2.11.    Asset Dispositions . . . . . . . . . . . . . . .118
             9.2.12.    Sale or Discount of Receivables. . . . . . . . .119
             9.2.13.    Restrictions on Actions under
                        Certain Agreements . . . . . . . . . . . . . . .120
             9.2.14.    Transactions with Affiliates . . . . . . . . . .121
             9.2.15.    Negative Pledges, etc. . . . . . . . . . . . . .122
             9.2.16.    Sale-Leaseback Transactions. . . . . . . . . . .123
             9.2.17.    Change of Location or Name . . . . . . . . . . .123
             9.2.18.    Intercompany Transfers of Property . . . . . . .123
             9.2.19.    Inconsistent Agreements. . . . . . . . . . . . .124
             9.2.20.    Transfer of Collateral . . . . . . . . . . . . .124

                                 ARTICLE X
                             EVENTS OF DEFAULT


      10.1.  Listing of Events of Default. . . . . . . . . . . . . . . .125
             10.1.1.    Non-Payment of Obligations . . . . . . . . . . .125
             10.1.2.    Breach of Warranty . . . . . . . . . . . . . . .125
             10.1.3.    Non-Performance of Certain
                        Covenants and Obligations. . . . . . . . . . . .125
             10.1.4.    Non-Performance of Certain

                                                             PAGE
                                                             ----
                        Covenants and Obligations. . . . . . . . . . . .125
             10.1.5.    Non-Performance of Other Covenants
                        and Obligations. . . . . . . . . . . . . . . . .126
             10.1.6.    Default on Other Indebtedness. . . . . . . . . .126
             10.1.7.    Judgments. . . . . . . . . . . . . . . . . . . .126
             10.1.8.    Pension Plans. . . . . . . . . . . . . . . . . .127
             10.1.9.    Change in Control. . . . . . . . . . . . . . . .127
             10.1.10.   Bankruptcy, Insolvency, etc. . . . . . . . . . .127
             10.1.11.   Subordinated Debt and Senior Debt. . . . . . . .128
             10.1.12.   Impairment of Certain Documents. . . . . . . . .128
      10.2.  Action if Bankruptcy. . . . . . . . . . . . . . . . . . . .128
      10.3.  Action if Other Event of Default. . . . . . . . . . . . . .128

                                ARTICLE XI
                         THE ADMINISTRATIVE AGENT

      11.1.  Appointment; Actions. . . . . . . . . . . . . . . . . . . .129
      11.2.  Funding Reliance, etc . . . . . . . . . . . . . . . . . . .131
      11.3.  Exculpation . . . . . . . . . . . . . . . . . . . . . . . .132
      11.4.  Successors. . . . . . . . . . . . . . . . . . . . . . . . .133
      11.5.  Credit Extensions by the Agent. . . . . . . . . . . . . . .134
      11.6.  Credit Decisions. . . . . . . . . . . . . . . . . . . . . .134
      11.7.  Copies, etc . . . . . . . . . . . . . . . . . . . . . . . .134
      11.8.  Designation of Additional Agents. . . . . . . . . . . . . .135
      11.9.  Certain Releases. . . . . . . . . . . . . . . . . . . . . .135
      11.10. Approval of Loan Documents. . . . . . . . . . . . . . . . .136

                                ARTICLE XII
                         MISCELLANEOUS PROVISIONS

      12.1.  Waivers, Amendments, etc. . . . . . . . . . . . . . . . . .136
      12.2.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . .138
      12.3.  Payment of Costs and Expenses . . . . . . . . . . . . . . .138
      12.4.  Indemnification . . . . . . . . . . . . . . . . . . . . . .139
      12.5.  Survival. . . . . . . . . . . . . . . . . . . . . . . . . .140
      12.6.  Severability. . . . . . . . . . . . . . . . . . . . . . . .141
      12.7.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . .141
      12.8.  Execution in Counterparts, Effectiveness, etc . . . . . . .141
      12.9.  Governing Law; Submission to Jurisdiction . . . . . . . . .141
      12.10. Successors and Assigns. . . . . . . . . . . . . . . . . . .143
      12.11. Sale and Transfer of Credit Extensions and
             Commitments; Participations in Credit
             Extensions and Commitments. . . . . . . . . . . . . . . . .143
             12.11.1.   Assignments. . . . . . . . . . . . . . . . . . .143
             12.11.2.   Participations . . . . . . . . . . . . . . . . .144
      12.12. Other Transactions. . . . . . . . . . . . . . . . . . . . .145
      12.13. WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . .145
      12.14. Final Agreement, etc. . . . . . . . . . . . . . . . . . . .145

EXHIBITS

Exhibit A-1(a) Borrowing Request - Revolving Loan Borrowing
Exhibit A-1(b) Borrowing Request - Swingline Borrowings
Exhibit A-2    Continuation/Conversion Notice
Exhibit B      Revolving L/C Request
Exhibit C-1    Certificate as to Senior Debt
Exhibit C-2    Certificate as to Parent Guarantor Preferred
                Stock
Exhibit D-1    Borrowing Base Certificate
Exhibit D-2    Compliance Certificate
Exhibit E-1    Parent Pledge Agreement
Exhibit E-2    Parent Security Agreement
Exhibit F-1    Company Pledge Agreement
Exhibit F-2    Company Security Agreement
Exhibit F-3    Company Patent Security Agreement
Exhibit F-4    Company Trademark Security Agreement
Exhibit G      Collection Bank Agreement
Exhibit H      Concentration Bank Agreement
Exhibit I-1    Company Deed of Trust
Exhibit I-2    Company Mortgage
Exhibit J      Subsidiary Guaranty
Exhibit K-1    Subsidiary Pledge Agreement
Exhibit K-2    Subsidiary Security Agreement
Exhibit K-3    Intercompany Note Pledge Agreement
Exhibit L-1    Opinion of Outside Counsel to Company
Exhibit L-2    Opinion of Inside Counsel to Company
Exhibit L-3    Opinion of Special Patent Counsel to Company
Exhibit L-4    Opinions of Local Counsel
Exhibit L-5    Opinion of Counsel to Agent
Exhibit M      Assignee Agreement to be bound
Exhibit N      Investment Account Letter
Exhibit O-1    Intercompany Demand Note
Exhibit O-2    Intercompany Demand Note
Exhibit O-3    Intercompany Demand Note
Exhibit 0-4    Intercompany Demand Note
Exhibit 0-5    Intercompany Demand Note
Exhibit P-1    Equity Proceeds Note
Exhibit P-2    Equity Proceeds Note
Exhibit Q      Form of Confidentiality Agreement
Exhibit R      Form of RTZ Aluminum Holdings Limited Letter
Exhibit S      Form of Flood Plain Status Letter

SCHEDULES

Schedule I Pledged Subsidiaries and Joint Venture Affiliates (Company Pledge Agreement)
Schedule II Mortgaged Real Property (Company Mortgage and Deed of Trust)
Schedule III   Subsidiaries executing the Subsidiary Guaranty
Schedule IV Subsidiaries executing the Subsidiary Pledge Agreement and the Subsidiary Security Agreement
Schedule V     Pledged Subsidiaries (Subsidiary Pledge Agreement)

Schedule VI    Intercompany Demand Notes (Subsidiary Pledge
               Agreement)
Schedule VII   Subsidiaries executing Intercompany Note Pledge
               Agreement
Schedule VIII  Intercompany Demand Notes (Intercompany Note
               Pledge Agreement)
Schedule IX    Existing Letters of Credit
Schedule X     Local Counsel
Schedule XI    Other Material Subsidiaries
Schedule XII   Existing Investments
Schedule XIII  Certain Intercompany Debt

                             CREDIT AGREEMENT


          THIS CREDIT AGREEMENT, dated as of February 15, 1994, is between KAISER ALUMINUM & CHEMICAL CORPORATION, a Delaware corporation (the "Company"), KAISER ALUMINUM CORPORATION, a
                  -------
Delaware corporation (the "Parent Guarantor"), the various
                           ----------------
financial institutions that are or may from time to time become parties hereto pursuant to the terms hereof (collectively, the "Lenders" and, individually, a "Lender"), and BANKAMERICA
 -------                        ------
BUSINESS CREDIT, INC., a Delaware corporation, as agent (in such capacity, together with its successors and assigns in such capacity, the "Agent") for the Lenders.
               -----

                           W I T N E S S E T H:

          WHEREAS, the Company, a direct Subsidiary of the Parent Guarantor, is engaged, directly and through its various Subsidiaries and Joint Venture Affiliates, in the business of the mining of bauxite, the refining of bauxite into alumina, the production of primary aluminum and semi-fabricated and fabricated aluminum products, and the sale of bauxite, alumina, primary aluminum, and semi-fabricated and fabricated aluminum products to direct customers and distributors; and

          WHEREAS, the Company desires to obtain Commitments from the Lenders pursuant to which Loans and other Credit Extensions, in a maximum aggregate principal amount at any one time outstanding not to exceed $250,000,000, will be made to or for the account of the Company from time to time prior to the Revolving Commitment Termination Date; and

          WHEREAS, each Lender, severally and for itself alone,
is willing, on the terms and subject to the conditions
hereinafter set forth (including Article VII), to extend its
                                 -----------
Commitments and make its Loans and other Credit Extensions to or for the account of the Company; and

          WHEREAS, the proceeds of any Loans made on the Initial Borrowing Date will be applied by the Company, together with other funds, to make payment in full of all Indebtedness of the Company identified in Item 1 ("Indebtedness to be Paid") of the
                      ------   -----------------------
Disclosure Schedule; and

          WHEREAS, in order to induce the Lenders to enter into this Agreement and to extend their respective Commitments and make the Loans and other Credit Extensions, the Parent Guarantor has agreed to unconditionally guarantee all obligations of the Company hereunder and under the other Loan Documents; and

          WHEREAS, on the terms and subject to the conditions hereof, on or prior to the Initial Borrowing Date, the following transactions shall occur as provided below:

          (a) as security for the Company's Obligations, the Company shall execute and deliver to the Agent, on behalf of the Secured Lenders:

               (i) the Company Security Agreement, granting to the Agent, on behalf of the Secured Lenders, a security interest in the Company's personal property described therein;

               (ii) the Company Pledge Agreement, pledging to the Agent, on behalf of the Secured Lenders;

                     (A) all of the issued and outstanding shares
               of capital stock of each first-tier, Domestic Subsidiary of the Company listed on Schedule I
                                                   ----------
               hereto;

                     (B) the percentage of the issued and
               outstanding shares of capital stock of each first-tier, non-Domestic Subsidiary or Joint Venture Affiliate of the Company listed on such Schedule I
                                                       ----------
               set forth opposite the name of such Subsidiary or Joint Venture Affiliate;

                     (C) the KT Note; and

                     (D) all other promissory notes or other debt
               instruments held by the Company; and

               (iii) the Company Mortgages and Company Deeds of Trust, mortgaging to the Agent (or one or more trustees therefor) and granting to the Agent (or one or more trustees therefor), on behalf of the Secured Lenders, a security interest in all real property of the Company listed on Schedule II hereto.
                    -----------

          (b) as security for the Parent Guarantor's Obligations under the Parent Guaranty, the Parent Guarantor shall execute and deliver to the Agent, on behalf of the Secured
     Lenders:

               (i) the Parent Security Agreement, granting to the Agent, on behalf of the Secured Lenders, a security interest in the Parent Guarantor's personal property described therein; and

               (ii) the Parent Pledge Agreement, pledging to the Agent, on behalf of the Secured Lenders:

                     (A) all of the issued and outstanding shares
               of capital stock of the Company held by the Parent
               Guarantor; and

                     (B) all promissory notes or other debt
               instruments (other than the Equity Proceeds Notes) held by the Parent Guarantor;

          (c)  each Subsidiary of the Company listed on
     Schedule III hereto shall execute and deliver to the Agent,
     ------------
     the Subsidiary Guaranty, guaranteeing the Company's
     Obligations and each other such Subsidiary's Obligations under the Subsidiary Guaranty;

          (d) as security for such Subsidiary's Obligations under the Subsidiary Guaranty, each Subsidiary of the Company listed on Schedule IV hereto shall execute and
                        -----------
     deliver to the Agent, on behalf of the Secured Lenders, the Subsidiary Pledge Agreement, pledging to the Agent, on behalf of the Secured Lenders:

               (i)   all of the issued and outstanding shares of
          capital stock of each first-tier, Domestic Subsidiary
          of such Subsidiary listed on Schedule V hereto;
                                       ----------

               (ii)  the percentage of the issued and outstanding
          shares of capital stock of each first-tier, non-
          Domestic Subsidiary of such Subsidiary listed on such
          Schedule V set forth opposite the name of such
          ----------
          Subsidiary;


               (iii) any Intercompany Demand Note held by such
          Subsidiary listed on Schedule VI hereto; and
                               -----------

               (iv) all other promissory notes or other debt instruments held by such Subsidiary;

          (e) as security for such Subsidiary's Obligations under the Subsidiary Guaranty, each Subsidiary of the Company listed on Schedule IV hereto shall execute and
                       -----------
     deliver to the Agent the Subsidiary Security Agreement, granting to the Agent, on behalf of the Secured Lenders, a security interest in such Subsidiary's personal property described therein; and

          (f)  each Subsidiary of the Company listed on Schedule
                                                        --------
          VII hereto which is not otherwise a party to the
          ---
          Subsidiary Pledge Agreement shall execute and deliver to the Agent, on behalf of the Secured Lenders, the Intercompany Note Pledge Agreement, pledging to the Agent, on behalf of the Secured Lenders, any Intercompany Demand Note held by such Subsidiary listed on Schedule VIII hereto;
                       -------------

     NOW, THEREFORE, the parties hereto agree as follows:

                                 ARTICLE I

                     DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.1.  Defined Terms.  The following terms when
                        -------------
used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Account" means any present or future right to payment for
      -------
goods sold or leased or for services rendered, whether due or to become due, whether now existing or hereafter arising and whether or not it has been earned by performance.

     "Account Debtor" means each Person obligated in any way on
      --------------
an Account.

     "Adjusted Capital Expenditures"  means, for any period,
      -----------------------------

          (a) Capital Expenditures for such period (exclusive of capitalized interest)

minus
- -----

          (b) that portion of Capital Expenditures for such period (exclusive of capitalized interest) attributable to any Subsidiary of the Company which is equal to (i) the proportionate direct or indirect ownership of Persons other than the Company and its Subsidiaries of the voting stock of, or partnership interest in, such Subsidiary or (ii) if the economic burden of such Capital Expenditures is borne or to be borne by minority owners of such Subsidiary (other than the Company and its Subsidiaries) in a proportion other than the proportion of their direct or indirect ownership of the voting stock of, or partnership interest in, such Subsidiary, the proportionate share of the economic burden of such Capital Expenditures borne or to be borne by such minority owners.

     "Affected Lender" is defined in Section 4.11(b).
      ---------------                ---------------

     "Affiliate" means, with respect to any Person, any other
      ---------
Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to

          (a) vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of a majority of directors or managing general partners;



          (b) vote sufficient securities of any class to control the election of one or more directors or managing general partners; or

          (c) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Agent" is defined in the preamble.
      -----                    --------

     "Agreement" means, on any date, this Credit Agreement as
      ---------
originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "AJI" means Alpart Jamaica Inc., a Delaware corporation.
      ---

     "ALPART" means Alumina Partners of Jamaica, a Delaware
      ------
general partnership.

     "Anglesey" means Anglesey Aluminium Limited, a United
      --------
Kingdom corporation.

     "Asset Disposition" means any sale, transfer, lease which is
      -----------------
accounted for as a sale under GAAP, contribution, conveyance, or other disposition (other than the grant of a Lien), in any case made after the Initial Borrowing Date, of any Property of the Company or any of its Subsidiaries to any Person.

     "Assignee Agreement to be Bound" means an Assignee Agreement
      ------------------------------
to be Bound in substantially the form of Exhibit M attached
                                         ---------
hereto.

     "Assignee Lender" is defined in Section 12.11.1.
      ---------------                ---------------

     "Authorized Officer" means, with respect to any Obligor,
      ------------------
those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to
Section 7.1.1(a).
- ----------------

     "Bank of America" means Bank of America National Trust and
      ---------------
Savings Association, a national banking association, in its individual capacity.

     "Bank of America Rate" is defined in "Reference Rate".
      --------------------                 --------------

     "Borrowing" means the Revolving Loans made by all Lenders on
      ---------
the same Business Day pursuant to the same Borrowing Request in accordance with Section 2.1.1 or the Swingline Loan made by
                -------------
Business Credit pursuant to a Borrowing Request in accordance with Section 2.1.3.
     -------------

     "Borrowing Base" means, at any time,
      --------------

          (a) an amount equal to 85% of the Net Amount of Eligible Accounts as at such time plus
- ----

          (b) the lesser of (i) $175,000,000 and (ii) 65% of all Eligible Inventory as at such time minus
- -----

          (c) all reserves, including any reserves for sales, excise or similar taxes in respect of Eligible Accounts and any reserves for rental expenses, processing fees or other expenses relating to Eligible Inventory located at premises not owned by the Company or KAII, which the Agent, after consultation with the Company, in its commercially reasonable discretion deems necessary or desirable to maintain with respect to the Company's account, including any amounts which the Agent may be obligated to pay in the future for the account of the Company;

provided, however, that (i) the Net Amount of Eligible Accounts
- --------  -------
of KAII included in the Borrowing Base shall at no time exceed 20% of the Net Amount of Eligible Accounts included in the Borrowing Base, (ii) the Net Amount of Eligible Accounts of the Company owed by Foreign Account Debtors included in the Borrowing Base shall at no time exceed 5% of the Net Amount of Eligible Accounts of the Company included in the Borrowing Base and (iii) Convertor Inventory that is located on the premises of a third party included in the Borrowing Base shall at no time exceed 5% of Eligible Inventory included in the Borrowing Base; and provided further that the limitation set forth in clause (i) may,
- -------- -------                                  ----------
to the extent approved by the Agent in its sole discretion, be increased by the amount, expressed in dollars, of any unused amount of the Net Amount of Eligible Accounts of the Company owed by Foreign Account Debtors permitted to be included in the Borrowing Base under clause (ii).
                     -----------

     "Borrowing Base Calculation Date" means, with respect to the
      -------------------------------
delivery date of any Borrowing Base Certificate, the last day of the preceding month or the last day of the next preceding month, as the case may be.

     "Borrowing Base Certificate" means a certificate duly
      --------------------------
executed on behalf of the Company by a Financial Authorized Officer of the Company in substantially the form of Exhibit D-1
                                                    -----------
attached hereto.

     "Borrowing Request" means a loan request and certificate
      -----------------
duly executed by an Authorized Officer of the Company, (a) in respect of any Borrowing of Revolving Loans, in substantially the form of Exhibit A-1(a) attached hereto, or (b) in respect of any
        --------------

Borrowing of Swingline Loans, in substantially the form of
Exhibit A-1(b) attached hereto.
- --------------

     "Business Credit" means BankAmerica Business Credit, Inc., a
      ---------------
Delaware corporation.

     "Business Day" means any day which is
      ------------

     (a) neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or in San Francisco, California; and

     (b) relative to the making, continuing, converting, prepaying, or repaying of any LIBO Rate Loans, also a day on which dealings in Dollars are carried on in the London interbank market.

     "Canadian Subsidiaries" means Kaiser Aluminum & Chemical
      ---------------------
Canada Investment Limited, an Ontario corporation, and Kaiser
Canada.

     "Capital Expenditures" means, for any period, the aggregate
      --------------------
expenditures of the Company and its Subsidiaries on a consolidated basis for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures (including the aggregate amount of all Capitalized Lease Liabilities incurred during such period); provided, however, that any repurchase or leaseback by the
- --------  -------
Company of a facility sold by the Company in connection with the issuance of industrial revenue bonds by a state, municipality or other subdivision of the United States of America or any department, agency, public corporation or other instrumentality thereof shall not in any event be deemed to be a Capital Expenditure.

     "Capitalized Lease Liabilities" means all monetary
      -----------------------------
obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Equivalent Investment" means, at any time:
      --------------------------

          (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

          (b) any certificate of deposit or bankers' acceptance, maturing not more than one year after such time, which is issued or accepted by either

               (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000;

               (ii)  any Lender; or

               (iii)  with respect to certificates of deposit
          that do not exceed $10,000,000 in the aggregate outstanding at any time, any other commercial banking institution;

          (c)  commercial paper rated A-1 or better by Standard &
     Poor's Corporation or Prime-1 or better by Moody's Investors
     Service, Inc.;

          (d) repurchase agreements with respect to any of the foregoing, with any bank or trust company referred to above in clause (b) or with any nationally recognized securities
        ----------
     dealer having total capital and surplus and undivided profits of not less than $500,000,000; or

          (e)  investments in the Goldman, Sachs & Co.
     Institutional Liquid Assets fund and other money market funds which have substantially similar investment policies.

     "CERCLA" means the Comprehensive Environmental Response,
      ------
Compensation and Liability Act of 1980, as amended or otherwise modified from time to time.

     "CERCLIS" means the Comprehensive Environmental Response
      -------
Compensation Liability Information System List.

     "Change in Control" means the occurrence of any of the
      -----------------
following events: (a) MAXXAM not owning (other than by reason of the existence of a Lien or other encumbrance but including by reason of the foreclosure of or other realization upon a Lien or other encumbrance) direct or indirect sole beneficial ownership (as defined under Regulation 13d-3 of the Securities Exchange Act of 1934 as in effect on the date of this Agreement) of at least 51% of the total common equity, on a fully diluted basis, of the Parent Guarantor or the Company; or (b) MAXXAM, through direct representation or through persons nominated by it, not controlling a majority of the Board of Directors of the Parent Guarantor or the Company necessary to effectuate any actions by the Board of Directors of the Parent Guarantor or the Company; or
(c) any person or group (as defined in Section 13(d)(3) of the
                                       ----------------
Securities Exchange Act of 1934 as in effect on the date of this Agreement), directly or indirectly, owning more of the total voting power entitled to vote generally in the election of directors of the Parent Guarantor or the Company than MAXXAM; or
(d) Charles Hurwitz, members of his immediate family and trusts for the benefit thereof (each such person, including Mr. Hurwitz and any trustee of such trusts, being herein called a "Beneficiary") not having (other than by reason of death,
 -----------
incapacity, bankruptcy, reorganization, insolvency or similar proceeding or in connection with the resolution of any litigation outstanding as of the date of the Subordinated Indenture or any similar litigation or the existence of a Lien but including by reason of the foreclosure of or other realization upon a Lien or other encumbrance) direct or indirect sole beneficial ownership (as defined under Regulation 13d-3 of the Securities Exchange Act of 1934 as in effect on the date of this Agreement) of at least the Minimum Percentage (defined below) of the total equity of MAXXAM, other than as a result of new issuances of equity securities by MAXXAM to third parties (other than to a third party who is not a Beneficiary and who controls MAXXAM).
"Minimum Percentage" means that percentage obtained by
 ------------------
multiplying (i) the percentage of the total equity of MAXXAM, directly or indirectly, beneficially owned by the Beneficiaries as of the date of the Subordinated Indenture and (ii) 80%.

     "Code" means the Internal Revenue Code of 1986, as amended,
      ----
reformed, or otherwise modified from time to time.

     "Collateral" means all Property and rights on or in which a
      ----------
Lien is granted to the Agent (or to any agent, trustee, or other Person acting on the Agent's behalf) pursuant to this Agreement, any of the Collateral Documents, or any other Instruments provided for herein or therein or delivered or to be delivered hereunder or thereunder or in connection herewith or therewith, as any of the foregoing may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

     "Collateral Documents" means, collectively, the Parent
      --------------------
Collateral Documents, the Company Collateral Documents, the Subsidiary Collateral Documents, the Collection Bank Agreements, the Concentration Bank Agreement, and each other Instrument or document pursuant to which a Lien is granted to the Agent (or perfected in favor of the Agent) (or to or in favor of any agent, trustee, or other Person acting on the Agent's behalf) as security for any of the Obligations, as any of the foregoing may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

     "Collection Bank" means any bank at which the Company
      ---------------
maintains a collection or lockbox account or other similar collection arrangement.

     "Collection Bank Agreement" means any agreement between the
      -------------------------
Company, the Agent, and any Collection Bank and delivered pursuant to Section 7.1.19, in substantially the form of
            --------------
Exhibit G attached hereto, as any such agreement may be amended,
- ---------
supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof, including pursuant to Section 7.3.
            -----------

     "Collection Deposit Account" has the meaning set forth in
      --------------------------
the Collection Bank Agreement.

     "Commitment" means, as the context may require, a Lender's
      ----------
Revolving Commitment, or Business Credit's Swingline Commitment.

     "Commitment Termination Event" means
      ----------------------------

          (a)  any Event of Default described in clauses (a)
                                                 -----------
     through (e) of Section 10.1.10 with respect to the Company
             ---    ---------------
     shall have occurred; or

          (b)  any other Event of Default shall have occurred and
     be continuing and the Agent, acting at the direction of the
     Majority Lenders, gives written notice to the Company
     pursuant to clause (a) of Section 10.3 that the Commitments
                 ----------    ------------
     have been terminated.


     "Company" is defined in the preamble.
      -------                    --------

     "Company Collateral Documents" means the Company Pledge
      ----------------------------
Agreement, the Company Security Agreement, the Company Patent Security Agreement, the Company Trademark Security Agreement, each Company Deed of Trust, each Company Mortgage, and the Louisiana Security Documents.

     "Company Deed of Trust" means any deed of trust executed and
      ---------------------
delivered by the Company pursuant to Section 7.1.8, each in
                                     -------------
substantially the form of Exhibit I-1 attached hereto, as
                          -----------
amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

     "Company Mortgage" means any mortgage executed and delivered
      ----------------
by the Company pursuant to Section 7.1.8, each in substantially

                           -------------
the form of Exhibit I-2 attached hereto, as amended,
            -----------
supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

     "Company Patent Security Agreement" means the patent
      ---------------------------------
security agreement executed and delivered by the Company pursuant to Section 7.1.7, in substantially the form of Exhibit F-3
   -------------                               -----------
attached hereto, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

     "Company Pledge Agreement" means the pledge agreement
      ------------------------
executed and delivered by the Company pursuant to Section 7.1.5,
                                                  -------------
in substantially the form of Exhibit F-1 attached hereto, as
                             -----------
amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

"Company Security Agreement" means the security agreement
 --------------------------
executed and delivered by the Company pursuant to Section 7.1.6,
                                                  -------------
in substantially the form of Exhibit F-2 attached hereto, as
                             -----------
amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

     "Company Trademark Security Agreement" means the trademark
      ------------------------------------
security agreement executed and delivered by the Company pursuant to Section 7.1.7, in substantially the form of Exhibit F-4
   -------------                               -----------
attached hereto, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

     "Compliance Certificate" means a certificate of the Company
      ----------------------
duly executed by a Financial Authorized Officer of the Company, in substantially the form of Exhibit D-2 attached hereto, with
                             -----------
such changes as the Agent and the Company may from time to time agree upon for purposes of monitoring the Company's compliance herewith.

     "Concentration Account" is defined in the Concentration Bank
      ---------------------
Agreement.

     "Concentration Bank Agreement" means an agreement between
      ----------------------------
the Company, the Agent, and Bank of America, as concentration bank, and delivered pursuant to Section 7.1.19, in substantially
                                --------------
the form of Exhibit H attached hereto, as amended, supplemented,
            ---------
restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof, including pursuant to
Section 7.3.
- -----------

     "Confidential Information" is defined in clause (c) of
      ------------------------                ----------
Section 9.1.5.
- -------------

     "Contingent Liability" means any agreement, undertaking, or
      --------------------
arrangement by which any Person guarantees, endorses, agrees to purchase, or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation, or other liability of any other Person (other than by endorsements of Instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation, or other liability guaranteed thereby.

     "Continuation/Conversion Notice" means a notice of
      ------------------------------
continuation or conversion and certificate duly executed by an
Authorized Officer of the Company, in substantially the form of
Exhibit A-2 attached hereto.
- -----------

     "Controlled Group" means all members of a controlled group
      ----------------
of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

     "Convertor Inventory" means raw materials, work-in-process
      -------------------
or other goods delivered to a third party pursuant to a bailment arrangement with such third party under which such Inventory is to be processed, improved or otherwise altered by such third party.

     "Credit Extension" means
      ----------------

          (a) any disbursement of Revolving Loans by the Lenders;

          (b)  any disbursement of Swingline Loans by Business
     Credit; or

          (c) any issuance or extension by an Issuer Bank of a Letter of Credit.

     "Credit Request" means any Borrowing Request or Revolving
      --------------
L/C Request.

     "Deconsolidation Tax Allocation Agreement" means the Tax
      ----------------------------------------
Allocation Agreement dated June 30, 1993 between the Company and the Parent Guarantor a copy of which has been delivered to the Agent and the Lenders prior to the date hereof, as amended from time to time with the written consent of the Agent.

     "Default" means any Event of Default or any condition,
      -------
occurrence, or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Disbursement" means any payment or disbursement made under
      ------------
a Letter of Credit by the Issuer Bank thereof to the beneficiary thereunder.

     "Disbursement Date" is defined in clause (a) of Section 5.5.
      -----------------                ----------    -----------

     "Disclosure Schedule" means the Disclosure Schedule dated as
      -------------------
of February 15, 1994 delivered by the Company to the Agent and each Lender prior to the execution and delivery of this Agreement, as it may be amended, supplemented, or otherwise modified from time to time by the Company with the prior written consent of the Agent.

     "Distributions" is defined in clause (a) of Section 9.2.6.
      -------------                ----------    -------------

     "Dollar" and the sign "$" mean lawful money of the United
      ------
States.

     "Domestic Office" means, with respect to any Lender, the
      ---------------
office of such Lender designated as such below its signature hereto, or designated in the Assignee Agreement to be Bound pursuant to which such Lender became a party hereto, or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by written notice from such Lender, as the case may be, to each other Person party hereto.

     "Domestic Subsidiary" means a Subsidiary that is created or
      -------------------
organized in or under the laws of the United States, any state thereof, or the District of Columbia.

     "EBITDA" means, for any Fiscal Quarter, an amount equal to:
      ------

          (a) Net Income for such Fiscal Quarter (including extraordinary gains and extraordinary losses, in each case as determined in accordance with GAAP);

plus
- ----

          (b) the aggregate amount deducted, in determining Net Income for such Fiscal Quarter, in respect of all foreign, federal, state, and local income taxes of the Company and its Subsidiaries, calculated on a consolidated basis in accordance with GAAP;

plus
- ----

          (c) the aggregate amount of interest expense (excluding amortization of deferred financing costs and, to the extent not paid in cash, interest on the PIK Note and the Equity Proceeds Notes) of the Company and its Subsidiaries for such Fiscal Quarter, calculated on a consolidated basis in accordance with GAAP, minus the amount
                                                 -----
     of interest income of the Company and its Subsidiaries which was included in the calculation of Net Income for such Fiscal Quarter in accordance with GAAP;

plus
- ----

          (d) the aggregate amount of depreciation expense of the Company and its Subsidiaries for such Fiscal Quarter, calculated on a consolidated basis in accordance with GAAP;

plus
- ----

          (e) the aggregate amount of amortization expense of the Company and its Subsidiaries for such Fiscal Quarter, calculated on a consolidated basis in accordance with GAAP;

plus
- ----
          (f)  the aggregate amount of the noncash portion of the

     FAS 106 charge of the Company and its Subsidiaries calculated on a consolidated basis in accordance with GAAP;

minus
- -----

          (g)  that portion of the amounts set forth in
     clauses (b), (c), (d), (e), and (f) above attributable to
     -----------  ---  ---  ---      ---
     (i) the proportionate direct or indirect ownership of Persons other than the Company and its Subsidiaries of the voting stock of, or partnership interest in, any Subsidiary or (ii) if the economic burden of the amounts set forth in clauses (b), (c), (d), (e) and (f) above is borne or to be
     -----------  ---  ---  ---     ---
     borne by minority owners of such Subsidiary (other than the Company and its Subsidiaries) in a proportion other than the proportion of their direct or indirect ownership of the voting stock of, or partnership interest in, such Subsidiary, the proportionate share of the economic burden of such amounts borne or to be borne by such minority owners.

     "Effective Date" is defined in Section 12.8.
      --------------                ------------

     "Eligible Account" means, at any time, all Accounts of the
      ----------------
Company and KAII that are not ineligible as the basis for Credit Extensions, based on the following criteria and on such other criteria as the Agent may, after consultation with the Company, from time to time establish in its commercially reasonable discretion. Without intending to limit the Agent's discretion to establish other criteria of eligibility pursuant to the preceding sentence, Eligible Accounts shall not include any Account:

          (a) which, except in the case of Product Swaps, does not represent a bona fide sale or lease and delivery of goods of or rendition of services by the Company or KAII in the ordinary course of the Company's or KAII's business, as the case may be, or which is not for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor;

          (b) which represents a Progress Billing other than Progress Billings in an amount not to exceed $5,000,000 in the aggregate;

          (c) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, repurchase or return basis, other than, in each case, a Product Swap or an Account that represents the balance of an Account Debtor's minimum annual purchase commitment to the Company provided that the documents relating to such Account provide that title to the Inventory purchased by the Account Debtor and held by the Company has passed to the Account Debtor;

          (d) which is evidenced by a promissory note or other instrument or by chattel paper;

          (e) with respect to which more than 90 days, in the case of an Account as to which National Southwire is the Account Debtor, have elapsed since the date of the original invoice therefor or with respect to which more than 65 days, in the case of all other Accounts, have elapsed since the date of the original invoice therefor;

          (f) which is not evidenced by an invoice rendered to the Account Debtor, which is evidenced by an invoice dated more than 60 days after the date of shipment to the Account Debtor or which is evidenced by an invoice dated more than 60 days after the date of performance of the relevant service for the Account Debtor;

          (g) owed by an Account Debtor which is a director, officer, shareholder, employee or Affiliate of the Company or KAII;

          (h) if the aggregate dollar amount of all Accounts owed by the Account Debtor thereon exceeds 5% (15% in respect of Accounts owed by the Account Debtors identified in Item 11 ("Major Account Debtors") of the Disclosure
                  ---------------------
     Schedule, as such Item may be amended from time to time by the Agent, in its commercially reasonable judgment, after consultation with the Company, to add or delete Account Debtors) of the aggregate amount of all Accounts at such time, but only to the extent of such excess;

          (i) which is owed by an Account Debtor which, at the time of any determination of Eligible Accounts, owes any amount with respect to any Account that has been outstanding more than 60 days past the due date, other than amounts which in total do not exceed 20% of the aggregate of all Accounts owing by such Account Debtor and which are the subject of bona fide disputes between such Account Debtor
                ---------
     and the Company or KAII;


          (j) which are owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended, and any other steps necessary to perfect the Agent's Security Interest therein, have been complied with to the Agent's reasonable satisfaction with respect to such Account;

          (k) which is owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that the Agent's Security Interest therein is not or cannot be perfected;

          (l)  except as provided in clause (j) above, as to
                                     ----------
     which either the perfection, enforceability, or validity of the Security Interest in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the Proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the Uniform Commercial Code;

          (m) with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

          (n) which is owed by an Account Debtor to which the Company or KAII is indebted in any way unless the Account Debtor has entered into an agreement acceptable to the Agent in its commercially reasonable judgment to waive setoff rights; or if the Account Debtor thereon has disputed liability, asserted a right of setoff or made any claim with respect to such Account; but in each such case only to the extent of such indebtedness, setoff, dispute, or claim;

          (o) as to which any one or more of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition in a proceeding that is then pending for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors in a proceeding that is then pending; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code in a proceeding that is then pending; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor in a proceeding that is then pending; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

          (p) if the Agent believes in its commercially reasonable judgment that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

          (q) which is owed by an Account Debtor which the Agent, in its commercially reasonable judgment, otherwise deems to be uncreditworthy;

          (r) which is owed by a Foreign Account Debtor; except to the extent that such Account (i) is secured or payable by a letter of credit or acceptance, (ii) insured under foreign credit insurance, on terms and conditions satisfactory to the Agent in its commercially reasonable discretion, or
     (iii) is owed by an Account Debtor identified in Item 12
                                                      -------
     ("Major Foreign Account Debtors") of the Disclosure
       -----------------------------
     Schedule, as such Item may be amended from time to time by the Agent, in its commercially reasonable judgment, after consultation with the Company, to add or delete Account Debtors;

          (s) which is not payable in the United States other than Accounts in an aggregate amount not to exceed
     $2,000,000 payable in the United Kingdom;

          (t) which is not payable in Dollars, other than Accounts in an aggregate amount not to exceed $2,000,000 payable in Pounds Sterling, unless the Company or KAII, as the case may be, has executed an appropriate Hedging Agreement acceptable to the Agent with respect thereto;

          (u)  which represents a rebilling of an Account
     Debtor for a discount or other adjustment inappropriately applied to an Account by such Account
     Debtor; and

          (v) which has arisen from Inventory which, at the time of the determination of Eligible Accounts, constituted
     Eligible Inventory.

     "Eligible Assignee" is defined in Section 4.11(b).
      -----------------                ---------------

     "Eligible Inventory" means, at any time, any Inventory of
      ------------------
the Company arising in the ordinary course of the Company's business that:

          (a) is not, in the reasonable opinion of the Agent, obsolete or unmerchantable;

          (b) is located in the United States or in route to the United States; provided that such Inventory is insured in accordance with the Company's normal practice and to the reasonable satisfaction of the Agent, title to such Inventory has passed to the Company and, in the case of Inventory in route to the United States, is evidenced by a negotiable bill of lading that has been delivered to the Agent;

          (c) upon which the Agent has a first priority perfected Security Interest;

          (d) is not stores Inventory, Tolling Inventory, repair and maintenance Inventory, or Inventory delivered to the Company on consignment;

          (e) is not ineligible as the basis for Credit Extensions based on such other criteria as the Agent may, after consultation with the Company, from time to time establish in its commercially reasonable discretion; and

          (f) has not given rise to any Account which, at the time of the determination of Eligible Inventory, constituted an Eligible Account.

     "Environmental Laws" means all applicable federal, state, or
      ------------------
local statutes, laws, ordinances, codes, rules, regulations, requirements, and guidelines (including consent decrees and administrative orders to which the Company, any of its Subsidiaries, or any Obligor is subject) relating to protection of the environment or human health or imposing liability or standards of conduct concerning any Hazardous Material, as any of the foregoing may be from time to time amended or supplemented.

     "Environmental Reports" means the "Environmental
      ---------------------
Assessments" report, dated January, 1994, prepared by Kennedy/Jenks/Chilton, copies of which have been delivered to the Agent and each Lender prior to the date hereof.

     "Equity Proceeds Notes" means the Amended and Restated
      ---------------------
Senior Subordinated Intercompany Note dated June 30, 1993, in the principal amount of $37,796,752.50, issued by the Company in the form of Exhibit P-1 attached hereto, the Senior Subordinated Intercompany Note of the Company, dated the Initial Borrowing Date, in substantially the form of Exhibit P-2 attached hereto, and one or more Senior Subordinated Intercompany Notes issued by the Company after the Initial Borrowing Date, in substantially the form of Exhibit P-3 attached hereto, in an aggregate principal amount not to exceed 50% of the net proceeds of all offerings of securities of the Parent Guarantor consummated after the Initial Borrowing Date if the net proceeds of such offerings are loaned to, contributed to, or used to purchase the stock of, the Company, as each such promissory note may be amended or otherwise modified from time to time in accordance with the provisions hereof.

     "ERISA" means the Employee Retirement Income Security Act of
      -----
1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "Event of Cash Dominion" means (a) the occurrence of a
      ----------------------

Default and the continuance of such Default for five consecutive days after delivery by the Agent, in its sole discretion or at the request of the Majority Lenders, of written notice thereof to the Company or (b) the occurrence of any of the following events and the delivery by the Agent as required under Section 11.1(e) of written notice thereof to the Company: (i) the Revolving Commitment Availability is less than $40,000,000 at any time or
(ii) the Revolving Commitment Availability is less than $50,000,000 for three consecutive Business Days. An Event of Cash Dominion shall terminate, provided no Default shall have occurred and be continuing, if the Revolving Commitment Availability is greater than $50,000,000 for each day during a period of three consecutive months and the Agent delivers written notice as required under Section 11.1(e) of such termination to the Company.

     "Event of Default" is defined in Section 10.1.
      ----------------                ------------

     "Executive Officers" means, with respect to any corporation,
      ------------------
such corporation's chairman, president, chief financial officer, treasurer, any vice president, any attorney in the office of the Company's general counsel, and any officer who performs a similar policy-making function for such corporation.

     "Existing Letters of Credit" means the letters of credit
      --------------------------
listed on Schedule IX hereto.
          -----------

     "Federal Funds Rate" means, for any period, a fluctuating
      ------------------
interest rate per annum equal (for each day during such period) to
          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Bank of America from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" is defined in Section 3.5.3.
      ----------                -------------

     "Financial Authorized Officer" means, with respect to any
      ----------------------------
Obligor, those of its Authorized Officers who occupy the offices of chief financial officer, chief accounting officer, controller, assistant controller, treasurer, or assistant treasurer.

     "Fiscal Quarter" means any quarter of a Fiscal Year.
      --------------

     "Fiscal Year" means any period of twelve consecutive
      -----------
calendar months ending on the last day of December; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1994 Fiscal Year") refer to the Fiscal Year ending on
 ----
the last day of December of such calendar year. The current fiscal year of the Company will end on December 31, 1994.

     "Foreign Account Debtor" means an Account Debtor which (i)
      ----------------------
does not maintain its chief executive office and principal place of business in the United States; or (ii) is not organized under the laws of the United States or any state thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof.

     "F.R.S. Board" means the Board of Governors of the Federal
      ------------
Reserve System or any successor thereto.

     "Fundamental Loan Documents" means this Agreement, the
      --------------------------
Company Collateral Documents, the Subsidiary Guaranty, the
Subsidiary Collateral Documents, the Parent Guaranty and the
Parent Collateral Documents.

     "Furukawa" means Furukawa Kaiser Forged Products Company, a
      --------
corporation organized under the laws of Japan.

     "GAAP" means generally accepted accounting principles as set
      ----
forth in the opinions and pronouncements of the Securities and Exchange Commission and the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and in such other statements and pronouncements by such other Person as may be approved by a significant segment of the accounting profession and concurred in by the independent certified public accountants certifying the relevant audited financial statement.

     "Hazardous Material" means
      ------------------

          (a)  any "hazardous substance", as defined by CERCLA;

          (b)  any "hazardous waste", as defined by the Resource
     Conservation and Recovery Act, as amended;

          (c)  any petroleum product; or

          (d) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, or substance regulated under or within the meaning of any other
     Environmental Law.

     "Hedging Agreement" means (a) any interest rate swap, cap,
      -----------------
or collar agreement or similar arrangement entered into by any Person and any financial institution to protect such Person against interest rate risk and (b) any agreement or arrangement entered into by any Person and any financial institution to protect such Person against fluctuations in currency exchange rates.

     "Hedging Obligations" means, with respect to any Person, all
      -------------------
liabilities of such Person under any Hedging Agreement or other interest rate or currency swap agreements, interest rate or currency cap agreements, and interest rate or currency collar agreements, and all other agreements or arrangements designed to protect such Person against interest rate risk or fluctuations in currency exchange rates.

     "herein", "hereof", "hereto", "hereunder", and similar terms
      ------    ------    ------    ---------
contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph, or provision of this Agreement or such other Loan Document.

     "Highest Lawful Rate" is defined in clause (b) of
      -------------------                ----------
Section 3.4.6.
- -------------

     "Impermissible Qualification" means, with respect to the
      ---------------------------
opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification, emphasis point, or exception to such opinion or certification

          (a)  which is of a "going concern" or similar nature;

          (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

          (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under
     Section 9.2.4.
     -------------

     "including" means including without limiting the generality
      ---------
of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit
                 ------- -------
a general statement which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

     "Indebtedness" means, with respect to any Person, without
      ------------
duplication:

          (a) all obligations of such Person in respect of principal for borrowed money, all obligations of such Person in respect of principal (including the principal amount of any obligation incurred in lieu of the cash payment of interest) evidenced by bonds, debentures, notes, or other similar instruments and all obligations of such Person in respect of interest on borrowed money or obligations evidenced by bonds, debentures, notes, or other similar instruments to the extent accrued and unpaid for a period exceeding seven months;

          (b) all obligations, contingent or otherwise, relative to the face or stated amount (as reduced from time to time) of all letters of credit (including the Letters of Credit), whether or not drawn, and bankers' acceptances issued and outstanding for the account of such Person;

          (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

          (d) net liabilities of such Person in respect of Hedging Obligations which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

          (e) all obligations of such Person to pay the deferred purchase price of Property (except trade accounts payable and other current liabilities arising in the ordinary course of business);

          (f)  all obligations listed in clauses (a) through (e)
                                         -----------         ---
     secured by a Lien on Property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse;

          (g)  any Redeemable Stock issued by such Person;

          (h) all Contingent Liabilities of such Person in respect of any Indebtedness of any other Person; and

          (i) all advance payments to such Person of more than $5,000,000 in the aggregate from any single customer of such Person relating to the delivery of goods or the performance of services by such Person (other than advance payments to the extent held in segregated accounts), but only to the extent that such payments originally were received more than six months before the date on which such Person was required to deliver such goods or perform such services, and which have not yet been earned by such delivery or performance;

provided, however, the obligations of any Person arising from the
- --------  -------
honoring by a bank or other financial institution of a check, draft, or similar Instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business shall not constitute Indebtedness; provided that such obligations are extinguished within two
- --------
Business Days of their incurrence (or, in the case of foreign overdrafts, within five Business Days of their incurrence) unless covered by an overdraft credit line.

     "Indemnified Liability" and "Indemnified Liabilities" are
      ---------------------       -----------------------
defined in Section 12.4.
           ------------

     "Indemnified Parties" is defined in Section 12.4.
      -------------------                ------------

     "Indemnified Persons" is defined in clause (b) of
      -------------------                ----------
Section 11.1.
- ------------

     "Initial Borrowing Date" means the date on which the initial
      ----------------------
Credit Extensions are made.

     "Instrument" means any contract, agreement, indenture,
      ----------
mortgage, document, or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed, or undertaken, or any Lien (or right or interest therein) is granted or perfected.

     "Intercompany Demand Note" means an intercompany demand
      ------------------------
revolving note, in substantially the form, with appropriate insertions, of (i) Exhibit O-1 attached hereto, in the case of
                   -----------
any such note issued by the Company in favor of any Person other than KAAC or KFC, (ii) Exhibit 0-2 attached hereto, in the case
                               ---
of any such note issued by the Company in favor of KAAC, (iii)
Exhibit 0-3 attached hereto, in the case of any such note issued
        ---
by the Company in favor of KFC, and (iv) Exhibit O-4 attached
                                                 ---
hereto, in the case of any such note issued in favor of KFC by any Subsidiary of the Company, or (v) Exhibit O-5 attached
                                              ---
hereto, in the case of any such note issued by KFC in favor of KAAC, in each case, endorsed, pledged, and delivered by the Person in whose favor such promissory note was written to the Agent, on behalf of the Secured Lenders, pursuant to the Subsidiary Pledge Agreement or the Intercompany Note Pledge Agreement, as each such promissory note may be amended, endorsed, or otherwise modified from time to time in accordance with the provisions hereof, and also means any other promissory note accepted from time to time in substitution therefor or renewal thereof, in accordance with the provisions hereof.

     "Intercompany Note Pledge Agreement" means the intercompany
      ----------------------------------
note pledge agreement executed and delivered by certain Subsidiaries of the Company pursuant to Section 7.1.11 or 9.1.12,
                                        --------------    ------
as the case may be, in substantially the form of Exhibit K-3
                                                 -----------
attached hereto, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

     "Interest Coverage Ratio" means, for any period, the ratio
      -----------------------
of

          (a)  (i) the sum of EBITDA for all of the Fiscal
     Quarters comprising such period minus (ii) the aggregate
                                     -----
     Adjusted Capital Expenditures for all of the Fiscal Quarters comprising such period to
- --

          (b) (i) the aggregate amount of interest expense (excluding amortization of deferred financing costs and, to the extent not paid in cash, interest on the PIK Note and the Equity Proceeds Notes) of the Company and its Subsidiaries for all of the Fiscal Quarters comprising such period, calculated on a consolidated basis in accordance with GAAP, minus (ii) the amount of interest income of the
                -----
     Company and its Subsidiaries which was included in the calculation of Net Income, in accordance with GAAP, for all of the Fiscal Quarters comprising such period, minus (iii)
                                                    -----
     that portion of the amount set forth in clause (i) above
                                             ----------
     attributable to (A) the proportionate direct or indirect ownership of Persons other than the Company and its Subsidiaries of the voting stock of, or partnership interest in, any Subsidiary or (B) if the economic burden of the amount set forth in clause (i) above is borne or to be borne
                         ----------
     by minority owners of such Subsidiary (other than the Company and its Subsidiaries) in a proportion other than the proportion of their direct or indirect ownership of the voting stock of, or partnership interest in, such Subsidiary, the proportionate share of the economic burden of such amount borne or to be borne by such minority owners.

          "Interest Period" means, with respect to any LIBO Rate Loan,
      ---------------
the period beginning on (and including) the date on which such
LIBO Rate Loan is made or continued as, or converted into, a LIBO
Rate Loan pursuant to Section 2.3 or 3.4.2 and ending on (but
                      -----------    -----
excluding, for purposes of determining accrued interest) the day which numerically corresponds to such date one, two, three, or six months thereafter (or, if such month has no numerically
corresponding day, on the last Business Day of such month), as the Company may select in its relevant notice pursuant to
Section 2.3 or 3.4.2; provided, however, that
- -----------    -----  --------  -------

          (a) no more than seven different Interest Periods may be in effect at one time with respect to all Revolving
     Loans;

          (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

          (c)  no Interest Period may end later than the date set
     forth in clause (a) of the definition of "Stated Maturity
               ----------                       ---------------
     Date".
          ----

     "Inventory" means goods (whether consisting of whole goods,
      ---------
spare parts or components), merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-process, finished goods, returned goods, and materials and supplies of any kind, nature or description which are or might be used or consumed in the Company's business or used in connection with the manufacture, packing, shipping, advertising, selling, or finishing of such goods, merchandise, and such other personal property, and all documents of title or other documents representing them.

     "Investment" means, with respect to any Person,
      ----------

          (a) any loan or advance made by such Person to any other Person (excluding commission, travel, relocation, and similar advances) and any purchase or other acquisition made by such Person of any bond, debenture, note, or similar instrument of any other Person; and

          (b) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of Property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such Property.

     "Issuer Bank" means any Affiliate, office, branch, or agency
      -----------
of Bank of America, or any other Lender, which has agreed to issue and has issued one or more Letters of Credit at the request (such request to be made with the consent of the Company, which consent shall not be unreasonably delayed or withheld) of the Agent.

     "Issuer Party" and "Issuer Parties" are defined in
      ------------       --------------
Section 5.10.
- ------------

     "Joint Venture Affiliate" means QAL, KJBC, Anglesey,
      -----------------------
Furukawa, and any other Person (a) which is not a Subsidiary of the Company, (b) in which the Company or its Subsidiaries own an equity interest of more than 5% (and in which no Restricted Affiliate has an equity interest, other than through a direct or indirect ownership interest in the Company), and (c) which supplies or processes bauxite, alumina, or aluminum to or for the Company or any of its Subsidiaries or sells to third parties bauxite, alumina, aluminum or aluminum products purchased from the Company or any of its Subsidiaries.

     "KAII" means Kaiser Aluminium International, Inc., a
      ----
Delaware corporation.

     "KATSI" means Kaiser Aluminum Technical Services, Inc., a
      -----
California corporation.

     "KBC" means Kaiser Bauxite Company, a Nevada corporation.
      ---

     "KEC" means Kaiser Export Company, a Delaware corporation.
      ---

     "KFC" means Kaiser Finance Corporation, a Delaware
      ---
corporation.

     "Kaiser Canada" means Kaiser Aluminum & Chemical of Canada
      -------------
Limited, an Ontario corporation.

     "KJBC" means Kaiser Jamaica Bauxite Company, a Jamaica
      ----
partnership.

     "KAAC" means Kaiser Alumina Australia Corporation, a
      ----
Delaware corporation.

     "KJC" means Kaiser Jamaica Corporation, a Delaware corpora
      ---
tion.

     "KT Note means the promissory note dated December 21, 1989,
      -------
as amended by Amendment dated as of July 1, 1993, executed by the Parent Guarantor and delivered to the Company, a copy of which has been delivered to the Agent and each Lender prior to the date hereof, and endorsed, delivered, and pledged to the Agent, on behalf of the Secured Lenders, pursuant to the Company Pledge Agreement or the Subsidiary Pledge Agreement, as such promissory note may be amended, endorsed, or otherwise modified from time to time in accordance with the provisions hereof, and also means any other promissory note accepted from time to time in substitution therefor or renewal thereof, in accordance with the provisions hereof.

     "L/C Collateral Account" is defined in Section 5.8.1.
      ----------------------                -------------

     "Lenders" is defined in the preamble.
      -------                    --------
     "Letter of Credit" is defined in Section 5.1 and includes
      ----------------                -----------
the Existing Letters of Credit.

     "Letter of Credit Outstandings" means, at any time, an
      -----------------------------
amount equal to the sum of

          (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit plus
- ----

          (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations with respect to issued and outstanding Letters of Credit.

     "LIBO Rate" means, relative to any Interest Period, the rate
      ---------
of interest determined by the Agent to be the rate per annum at which Dollar deposits in immediately available funds are offered to Bank of America in the London interbank market as at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of each LIBO Rate Loan to which such Interest Period applies and for a period equal to such Interest Period.

     "LIBO Rate Loan" means all or any portion of a Loan bearing
      --------------
interest, at all times during an Interest Period applicable to such Loan or portion thereof, at a fixed rate determined by reference to the LIBO Rate (Reserve Adjusted).

     "LIBO Rate (Reserve Adjusted)" means, relative to any
      ----------------------------
Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

        LIBO Rate           =              LIBO Rate
                                 -------------------------------
     (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

     The LIBO Rate (Reserve Adjusted) for each LIBO Rate Loan to which such Interest Period applies will be determined by the Agent.

     "LIBOR Office" means, with respect to any Lender, the
      ------------
office, if any, of such Lender designated as such below its signature hereto, or designated in the Assignee Agreement to be Bound pursuant to which such Lender became a party hereto, or such other office of a Lender as designated from time to time by written notice from such Lender to the Company and the Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

     "LIBOR Reserve Percentage" means, relative to any Interest
      ------------------------
Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the F.R.S. Board, for determining the maximum aggregate reserve requirements (including any emergency, supplemental, or other marginal reserve requirement) applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other applicable regulation issued from time to time by the F.R.S. Board which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as currently defined in Regulation D having a term approximately equal or comparable to such Interest Period.

     "Lien" means any security interest, mortgage, pledge,
      ----
hypothecation, assignment for security purposes, deposit arrangement for security purposes, encumbrance, lien (statutory or other), or other similar arrangement of any kind or nature.

     "Loan" means, as the context may require, a Revolving Loan
      ----
of any type, or a Swingline Loan.

     "Loan Document" means this Agreement, all Letters of Credit,
      -------------
each Credit Request, the Subsidiary Guaranty, the Collateral Documents, and each other agreement, document, or Instrument executed and delivered or to be executed and delivered by the Parent Guarantor, the Company, or any Subsidiary of the Parent Guarantor or the Company in connection with this Agreement, as any and all of the foregoing may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof, but excluding, however, the Intercompany Demand Notes, the KT Note and the Equity Proceeds Notes.

     "Majority Lenders" means, at any time, Lenders having at
      ----------------
least 51% of the Revolving Commitments.

     "Materially Adverse Effect" means, relative to any
      -------------------------
occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a materially adverse effect on:

          (a) the assets of or the then-existing or projected business, revenues, financial condition, or operations, of the Parent Guarantor, the Company, any other Obligor which is a Significant Subsidiary, any Joint Venture Affiliate (other than KJBC), ALPART, or VALCO; or

          (b) the ability of the Parent Guarantor, the Company, or any other Obligor which is a Significant Subsidiary to perform any of its payment or other material obligations under this Agreement or any other Loan Document to which it is a party.

     "MAXXAM" means MAXXAM Inc., a Delaware corporation (formerly
      ------
known as MCO Holdings, Inc.).

     "Minimum Net Worth" means $410,000,000 plus 50% of Net
      -----------------
Income (but not loss) for each Fiscal Quarter of the Company commencing with the Fiscal Quarter ending March 31, 1997.


     "Net Amount of Eligible Accounts" means the gross amount of
      -------------------------------
Eligible Accounts less the sum of (a) all returns, discounts, claims, credits, and allowances of any nature at any time issued in respect thereof, (b) all unapplied advance payments or deposits in respect thereof, (c) and all credits relating to Accounts of National Southwire with respect to which more than 90 days have elapsed since the date of the original issuance of the credit memo therefor and all credits relating to Accounts of all other Account Debtors with respect to which more than 65 days have elapsed since the date of the original issuance of the credit memo therefor.

     "Net Disposition Proceeds" means, with respect to any Asset
      ------------------------
Disposition by the Company or any Subsidiary of the Company, the excess of

          (a)  the sum of

               (i) the gross cash proceeds received by the Company or such Subsidiary from such disposition plus
          ----

               (ii) immediately upon receipt thereof by the Company or such Subsidiary, the gross cash proceeds in respect of principal from or in respect of any promissory note or deferred payment obligations or other security taken in connection with such disposition (including as a result of any sale or other disposition of any such note, obligations, or security, or as a result of any financing with respect thereto)

     minus
     -----

          (b)  the sum of

               (i) all legal, consulting, brokerage, investment banking, and accounting fees and disbursements and all governmental fees incurred (or reasonably expected to be incurred) in connection with such sale that, in any case, except for payments for legal fees and expenses to a law firm of which an Affiliate of the Company is a member, are not payable to Affiliates of the Company plus
          ----

               (ii) all taxes actually paid or to be paid in connection with such sale plus
          ----

               (iii) to the extent the proceeds described in clause (a) are applied (or to be applied with
          ----------
          reasonable promptness) in payment thereof, all Indebtedness secured, directly or indirectly (i.e.,
                                                        ----
          such disposition is permitted by the terms of the Instruments evidencing or applicable to such Indebtedness, or by the terms of a consent granted thereunder, only on the condition that the proceeds of such disposition be applied to such Indebtedness), by such Property.

     "Net Income" means, for any period, all amounts which, in
      ----------
conformity with GAAP, would be included under net income on a consolidated income statement of the Company and its Subsidiaries for such period; provided that there shall be excluded (a) the
                 --------
income (or loss) of any Person (other than a Subsidiary of the Company) in which any other Person (other than the Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person's assets are acquired by the Company or any of its Subsidiaries, (c) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, and (d) any after-tax gains or losses attributable to Asset Dispositions or returned surplus assets of any Pension Plan.

     "Net Worth" means the consolidated net worth of the Company
      ---------
and its Subsidiaries, calculated in accordance with GAAP; provided, however, that (a) the cumulative effect, in an amount
- --------  -------
not to exceed $508,000,000, of the changes in accounting principles attributable to the adoption of FAS 106, 109 and 112 recorded in the first Fiscal Quarter of the 1993 Fiscal Year, shall be excluded, and (b) the effect of any issuance after the Initial Borrowing Date of any class of the capital stock of the Company or any of its Subsidiaries shall be excluded.

     "Nonrecourse Indebtedness" means, with respect to any
      ------------------------
Person, Indebtedness that is nonrecourse to the credit of such Person.

     "Non-United States Person" means a Person who is not (a) a
      ------------------------
citizen or resident of the United States, (b) a corporation, partnership, or other entity created or organized under the laws of the United States, or (c) an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

     "Obligations" means all obligations (monetary or otherwise)
      -----------
of the Company and each other Obligor arising under or in connection with this Agreement, the Letters of Credit, and each other Loan Document.

     "Obligor" means the Parent Guarantor, the Company and each
      -------
of their Subsidiaries obligated under any Loan Document.

     "Organic Document" means, with respect to any Obligor, its
      ----------------
articles or certificate of incorporation, its by-laws, and all shareholder agreements, voting trusts, and similar arrangements applicable to any of its authorized shares of capital stock.

     "Parent Collateral Documents" means the Parent Pledge
      ---------------------------
Agreement and the Parent Security Agreement.

     "Parent Guarantor Preferred Stock" means preferred stock of
      --------------------------------
any class or series issued by the Parent Guarantor.

     "Parent Guarantor" is defined in the preamble.
      ----------------                    --------

     "Parent Guaranty" is defined in Section 6.1.
      ---------------                -----------

     "Parent Pledge Agreement" means the pledge agreement
      -----------------------
executed and delivered by the Parent Guarantor pursuant to
Section 7.1.4, in substantially the form of Exhibit E-1 attached
- -------------                               -----------
hereto, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

     "Parent Security Agreement" means the security agreement
      -------------------------
executed and delivered by the Parent Guarantor pursuant to
Section 7.1.6, in substantially the form of Exhibit E-2 attached
- -------------                               -----------
hereto, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

     "Participant" is defined in Section 12.11.2.
      -----------                ---------------

     "PBGC" means the Pension Benefit Guaranty Corporation and
      ----
any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is
      ------------
defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), of which the Company or any corporation, trade, or business that is, along with the Company, a member of a Controlled Group, is a contributing sponsor, as such term is defined in section 4001(a)(13) of ERISA, or to which any Controlled Group member has a reasonable possibility of any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Percentage" means, with respect to any Lender, the
      ----------
percentage set forth opposite its name on the signature pages of this Agreement, or set forth in the Assignee Agreement to be Bound pursuant to which such Lender became a party hereto, as such percentage may be adjusted from time to time pursuant to Assignee Agreement(s) to be Bound executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 12.11.1.
                                             ---------------

     "Person" means any natural person, corporation, firm,
      ------
association, government, governmental agency, or any other entity, whether acting in an individual, fiduciary, or other capacity.

     "PIK Note" means the Senior Subordinated Intercompany Note
      --------
of the Company dated December 15, 1992, as amended on the Initial Borrowing Date, executed by the Company in the original principal amount of $2,500,000, a copy of which has been delivered to the Agent and each Lender prior to the date hereof, as such promissory note may be amended or otherwise modified from time to time in accordance with the provisions hereof .

     "Plan" means any Pension Plan or Welfare Plan.
      ----

     "Pledge Agreement(s)" means, individually, the Parent Pledge
      -------------------
Agreement, the Company Pledge Agreement, the Intercompany Note Pledge Agreement, or the Subsidiary Pledge Agreement, as the context may require, and, collectively, the Parent Pledge Agreement, the Company Pledge Agreement, the Intercompany Note Pledge Agreement, and the Subsidiary Pledge Agreement.

     "Preferred Stock (USWA)" means shares of the Company's
      ----------------------
Cumulative (1985 Series A) Preference Stock and shares of the Company's Cumulative (1985 Series B) Preference Stock which have been or may in the future be issued in connection with the Kaiser Aluminum USWA Employee Stock Ownership Plan or the Kaiser Aluminum Salaried Employee Stock Ownership Plan.

     "Proceeds" means all products and proceeds (as defined in
      --------
the Uniform Commercial Code) of any Collateral, and all proceeds of such proceeds and products, including all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral.

     "Product Swap" means an agreement by the Company or KAII to
      ------------
deliver bauxite, alumina or aluminum products to or on behalf of an Account Debtor in exchange for (i) an agreement by such Account Debtor to deliver like or related products to or on behalf of the Company or KAII, as the case may be, and (ii) the payment of cash in the ordinary course of business on ordinary trade terms.

     "Progress Billing" means any invoice for goods sold or
      ----------------
leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the completion of any further performance by the Company or KAII under the contract or agreement.

     "Property" means any interest in any kind of property or
      --------
asset, whether real, personal or mixed or tangible or intangible.

     "QAL" means Queensland Alumina Limited, a Queensland,
      ---
Australia corporation.

     "Quarterly Payment Date" means the last day of each March,
      ----------------------
June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

     "Redeemable Stock" means any equity security or option or
      ----------------
warrant related thereto that by its terms or otherwise is required to be purchased or redeemed, or is redeemable at the option of the holder thereof, in either case at any time prior to March 31, 1999.

     "Reference Rate" means the higher of (a) the Federal Funds
      --------------
Rate plus one-half of one percent (1/2%) and (b) the rate of interest (the "Bank of America Rate") publicly announced from
               --------------------
time to time by Bank of America in San Francisco, California, as its reference rate. The Bank of America Rate is a rate set by Bank of America based upon various factors including Bank of America's cost and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which loans may be priced at, above, or below the Bank of America Rate. Any change in the Bank of America Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Reference Rate Loan" means all or any portion of a Loan
      -------------------
bearing interest at a fluctuating rate determined by reference to the Reference Rate.

     "Reimbursement Obligation" is defined in Section 5.6.
      ------------------------                -----------

     "Release" means a "release", as such term is defined in
      -------
CERCLA.

     "Required Lenders" means, at any time, Lenders having at
      ----------------
least 67% of the Revolving Commitments.

     "Restated Certificate of Incorporation" means the restated
      -------------------------------------
certificate of incorporation of the Company dated July 25, 1989.

     "Restricted Affiliate" means the Parent Guarantor, MAXXAM,
      --------------------
and any Affiliate of either thereof (in each case other than the Company, its Subsidiaries which are not Restricted Subsidiaries, any Joint Venture Affiliate, and any Subsidiary of a Joint Venture Affiliate in which neither the Parent Guarantor, MAXXAM, nor any Affiliate of either thereof (other than the Company, its Subsidiaries which are not Restricted Subsidiaries, or any Joint Venture Affiliate) has any equity interest other than through a direct or indirect ownership interest in the Company).

     "Restricted Subsidiary" means any Subsidiary of the Company
      ---------------------
in which a Restricted Affiliate has an interest, other than through such Restricted Affiliate's direct or indirect ownership interest in the Company.

     "Revolving Commitment" is defined in clause (b) of
      --------------------                ----------
Section 2.1.1.
- -------------

     "Revolving Commitment Amount" is defined in clause (b) of
      ---------------------------                ----------
Section 2.1.1.
- -------------

     "Revolving Commitment Availability" means, at any time, the
      ---------------------------------
excess of

          (a) the lesser of (i) the Revolving Commitment Amount at such time and (ii) the Borrowing Base as in effect at such time over
- ----

          (b)  the Revolving Credit Outstandings at such time.

     "Revolving Commitment Termination Date" means the earliest
      -------------------------------------
of

          (a) March 31, 1994 (unless the Initial Borrowing Date shall have occurred before the close of business, San
     Francisco time, on such date);

          (b)  February 15, 1999;

          (c)  the date on which the Revolving Commitment Amount
     is reduced to zero pursuant to Section 2.2; and
                                    -----------

          (d) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (a), (b),
                                              ----------  ---
(c), or (d), the Revolving Commitment of each Lender and the
- ---     ---
Swingline Commitment of Business Credit shall terminate automatically and without any further action.

     "Revolving Credit Outstandings" means, at any time, the sum
      -----------------------------
of (a) the aggregate outstanding principal amount of all Revolving Loans at such time, (b) the aggregate outstanding principal amount of all Swingline Loans at such time, and (c) the Letter of Credit Outstandings at such time.

     "Revolving L/C Request" means a request and certificate,
      ---------------------
duly executed by an Authorized Officer of the Company, in substantially the form of Exhibit B attached hereto, which
                          ---------
request shall include a duly completed application for the issuance or extension of a standby or commercial letter of credit in the form specified from time to time by the proposed Issuer Bank of a Letter of Credit, as such application may be amended, supplemented, restated, or otherwise modified from time to time. Each Revolving L/C Request shall specify, among other things, the date on which the proposed Letter of Credit is to be issued and whether such Letter of Credit shall be transferable in whole or in part. All Revolving L/C Requests and all documents submitted by the Company in support of Revolving L/C Requests shall be in form and substance satisfactory to the relevant Issuer Bank.

     "Revolving Loans" is defined in clause (a)(i) of
      ---------------                -------------
Section 2.1.1.
- -------------

     "Secured Lenders" means the Agent, each Lender and each
      ---------------
Issuer Bank, together with any successors and assigns thereto.

     "Security Agreement(s)" means, individually, the Parent
      ---------------------
Security Agreement, the Company Security Agreement, or the
Subsidiary Security Agreement, as the context may require, and, collectively, the Parent Security Agreement, the Company Security
Agreement, and the Subsidiary Security Agreement.

     "Security Interest" means, collectively, the Liens granted
      -----------------
to the Agent, on behalf of the Secured Lenders, in the Collateral pursuant to the Collateral Documents.

     "Senior Debt" means Indebtedness of the Company or any of
      -----------
its Subsidiaries under the Senior Notes, the Senior Indenture, or any guaranty of such Indebtedness.

     "Senior Debt Instruments" means the Senior Notes, the Senior
      -----------------------
Indenture, and all other Instruments and agreements executed and delivered by the Company or any of its Subsidiaries in connection therewith.

     "Senior Indenture" means the indenture dated as of
      ----------------
February 17, 1994 between the Company, and KFC, KAAC, AJI and KJC, as Subsidiary Guarantors, and First Trust National Association, as trustee, pursuant to which the Senior Notes were issued, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms of such indenture and this Agreement.

     "Senior Notes" means the 9-7/8% Senior Notes due 2002 in a
      ------------
principal amount not exceeding $225,000,000 issued by the Company pursuant to the Senior Indenture, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Senior Indenture and this Agreement and all other promissory notes accepted from time to time in substitution therefor or renewal thereof in accordance with the terms of the Senior Indenture and this Agreement.

     "Significant Subsidiary" means each Subsidiary of the
      ----------------------
Company that

          (a)  is designated with an asterisk in Item 2
                                                 ------
     ("Existing Subsidiaries") of the Disclosure Schedule;
            ---------------------

          (b) accounted for at least 5% of consolidated revenues of the Company and its Subsidiaries from sales to third parties for the four Fiscal Quarters of the Company ending on the last day of the last Fiscal Quarter of the Company immediately preceding the date as of which any such determination is made; or

          (c) has assets (other than assets which are eliminated in consolidation) which represent at least 5% of the consolidated assets of the Company and its Subsidiaries as of the last day of the last Fiscal Quarter of the Company immediately preceding the date as of which any such determination is made, all of which, with respect to clauses (b) and (c), shall be as
                              -----------     ---
included in the consolidated financial statements of the Company for the period, or as of the date, in question.

     "Solvent" means, with respect to any Person at any time, a
      -------
condition under which

          (a) the fair saleable value of such Person's assets is, at such time, greater than the total amount of such Person's liabilities (including contingent and unliquidated liabilities) at such time;

          (b) such Person is able to pay all of its liabilities as such liabilities mature; and

          (c) such Person does not have unreasonably small capital with which to conduct its business.

For purposes of this definition

               (i) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

               (ii) the "fair saleable value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value; and

               (iii) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions.


     "Stated Amount" of each Letter of Credit means the "stated
      -------------
amount" or "face amount" (or other similar term) of such Letter of Credit, as defined therein.

     "Stated Expiry Date" is defined in clause (b)(ii) of
      ------------------                --------------
Section 5.1.
- -----------

     "Stated Maturity Date" means (a) in the case of any
      --------------------
Revolving Loan, February 15, 1999, and (b) in the case of any Swingline Loan, the earlier of (i) the seventh calendar day following the date such Swingline Loan is made or
(ii) February 15, 1999.

     "Subordinated Debt" means Indebtedness of the Company or any
      -----------------
of its Subsidiaries under the Subordinated Notes, the Subordinated Indenture, or any guaranty of such Indebtedness.

     "Subordinated Debt Instruments" means the Subordinated
      -----------------------------
Notes, the Subordinated Indenture, and all other Instruments and agreements executed and delivered by the Company or any of its Subsidiaries in connection therewith.

     "Subordinated Indenture" means the indenture dated as of
      ----------------------
February 1, 1993 between the Company, and KAAC, AJI and KJC, as Subsidiary Guarantors, and The First National Bank of Boston, as trustee, pursuant to which the Subordinated Notes were issued, as supplemented to make KFC an additional Subsidiary Guarantor (as such term is defined therein), and as the same may be further amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms of such indenture and this Agreement.

     "Subordinated Notes" means the 12 3/4% Senior Subordinated
      ------------------
Notes due 2003 in a principal amount not exceeding $400 million issued by the Company pursuant to the Subordinated Indenture, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms of the Subordinated Indenture and this Agreement and all other promissory notes accepted from time to time in substitution therefor or renewal thereof in accordance with the terms of the Subordinated Indenture and this Agreement.

     "Subsidiary" means, with respect to any Person, any
      ----------
corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), or any other entity of which more than 50% of the equity securities or other ownership interest, is or are at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Any determination of whether a Subsidiary is directly or indirectly "wholly-owned" by any Person shall be made after disregarding (a) any shares of such Subsidiary held by the officers, employees, or directors of such Subsidiary and (b) any shares of such Subsidiary held by Restricted Affiliates.

     "Subsidiary Collateral Documents" means the Subsidiary
      -------------------------------
Pledge Agreement, the Subsidiary Security Agreement, and the
Intercompany Note Pledge Agreement.

     "Subsidiary Guaranty" means the guaranty executed and
      -------------------
delivered by any Subsidiary of the Company pursuant to
Section 7.1.9, in substantially the form of Exhibit J attached
- -------------                               ---------
hereto, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

     "Subsidiary Pledge Agreement" means the pledge agreement
      ---------------------------
executed and delivered by any Subsidiary of the Company pursuant to Section 7.1.10, in substantially the form of Exhibit K-1
   --------------                               -----------
attached hereto, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

     "Subsidiary Security Agreement" means the security agreement
      -----------------------------
executed and delivered by any Subsidiary of the Company pursuant to Section 7.1.6, in substantially the form of Exhibit K-2
   -------------                               -----------
attached hereto, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

     "Swingline Commitment" is defined in Section 2.1.2.
      --------------------                -------------

     "Swingline Loans" is defined in Section 2.1.2.
      ---------------                -------------

     "Tax Allocation Agreement" means the Tax Allocation
      ------------------------
Agreement dated December 21, 1989, between the Company and
MAXXAM, a copy of which has been delivered to the Agent and the Lenders prior to the date hereof, as amended from time to time with the prior written consent of the Agent.

     "Taxes" is defined in clause (a) of Section 4.6.
      -----                ----------    -----------

     "Tolling Inventory" means raw materials, work-in-process or
      -----------------
other goods delivered to the Company by a third person pursuant to a bailment arrangement with the Company under which such Inventory is to be processed, improved, or otherwise altered by the Company.

     "Transfer Agreement" means the Transfer Agreement dated as
      ------------------
of December 21, 1989, between the Parent Guarantor and the Company, a copy of which has been delivered to the Agent and the Lenders prior to the date hereof, as amended, supplemented, restated, or otherwise modified from time to time with the prior written consent of the Agent.

     "type" means, relative to any Revolving Loan, the portion
      ----
thereof, if any, being maintained as a Reference Rate Loan or a LIBO Rate Loan.

     "Uniform Commercial Code" means the Uniform Commercial Code
      -----------------------
(or any successor statute) of the State of New York or, to the extent relevant to the perfection or enforcement of security interests, the Uniform Commercial Code (or any successor statute) of any other state the laws of which are required by
Section 9-103 thereof to be applied in connection with the issue
- -------------
of perfection or enforcement of security interests.

     "United States" or "U.S." means the United States of
      -------------      ----
America, its fifty States, and the District of Columbia.

     "VALCO" means Volta Aluminium Company Limited, a Ghanaian
      -----
corporation.

     "Welfare Plan" means a "welfare plan", as such term is
      ------------
defined in section 3(1) of ERISA.

     SECTION 1.2.  Use of Defined Terms.  Unless otherwise
                   --------------------
defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Credit Request, Continuation/Conversion Notice, Borrowing Base Certificate, Compliance Certificate, Loan Document, notice, and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3.  Cross-References.  Unless otherwise specified,
                   ----------------
references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section, or definition to any clause are references to such clause of such Article, Section, or definition.

     SECTION 1.4.  Accounting and Financial Determinations and
                   -------------------------------------------
Other Terms.  Unless otherwise specified, all accounting terms
- -----------
used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP applied on a basis consistent with those used in the preparation of the financial statements for the period ending December 31, 1993 to be furnished to the Lenders under this Agreement; provided, however, that if there is any
                      -----------------
change in GAAP subsequent to December 31, 1993 the Agent and the Company shall each have the right to notify the other party that the Required Lenders or the Company, as the case may be, wish to incorporate the effect of any such change in GAAP on the operation of any covenant contained in Article IX or on the Borrowing Base, the Interest Coverage Ratio for purposes of
Section 3.4.1 or any other provision hereof.  In the event that
- -------------
the party receiving such notice agrees with such request to incorporate the effect of any such change, thereafter the Company's compliance with such covenant, the Borrowing Base, the Interest Coverage Ratio and all other calculations in respect of any other provision hereof will be determined on the basis of GAAP including such change.


                                ARTICLE II

                   COMMITMENTS AND BORROWING PROCEDURES

     SECTION 2.1.  Commitments.  On the terms and subject to the
                   -----------
conditions of this Agreement (including Article VII), each
                                        -----------
Lender, severally and for itself alone, agrees to make Revolving Loans and other Credit Extensions, and Business Credit agrees to make Swingline Loans, pursuant to the Commitments described in this Section 2.1.
     -----------

     SECTION 2.1.1.  Revolving Commitment.
                     --------------------

          (a) From time to time on any Business Day occurring during the period commencing on the Initial Borrowing Date, and continuing to (but not including) the Revolving Commitment
Termination Date, each Lender will

               (i) make Loans (relative to such Lender, its "Revolving Loans") to the Company equal to such
           ---------------
          Lender's Percentage of the aggregate amount of Revolving Loans requested by the Company pursuant to
          Section 2.3(a) to be made on such Business Day, and
          --------------


                   (ii) (A) in the case of any Issuer Bank, issue Letters of Credit for the account of the Company, for the benefit of the Company or any Subsidiary of the Company, or (B) in the case of each other Lender, participate in such Letters of Credit, in each case in accordance with Article V.
                                             ---------

          (b) The Revolving Credit Outstandings at any time shall not exceed the lesser of (x) $250,000,000 (such amount, as it may be reduced from time to time pursuant to Section 2.2,
                                                -----------
being herein called the "Revolving Commitment Amount") and (y)
                         ---------------------------
the Borrowing Base as then in effect. The Commitment of each Lender to make Revolving Loans and to issue or participate in Letters of Credit is herein referred to as its "Revolving
                                                ---------
Commitment".
- ----------

          (c) On the terms and subject to the conditions hereof, the Company may from time to time (i) borrow, prepay, and reborrow Revolving Loans and (ii) request the issuance of Letters of Credit, allow Letters of Credit to expire undrawn or, if drawn upon, repay Reimbursement Obligations relative thereto and request the issuance of new Letters of Credit.

     SECTION   2.1.2. Swingline Commitment.
                      --------------------

          (a) From time to time on any Business Day occurring during the period commencing on the Initial Borrowing Date, and continuing to (but not including) the Revolving Commitment Termination Date, Business Credit will make a portion of the Revolving Commitment available to the Company by making Loans ("Swingline Loans") to the Company in an aggregate amount not to
  ---------------
exceed $25,000,000 outstanding at any one time, notwithstanding the fact that such Borrowings may exceed Business Credit's Revolving Commitment. The Commitment of Business Credit to make Swingline Loans from time to time is herein referred to as its "Swingline Commitment."
 --------------------

          (b) Business Credit at any time in its sole and absolute discretion may require each other Lender on one Business Day's notice to make a Revolving Loan in an amount equal to such Lender's Percentage of the aggregate amount of Swingline Loans outstanding on the date notice is given. In the event that Revolving Loans are made by Lenders other than Business Credit under the immediately preceding sentence, each such Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of such Revolving Loans. Such deposit will be made to an account which the Agent shall specify from time to time by written notice to the Lenders. The proceeds of such Revolving Loans shall be immediately applied to repay the outstanding Swingline Loans and the Company authorizes the Agent to charge its account with Bank of America (up to the amount available in such account) in order to immediately pay Business Credit the amount of such Swingline Loans to the extent amounts received from other Lenders are not sufficient to repay in full the outstanding Swingline Loans. If any portion of any such amount paid to Business Credit should be recovered by or on behalf of the Company from Business Credit in bankruptcy, by assignment for the benefit of creditors, or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 4.8.
                                      -----------

          (c) Each Lender's obligation to make the Revolving Loans referred to in clause (b) shall be absolute and
                     ----------
unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Business Credit, the Company, or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of a Default; (iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement by the Company or any other Lender; or (v) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing.

          (d) Interest on each Swingline Loan shall accrue to Business Credit from the date of making such Swingline Loan to and including the earlier of (i) the date prior to the day on which payment of such Swingline Loan is made by the Company or

(ii) the date prior to the day of receipt by the Agent from any Lender of its Percentage of any Revolving Loans made to repay such Swingline Loan; provided that, from and after the date of
                     --------
the making of any such Revolving Loans, interest shall accrue on such Lender's Percentage of any such Revolving Loans for the account of such Lender.

     SECTION 2.1.3   Lenders Not Required To Make Loans or Issue
                     -------------------------------------------
Letters of Credit.
- -----------------

          (a) No Lender shall be required to make any Revolving Loan or issue (in the case of the relevant Issuer Bank) any Letter of Credit and Business Credit shall not be required to make any Swingline Loan, if, after giving effect thereto, the Revolving Credit Outstandings would exceed the lesser of (x) the Borrowing Base as then in effect and (y) the Revolving Commitment Amount as then in effect; and

          (b) the Issuer Bank shall not be required to issue any Letter of Credit if, after giving effect thereto, the Letter of Credit Outstandings would exceed $125,000,000.

     SECTION 2.1.4.  Borrowing Base Determinations.
                     -----------------------------

          (a) Except during the continuance of an Event of Cash Dominion, the Company will furnish to the Agent, on or before the 12th Business Day of each month and on the date of the delivery of (i) any Borrowing Request requesting the making of Revolving Loans, or (ii) any Revolving L/C Request, a Borrowing Base Certificate setting forth the Company's calculation of the Borrowing Base (with supporting calculations in reasonable detail) as of the last day of the preceding calendar month (or, if the Credit Request described in clause (i) or (ii) is
                                   ----------    ----
delivered on or after the first day of any month but before the 12th Business Day of such month (or, if earlier, the date the Borrowing Base Certificate required to be delivered during such month is actually delivered), as of the last day of the next preceding calendar month) and certifying

               (A) that the information contained in such Borrowing Base Certificate is true and complete in all material respects,

               (B) that, except as is disclosed in such Borrowing Base Certificate, the Company has no reason to believe that there has been a material reduction in the Borrowing Base from the Borrowing Base Calculation Date for such Borrowing Base Certificate to the date on which such Borrowing Base Certificate is delivered,

               (C) if a Credit Request is being delivered in connection with the delivery of such Borrowing Base Certificate, that as of the date of such Borrowing Base Certificate, the Revolving Credit Outstandings do not (and,
after giving effect to the making of all Loans, or the issuance of all Letters of Credit, if any, being requested in conjunction with the delivery of such Borrowing Base Certificate, will not) exceed the Borrowing Base which was in effect on the Borrowing Base Calculation Date for such Borrowing Base Certificate, and

               (D) as to such other matters as the Agent may reasonably request,

          (b) During the continuance of an Event of Cash Dominion, the Company will furnish to the Agent at least weekly, on or before the third day of each week, a collateral summary report duly executed on behalf of the Company by a Financial Authorized Officer of the Company setting forth sales, credit memos, collections, discounts and outstanding Loans as of the most recent practicable date.

During the continuance of an Event of Cash Dominion, the Borrowing Base will be determined by the Agent, after consultation with the Company, each day on the basis of such relevant information as the Agent deems appropriate to consider in calculating the actual Borrowing Base, including the collateral summary reports and such other information regarding the Accounts of the Company and KAII and the Inventory of the Company as the Agent shall obtain from the Company and KAII pursuant to Section 9.1.9 or otherwise.
            -------------

     SECTION 2.2.  Reduction of Revolving Commitment Amount.  The
                   ----------------------------------------
Company may, from time to time on any Business Day occurring after the Initial Borrowing Date, voluntarily reduce the unutilized portion of the Revolving Commitment Amount; provided,
                                                       --------
however, that (a) all such reductions that involve prepayments of
- -------
LIBO Rate Loans shall require at least three Business Days prior notice to the Agent, (b) all other reductions, including any such reductions that involve prepayments of Reference Rate Loans, shall require at least one Business Days prior notice to the Agent, (c) each such reduction shall be permanent, and (d) any such partial reduction of the Revolving Commitment Amount that involves prepayments of LIBO Rate Loans shall be in an amount of not less than $5,000,000. All notices referred to in the foregoing sentence shall be given prior to 10:00 a.m., San Francisco time, on the day of such notice.

     SECTION 2.3.  Borrowing Procedure.
                   -------------------
          (a) By delivering a Borrowing Request to the Agent on or before 10:00 a.m., San Francisco time, on a Business Day, the Company, on advance notice of at least (i) three Business Days, in the case of any disbursement of LIBO Rate Loans, or (ii) one Business Day, in the case of any disbursement of Reference Rate Loans, but in no case more than five Business Days, may from time to time request that the Lenders make a disbursement of Revolving Loans. Each request for a disbursement of Reference Rate Loans shall specify an aggregate principal amount of at least $1,000,000 and integral multiples of $1,000,000 in excess thereof, and each request for a disbursement of LIBO Rate Loans shall specify an aggregate principal amount of at least $5,000,000 and integral multiples of $1,000,000 in excess thereof. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the Loans of the type(s) and Interest Period(s) specified in such Borrowing Request and shall be made on the Business Day specified in such Borrowing Request. The Agent shall promptly notify each Lender by telephone (promptly confirmed in writing) of any such Borrowing Request on the day such Borrowing Request is received by the Agent. Subject to Section 2.1.3, prior to 9:30 a.m., San
                          -------------
Francisco time, on the Business Day specified in such Borrowing Request, each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by written notice to the Lenders. To the extent funds are received from the Lenders by 9:30 a.m., San Francisco time, on any Business Day, the Agent shall deposit such funds into the Company's account number 12339-11101 at Bank of America not later than 10:30 a.m., San Francisco time, on such Business Day. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

          (b) By delivering a Borrowing Request to the Agent on or before 1:00 p.m., San Francisco time, on a Business Day, the Company may from time to time request that Business Credit make a disbursement of a Swingline Loan. Each request for a disbursement of a Swingline Loan shall specify an aggregate principal amount of at least $500,000 and integral multiples of $10,000 in excess thereof. All Swingline Loans shall be Reference Rate Loans and no Swingline Loan may be outstanding for more than seven calendar days. Business Credit shall deposit same day funds in an amount equal to the requested Swingline Loan into the Company's account number 12339-11101 at Bank of America not later than 3:00 p.m., San Francisco time, on such Business Day.

          (c) In lieu of delivering the above-described Borrowing Requests, the Company may give the Agent telephone notice by the required time of any proposed Borrowing; provided that such notice shall be promptly confirmed in writing by delivery of a Borrowing Request on or prior to the proposed borrowing date. Each telephone request for a Revolving Loan or a Swingline Loan shall be conclusively presumed to be made by a Person authorized by the Company to do so and crediting a Revolving Loan or a Swingline Loan to the Company's deposit account shall conclusively establish the obligation of the Company to repay such Revolving Loan or Swingline Loan as provided herein.


     SECTION 2.4.  Agent's Books and Records; Monthly Statements.
                   ---------------------------------------------

The Agent will charge all Revolving Loans, Swingline Loans and, as and when they become due and payable, other monetary Obligations to a loan account of the Company maintained by the Agent. All fees, commissions, costs, expenses, and other charges under or pursuant to the Loan Documents not paid when due may, at the Agent's option, be charged as Revolving Loans to the Company's loan account as of the date due from the Company or the date paid or incurred by the Agent, as the case may be. The Company agrees that the Agent's books and records showing the monetary Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Obligation
- ----- -----
is also evidenced by a promissory note or other instrument. The Agent will provide to the Company a monthly statement of Loans, payments, and other transactions pursuant to this Agreement.
Such statement shall be deemed correct, accurate, and binding on the Company and as an account stated (except for reversals and reapplications of payments made as provided in Section 4.7 and
                                               -----------
corrections of errors discovered by the Agent), unless the Company notifies the Agent in writing to the contrary within 60 days after such statement is rendered. In the event a timely written notice of objection is given by the Company, only the items to which exception is expressly made will be considered to be disputed by the Company.



                                ARTICLE III

                REPAYMENTS, PREPAYMENTS, INTEREST, AND FEES

     SECTION 3.1.  Repayments.  The Company shall repay in full
                   ----------
the unpaid principal amount of each Loan upon the Stated Maturity
Date therefor.

     SECTION 3.2.  Voluntary Prepayments.  Prior to repayment in
                   ---------------------
full of each Loan pursuant to Section 3.1, and except during the
                              -----------
continuance of an Event of Cash Dominion, the Company may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, without premium or penalty (except as may be required by Section 4.4), of the outstanding principal amount of
            -----------
the Loans; provided, however, that
           --------  -------

          (a)  if any such prepayment of any LIBO Rate Loan is
     made on any day other than the last day of the Interest
     Period for such Loan the Company shall comply with the
     provisions of Section 4.4;
                   -----------

          (b) all such voluntary partial prepayments of LIBO Rate Loans (i) shall be in an aggregate amount of not less than $5,000,000 and integral multiples of $1,000,000 in excess thereof, unless such prepayment is a prepayment of the entire outstanding principal amount of LIBO Loans of all

     Lenders, and (ii) shall be applied pro rata to such LIBO
                                        --- ----
     Rate Loans of all Lenders;


          (c) all such voluntary partial prepayments of Reference Rate Loans shall be, in the case of Revolving Loans, in an aggregate amount of not less than $1,000,000 and integral multiples of $1,000,000 in excess thereof, unless such prepayment is a prepayment of the entire outstanding principal amount of Reference Rate Loans of all Lenders, and, in the case of Swingline Loans, in an aggregate amount of not less than $250,000 and integral multiples of $10,000 in excess thereof, unless such prepayment is a prepayment of the entire outstanding principal amount of Swingline Loans;

          (d)  all such voluntary partial prepayments of
     Reference Rate Loans shall be applied first to Swingline
     Loans and then pro rata to the Reference Rate Loans of all
                    --- ----
     Lenders;


          (e) all such voluntary prepayments of LIBO Rate Loans shall require at least five Business Days prior written notice to the Agent;

          (f)  all such voluntary prepayments of Reference Rate
     Loans that are Revolving Loans shall require at least one but no more than five Business Days prior written notice to the Agent; and

          (g)  all such voluntary prepayments of Reference Rate
     Loans that are Swingline Loans may be made without any prior written notice.

     SECTION 3.3.  Mandatory Prepayments.  Prior to repayment in
                   ---------------------
full of each Loan pursuant to Section 3.1, the Company shall make
                              -----------
mandatory prepayments, without premium or penalty (except as may be required by Section 4.4), in accordance with this Section 3.3.
               -----------                           -----------

     SECTION 3.3.1.  Prepayment Under, or Cash Collateralization
                     -------------------------------------------
of, Revolving Commitment.  Except during the continuance of an
- ------------------------
Event of Cash Dominion, the Company shall, on the second Business Day after the date of delivery of any Borrowing Base Certificate indicating that the Revolving Credit Outstandings on the date of such Borrowing Base Certificate exceed the Borrowing Base as shown on such Certificate, make a mandatory prepayment of the then aggregate outstanding principal amount of all Swingline Loans and, if all Swingline Loans have been prepaid, shall make a mandatory prepayment of the then aggregate outstanding principal amount of all Revolving Loans (or a repayment of outstanding Reimbursement Obligations with respect to Letters of Credit), and, if all Revolving Loans and such Reimbursement Obligations have been prepaid or repaid, shall furnish cash collateral with respect to undrawn and outstanding Letters of Credit, in an aggregate amount equal to such excess. If the Company shall fail to deliver a Borrowing Base Certificate when due hereunder and the Agent determines that the Revolving Credit Outstandings on the date such Borrowing Base Certificate was due exceeded the Borrowing Base, as of the last day of the preceding month, the Company shall on the second Business Day after receipt of notice from the Agent, make a mandatory prepayment of the then aggregate outstanding principal amount of all Swingline Loans and, if all Swingline Loans have been prepaid, shall make a mandatory prepayment of the then aggregate outstanding principal amount of all Revolving Loans (or a repayment of outstanding Reimbursement Obligations with respect to Letters of Credit), and, if all Revolving Loans have been prepaid, shall furnish cash collateral with respect to Letters of Credit, in an aggregate amount equal to such excess. On the terms and subject to the conditions hereof, the Company may reborrow amounts applied to the prepayment of Swingline Loans and Revolving Loans pursuant to this Agreement.

     SECTION 3.3.2.  Cash Dominion.  During the continuance of an
                     -------------
Event of Cash Dominion (a) all collected funds on deposit in the Concentration Account pursuant to the Concentration Bank Agreement shall be applied on a daily basis to the prepayment of the then aggregate outstanding principal amount of all Swingline Loans and, if all Swingline Loans have been prepaid, to the prepayment of the then aggregate outstanding principal amount of all Revolving Loans; (b) on any day on which Revolving Credit Outstandings exceed the Borrowing Base, as calculated as of such date, the Company shall make a mandatory prepayment of the then aggregate outstanding principal amount of all Swingline Loans, and, if all Swingline Loans have been prepaid, shall make a mandatory prepayment of the then aggregate outstanding principal amount of all Revolving Loans (or a repayment of outstanding Reimbursement Obligations with respect to Letters of Credit), and, if all Revolving Loans have been prepaid, shall furnish cash collateral with respect to Letters of Credit, in an aggregate amount equal to such excess; and (c) the Company shall deposit, or cause to be deposited in the Concentration Account (unless deposited in a Collection Deposit Account or remitted or paid directly to the Agent) (i) all remittances and payments received by the Company in respect of Accounts (except Accounts payable by Subsidiaries and Joint Venture Affiliates paid by accounting entries), Instruments (other than Intercompany Demand Notes), and sales of Inventory for cash and all prepayments, deposits, and other advance payments in respect of sales of Inventory; (ii) all Net Disposition Proceeds received from any Asset Disposition; and
(iii) all tax refunds, insurance proceeds and other amounts received from third parties. On the terms and subject to the conditions hereof, the Company may reborrow amounts applied to the prepayment of Swingline Loans and Revolving Loans pursuant to this Agreement.

     SECTION 3.3.3.  Acceleration.  The Company shall,
                     ------------
immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 10.2 or Section 10.3, repay all
                      ------------    ------------

Loans which are so accelerated.

     SECTION 3.4.  Interest Provisions.  Interest on the
                   -------------------
outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.4, in each case computed on the
                        -----------
basis of the actual number of days elapsed in a 360-day year.

     SECTION 3.4.1.  Rates.  The Company shall pay interest on
                     -----
the unpaid principal amount of each Revolving Loan and Swingline
Loan made to the Company from time to time outstanding as follows:

          (a) if any portion of the unpaid principal amount of such Loan is a Reference Rate Loan, the Company shall pay interest on such portion at a rate per annum equal to the sum of (i) the Reference Rate from time to time in effect and (ii) a margin of 1-1/2%; and

          (b) if any portion of the unpaid principal amount of such Loan is a LIBO Rate Loan, during each Interest Period applicable thereto, the Company shall pay interest on such portion at a rate per annum equal to the sum of (i) the LIBO Rate (Reserve Adjusted) for such Interest Period and (ii) a margin of 3-1/4%;

provided, however, that,
- --------  -------

          (i) so long as no Default shall have occurred and be continuing, if as of the last day of any Fiscal Quarter, commencing with the second Fiscal Quarter of the 1995 Fiscal Year, the Interest Coverage Ratio for the four Fiscal Quarter period ended on such last day is greater than or equal to 1.25 to 1.00 but less than 1.50 to 1.00, and the Agent receives a Compliance Certificate pursuant to clause (c) of Section 9.1.1 to such effect, then, for each
     ----------    -------------
     day during the Fiscal Quarter in which such Compliance Certificate is required to be delivered, the margins set forth in clauses (a) and (b) above and any fees payable
              -----------     ---
     pursuant to clause (a)(ii) of Section 5.3 (in each case
                 --------------    -----------
     without giving effect to any previous increase or reduction pursuant to this proviso) shall each be reduced by 1/2 of 1% per annum; and

          (ii) so long as no Default shall have occurred and be continuing, if as of the last day of any Fiscal Quarter, commencing with the second Fiscal Quarter of the 1995 Fiscal Year, the Interest Coverage Ratio for the four Fiscal Quarter period ended on such last day is greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00, and the Agent receives a Compliance Certificate pursuant to clause (c) of Section 9.1.1 to such effect, then, for each
     ----------    -------------
     day during the Fiscal Quarter in which such Compliance Certificate is required to be delivered, the margins set forth in clauses (a) and (b) above and any fees payable
              -----------     ---
pursuant to clause (a)(ii) of Section 5.3 (in each case
            --------------    -----------
without giving effect to any previous increase or reduction pursuant to this proviso) shall each be reduced by 1% per annum; and

          (iii) so long as no Default shall have occurred and be continuing, if as of the last day of any Fiscal Quarter, commencing with the second Fiscal Quarter of the 1995 Fiscal Year, the Interest Coverage Ratio for the four Fiscal Quarter period ended on such last day is greater than or equal to 2.00 to 1.00, and the Agent receives a Compliance Certificate pursuant to clause (c) of Section 9.1.1 to such
                             ----------    -------------
     effect, then, for each day during the Fiscal Quarter in which such Compliance Certificate is required to be delivered, the margins set forth in clauses (a) and (b)
                                         -----------     ---
     above and any fees payable pursuant to clause (a)(ii) of
                                            --------------
     Section 5.3 (in each case without giving effect to any
     -----------
     previous increase or reduction pursuant to this proviso) shall each be reduced by 1-1/2% per annum.

     Prior to the date in any Fiscal Quarter on which the Agent receives the Compliance Certificate which is required to be delivered during such Fiscal Quarter, the interest margin and letter of credit fees shall be the same as were applicable to the immediately preceding Fiscal Quarter. If such Compliance Certificate shall indicate that such interest margin or letter of credit fees should be increased pursuant to this proviso, the Company shall, on the date of delivery of such Compliance Certificate, pay to the Agent for the account of those Lenders which received underpayment thereof an amount equal to the difference between (A) the aggregate amount of interest and letter of credit fees which would theretofore have been payable during such Fiscal Quarter had such increase been made on the first day of such Fiscal Quarter and (B) the amounts of interest and letter of credit fees which were actually paid during such Fiscal Quarter. If such Compliance Certificate shall indicate that the Company paid more interest or letter of credit fees than would have been required if any reduction therein required by this proviso had commenced on the first day of such Fiscal Quarter, any such excess payment shall be credited to future payments of interest or letter of credit fees, as the case may be, payable to those Lenders which received over-payments thereof and, if the Company shall not have received full credit for any such excess payment from any Lender at the time when such Lender's Commitments hereunder terminate and all monetary Obligations owing to such Lender are paid in full, then such Lender shall pay to the Company any such excess payment, without interest, at such time.


     In the event that any accountant's report delivered pursuant to clause (b)(iii) of Section 9.1.1 shall indicate any
   ---------------    -------------
miscomputation of the Interest Coverage Ratio in any Compliance Certificate, if such accountant's report shall indicate that the interest margin or letter of credit fees should have been increased pursuant to this proviso for any Fiscal Quarter during the relevant Fiscal Year, the Company shall, within ten Business Days after such accountant's report is delivered, pay the Agent, for the account of the Lenders, additional interest on the Loans and letter of credit fees for the Letters of Credit in an aggregate amount equal to the excess of (A) the aggregate amount of interest which would have been payable on the Loans and letter of credit fees which would have been payable on the Letters of Credit for any period of time if the Compliance Certificate in respect of the Fiscal Quarter in question had shown the same Interest Coverage Ratio for the four Fiscal Quarter period ended on the last day of such Fiscal Quarter as did such accountant's report, over (B) the aggregate of the interest which was actually paid on the Loans and the letter of credit fees which were actually paid on the Letters of Credit in respect of such period of time. If such accountant's report shall indicate that the Company paid more interest or letter of credit fees than would have been required if any reduction therein had commenced on the first day of any Fiscal Quarter during the relevant Fiscal Year, any such excess payment shall be credited to future payments of interest or letter of credit fees, as the case may be, payable to those Lenders which received over-payments thereof and, if the Company shall not have received full credit for any such excess payment from any Lender at the time when such Lender's Commitments hereunder terminate and all monetary Obligations owing to such Lender are paid in full, then such Lender shall pay to the Company any such excess payment, without interest, at such time.

     Upon termination of the Lenders' Commitments hereunder, no further retroactive adjustments shall be made to the interest or letter of credit fees paid during the term of this Agreement.

     All LIBO Rate Loans shall bear interest from (and including) the first day of the applicable Interest Period to (but excluding) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan; provided,
                                                      --------
however, that any margin reduction or increase resulting from the
- -------
Interest Coverage Ratio test set forth in this Section 3.4.1
                                               -------------
shall become effective at any time during any Interest Period.

     SECTION 3.4.2.  Continuation and Conversion Elections.  By
                     -------------------------------------
delivering a Continuation/Conversion Notice to the Agent on or before 10:00 a.m., San Francisco time, on a Business Day, the Company may from time to time irrevocably elect, on

          (a)  not less than three nor more than five Business
     Days notice (in the case of continuations of or conversions into LIBO Rate Loans), or


          (b) not less than one nor more than five Business Days notice (in the case of conversions into Reference Rate Loans)
that all or any portion of any outstanding Revolving Loan be (i) converted into a LIBO Rate Loan, (ii) converted into a Reference Rate Loan, or (iii) continued as a LIBO Rate Loan. All conversions of Revolving Loans that are Reference Rate Loans shall be made pro rata among all such Reference Rate Loans of all
              --- ----
Lenders. All conversions or continuations of Revolving Loans that are LIBO Rate Loans shall be made pro rata among all such
                                       --- ----
LIBO Rate Loans of all Lenders. In the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan within the time periods specified above before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Reference Rate Loan. No portion of the outstanding principal amount of any Revolving Loan may be continued as, or be converted into, a LIBO Rate Loan during the continuation of any Event of Default. No Swingline Loans may be converted into a LIBO Rate Loan.

     SECTION 3.4.3.  Funding.  Each Lender may, if it so elects,
                     -------
fulfill its obligation to make, continue, or convert any LIBO Rate Loan hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided,
                                                 --------
however, that such LIBO Rate Loan shall nonetheless be deemed to
- -------
have been made and to be held by such Lender, and the obligation of the Company to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate, or international banking facility. In addition, the Company hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.2, 4.3, or
                                         -----------  ---
4.4, it shall be conclusively assumed that each Lender elected to
- ---
fund all LIBO Rate Loans by purchasing Dollar deposits in the London interbank eurodollar market.

     SECTION 3.4.4.  Default Rates.  During the continuation of
                     -------------
any Event of Default,

          (a)  the Company shall pay interest (after as well as
     before judgment) on the principal amount of all Loans
     outstanding to it at a rate per annum which is determined by increasing each of the interest rates set forth in
     clauses (a) and (b) of Section 3.4.1 by 2% per annum;
     -----------     ---    -------------

          (b)  the letter of credit fees payable pursuant to
     clause (a)(ii) of Section 5.3 shall be increased by 2% per
     --------------    -----------
     annum for all Letters of Credit; and

          (c) the Company shall pay interest on any other Obligations which are then due and payable (other than Reimbursement Obligations which are accruing interest pursuant to Section 5.5) to the extent permitted by
                 -----------
     applicable law, at a rate per annum equal to the Reference
     Rate plus 3-1/2%.

     SECTION 3.4.5.  Interest Payment Dates.  Interest accrued on
                     ----------------------
each Loan shall be payable

          (a) with respect to Reference Rate Loans, in arrears on the first day of each month;

          (b) with respect to LIBO Rate Loans, (i) except during the continuance of any Event of Default, on the last day of each applicable Interest Period and, if such Interest Period shall exceed three months, on the day which numerically corresponds to the first day of such Interest Period and falls in the third month thereafter (or, if there is no such numerically corresponding date, on the last Business Day of such third month) and (ii) during the continuance of an Event of Default, in arrears on the first day of each month; and

          (c)  on that portion of any Loan the Stated Maturity
     Date of which is accelerated pursuant to Section 10.2 or
                                              ------------
     Section 10.3, immediately upon such acceleration.
     ------------


Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION 3.5.  Fees.  The Company and the Parent Guarantor,
                   ----
jointly and severally, agree to pay the fees set forth in this
Section 3.5.
- -----------

     SECTION 3.5.1.  Commitment Fee.  The Company and the Parent

                     --------------
Guarantor, jointly and severally, agree to pay to the Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Company's inability to satisfy any condition of Article VII)
                                                    -----------
commencing on the Effective Date and continuing through the Revolving Commitment Termination Date, a commitment fee at the rate of 1/2 of 1% per annum on such Lender's Percentage of the sum of the average daily unused portion of the Revolving Commitment Amount. Such commitment fees shall be payable by the Company in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on the Revolving Commitment Termination Date.


     SECTION 3.5.2.  Audit Fees.  The Company and the Parent
                     ----------
Guarantor, jointly and severally, agree to pay to the Agent an audit fee equal to $500 per day per auditor (whether or not such auditor is an employee of the Agent) for each audit of the Collateral undertaken pursuant to Section 9.1.5 and to pay all
                                  -------------
out-of-pocket expenses of each auditor incurred in connection with such Collateral audits; provided, however, that, except
                             --------  -------
during the continuance of an Event of Cash Dominion, the Company and the Parent Guarantor shall not be required to pay for more than one collateral audit during any 180-day period and, during the continuance of an Event of Cash Dominion, shall not be required to pay for more than one collateral audit during any 90-day period.

     SECTION 3.5.3.  Other Fees.  The Company and the Parent
                     ----------
Guarantor, jointly and severally, agree to pay to the Agent certain other fees set forth in clause (iii) of the confidential
                                ------------
letter dated January 24, 1994 from Bank of America to the Company (the "Fee Letter") for retention by the Agent as set forth in the
      ----------
Fee Letter.

                                ARTICLE IV

                  CERTAIN LIBO RATE AND OTHER PROVISIONS

     SECTION 4.1.  Illegality.
                   ----------

          (a) If any Lender shall determine (which determination shall, upon written notice thereof to the Company and the other Lenders, be conclusive and binding on the Company) that the introduction of or any change in (or in the interpretation of) any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue, or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of all Lenders to make, continue, maintain, or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans shall automatically convert into Reference Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

          (b) If any Lender shall determine (which determination shall, upon written notice thereof to the Company and the other Lenders, be conclusive and binding on the Company) that the introduction of or any change in (or in the interpretation of) any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to issue or amend (in the case of an Issuer Bank) or to participate in (in the case of each other Lender) any additional Letters of Credit, the obligations of all Lenders so to issue, amend, or participate in additional Letters of Credit shall, upon such determination, forthwith terminate, and the Agent shall, by written notice to the Company and each Lender, declare that such obligations have so terminated. If circumstances subsequently change so that such affected Lender shall determine that it is no longer so affected, such obligations shall, upon such determination (and telephonic notice thereof immediately confirmed in writing to the Agent, each other Lender, and the Company), forthwith be reinstated, and the Agent shall, by written notice to the Company and each Lender, declare that such obligations have been so reinstated.

     SECTION 4.2.  Deposits Unavailable.  If the Agent shall have
                   --------------------
reasonably determined that

          (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to Bank of America in the relevant market; or

          (b) by reason of circumstances affecting Bank of America's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO
     Rate Loans,

then, upon written notice from the Agent to the Company and the Lenders, the obligations of all Lenders under Section 2.3 and
                                              -----------
Section 3.4.2 to make or continue any Loans as, or to convert any
- -------------
Loans into, LIBO Rate Loans shall forthwith be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 4.3.  Increased Costs, etc.  The Company agrees to
                   --------------------
reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, issuing, maintaining, or participating in the Letters of Credit, or making, continuing, or maintaining (or of its obligation to make, continue, or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans. Such Lender shall promptly notify the Agent and the Company in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount as well as the calculation of such additional amount. Such additional amounts shall be payable by the Company directly to such Lender within 15 days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Company.

     SECTION 4.4.  Funding Losses.  In the event any Lender shall
                   --------------
incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue, or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate
Loan) as a result of

          (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1, 3.2, 3.3, or 3.4.2
                                  -----------  ---  ---     -----
     or otherwise,

          (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor (other than as a result of a determination pursuant to Section 4.1 or
                                                -----------
     4.2), or
     ---


          (c)  any Loans not being continued as, or converted
     into, LIBO Rate Loans in accordance with the Continuation/
     Conversion Notice therefor (other than as a result of a
     determination pursuant to Section 4.1 or 4.2),
                               -----------    ---

then, upon the written notice of such Lender to the Company (with a copy to the Agent), the Company shall, within 15 days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company.

     SECTION 4.5.  Increased Capital Costs.  If any change in, or
                   -----------------------
the introduction, adoption, effectiveness, interpretation, reinterpretation, or phase-in of, any law or regulation, directive, guideline, decision, or request (whether or not having the force of law) of any court, central bank, regulator, or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Credit Extensions (including the disbursement of Loans and the issuance of or participation in Letters of Credit) made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon written notice from time to time by such Lender to the Company, with a copy to the Agent, the Company shall, within 15 days of its receipt of such notice, pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable, subject in each case to Section 4.12.
             ------------

     SECTION 4.6.  Taxes, etc.
                   ----------

          (a) All payments by the Company and each other Obligor to the Agent or any Lender in respect of any Obligation shall be made without any setoff or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future Taxes now or hereafter imposed on the Agent or any Lender with respect to such payments by any governmental or other authority, except to the extent that such deduction or withholding is compelled by law. As used herein, the term "Taxes" shall include all
                  -----
     excise and other taxes of whatever nature imposed on the Agent or any Lender with respect to, or arising out of, such payments or the transactions contemplated hereby (other than taxes generally assessed on the net income of the Agent or any Lender, as the case may be, by the government of the country, or any political subdivision or taxing authority thereof or therein, in which the Agent or such Lender is incorporated or in which such Lender's Domestic Office or such Lender's LIBOR Office is located) as well as all levies, imposts, duties, charges, or fees of whatever nature. If any Obligor is compelled by law to make any such deduction or withholding it will:

               (i) pay to the relevant authorities the full amount required to be so withheld or deducted;

               (ii) (except to the extent that such deduction or withholding results from the breach, by the recipient of a payment, of its agreement contained in clause (b)
                                                      ----------
          below, or would not be required if such recipient's representation and warranty contained in clause (b)
                                                   ----------
          below were true) pay such additional amounts as may be necessary in order that the net amount received by the Agent and each Lender, after such deduction or withholding (including any required deduction or withholding on such additional amounts) shall equal the amount such payee would have received had no such deduction or withholding been made; and

               (iii) promptly forward to the Agent (for delivery to such payee) an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authorities.

     Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment made in respect of, or arising out of, any Obligation, such payee may pay such Taxes, and each Obligor which is obligated to pay such Obligation agrees promptly to pay such additional amount (including any penalties, interest or expenses) as may be necessary in order that the net amount received by such payee after the payment of such taxes (including any Taxes on such additional amount) shall equal the amount such payee would have received had no such Taxes been asserted (except to the extent that such Taxes result from the breach, by such payee, of its agreement contained in clause (b) below or would not be asserted if such payee's
     ----------
     representation and warranty contained in clause (b) below
                                              ----------
     were true).  For purposes of this Section 4.6, a
                                       -----------
     distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed to be a payment by the applicable Obligor.

          (b) Each Lender which is a Non-United States Person agrees (to the extent it is permitted to do so under the laws and any applicable double taxation treaties of the United States, the jurisdiction of such Lender's incorporation, and the jurisdictions in which such Lender's Domestic Office and such Lender's LIBOR Office are located) to execute and deliver to the Agent for delivery to the Company, before the first scheduled payment date in each year, either (i) three United States Internal Revenue Service Forms 1001 or (ii) three United States Internal Revenue Service Forms 4224 together with three United States Internal Revenue Service Forms W-9, or any successor forms, as appropriate, properly completed and claiming complete or partial, as the case may be, exemption from withholding and deduction of United States federal Taxes. Each Lender which is a Non-United States Person represents and warrants to each Obligor and to the Agent that, at the date of this Agreement, (i) its Domestic Office and its LIBOR Office are entitled to receive payments of principal, interest, Reimbursement Obligations, and fees hereunder and under the other Loan Documents without deduction or withholding for or on account of any Taxes imposed by the United States or any political subdivision thereof and (ii) it is permitted to take the actions described in the preceding sentence under the laws and any applicable double taxation treaties of the jurisdictions specified in the preceding sentence. Each Lender which is a Non-United States Person further agrees that, to the extent any form claiming complete or partial exemption from withholding and deduction of United States federal Taxes delivered under this clause (b) is found to be
                                        ----------
     incomplete or incorrect in any material respect, such Lender shall (to the extent it is permitted to do so under the laws and any double taxation treaties of the United States, the jurisdiction of its incorporation, and the jurisdictions in which its Domestic Office and its LIBOR Office are located) execute and deliver to the Agent a complete and correct replacement form.

          (c) Each Lender agrees to use reasonable efforts to change its Domestic Office or LIBOR Office to avoid or to minimize any amounts otherwise payable under clause (a) of
                                                  ----------
     this Section 4.6, in each case solely if such change can be
          -----------
     made in a manner so that such Lender, in its sole determination, suffers no legal, economic, or regulatory disadvantage.

     SECTION 4.7.  Payments, Computations, etc.
                   ---------------------------

          (a) Unless otherwise expressly provided, all payments by the Company pursuant to this Agreement or any other Loan Document shall be made by the Company to the Agent for the pro rata account of the Lenders entitled to receive such
     --- ----
     payment. Except for Proceeds received directly by the Agent, all such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 9:30 a.m., San Francisco time, or, with respect to payments which are to be funded by other Credit Extensions, 10:30 a.m., San Francisco time, in either case on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by written notice to the Company. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit to each Lender such Lender's share, if any, of such payments received by the Agent not later than 9:30 a.m.,
     San Francisco time, or 10:30 a.m., San Francisco time, as applicable, for the account of such Lender in same day funds on the day received. If the Agent fails so to remit such funds to such Lender, the Agent shall pay to such Lender interest on the amount of such Lender's share of such payments at the daily average Federal Funds Rate for each day on which such failure continues excluding the day on which such remittance is made. All interest and commitment fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (b) of the definition of the term
                 ----------
     "Interest Period" with respect to LIBO Rate Loans) be made
      ---------------
     on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

          (b) If after receipt of any payment of, or Proceeds applied to the payment of, all or any part of the Obligations, the Lenders, the Issuer Bank, or the Agent is for any reason compelled to surrender such payment or Proceeds to any Person, because such payment or Proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible set off, or a diversion of trust funds, or for any other reason, the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or Proceeds had not been received by the Lenders, the Issuer Bank, or the Agent; and the Company shall be liable to the Lenders, the Issuer Bank, and the Agent, and hereby does indemnify the Lenders, the Issuer Bank, and the Agent and hold the Lenders, the Issuer Bank, and the Agent harmless for, the amount of such payment or Proceeds surrendered. The provisions of this Section 4.7
                                                      -----------
     shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders, the Issuer Bank, and the Agent in reliance upon such payment or

     Proceeds, and any such contrary action so taken shall be without prejudice to the rights of the Lenders, the Issuer Bank, and the Agent under this Agreement and shall be deemed to have been conditioned upon such payment or Proceeds having become final and irrevocable.

     SECTION 4.8.  Sharing of Payments.  If any Lender shall
                   -------------------
obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff, or otherwise) on account of any Letter of Credit it has issued or in which it is a participant, or on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4, 4.5, and 4.6) in each case in
             ------------  ---  ---      ---
excess of its pro rata share of payments then or therewith
              --- ----
obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in the Letters of Credit in which they have participated or they have issued, or in Loans made by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if
                                    --------  -------
all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

          (a) the amount of such selling Lender's required repayment to the purchasing Lender to
- --

          (b)  the total amount so recovered from the purchasing
     Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.8 may, to the fullest extent
                        -----------
permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as
            -----------
fully as if such Lender were the direct creditor of the Company in the amount of such participation. If under any applicable bankruptcy, insolvency, or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.8
                                                  -----------
applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this
Section 4.8 to share in the benefits of any recovery on such
- -----------
secured claim.

     SECTION 4.9.  Setoff.  Each Lender shall, with the prior
                   ------
written consent of the Required Lenders, during the continuance of any Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Company hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts, or moneys of the Company then or thereafter maintained with such Lender, excluding any specifically designated trust account; provided,
                                                     --------
however, that any such appropriation and application shall be
- -------
subject to the provisions of Section 4.8.  Each Lender agrees
                             -----------
promptly to notify the Company and the Agent after any such setoff and application made by such Lender; provided, however,
                                            --------  -------
that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 4.9 are in addition to other rights and
                  -----------
remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

     SECTION 4.10. Use of Proceeds.  The Company shall apply the
                   ---------------
proceeds of each Loan and shall use each Letter of Credit in accordance with the fourth recital and for general corporate and
                    ------ -------
working capital purposes of the Company and its Subsidiaries. No proceeds of any Loan and no Letter of Credit will be used to purchase or carry (a) any equity security not issued by the Company of a class which is registered pursuant to Section 12 of
                                                   ----------
the Securities Exchange Act of 1934, or (b) any "margin stock", as defined in F.R.S. Board Regulation U.

     SECTION 4.11. Change of Lending Office, Replacement of
                   ----------------------------------------
Lender, etc.
- -----------

          (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 4.1, 4.3,
                                               -----------  ---
     or 4.5 with respect to such Lender, it will, if requested by
        ---
     the Company and to the extent permitted by law or by the relevant governmental authority, in consultation with the Agent, for a period of thirty days use reasonable efforts in good faith to avoid the illegality or to avoid or minimize the increase in costs or reduction in payments resulting from such event (including using reasonable efforts to change its Domestic Office or LIBOR Office); provided that
                                                  --------
     such avoidance or minimization can be made in such a manner so that such Lender, in its sole determination, suffers no legal, economic, or regulatory disadvantage.

               (b) If any Lender (an "Affected Lender") shall
                                            ---------------
     make a determination under Section 4.1 or shall make a
                                     -----------
          demand for payment under Section 4.3, 4.5, or 4.6, and
                                   -----------  ---     ---
          the Company shall find a Lender or other entity capable of being an Assignee Lender under Section 12.11.1 (an
                                            ---------------
          "Eligible Assignee") which offers in writing to
                     -----------------

               (i) purchase all, but not less than all, Loans of and Reimbursement Obligations owed (directly or by way of participation) to such Affected Lender,

               (ii)  purchase a 100% participation in all
          obligations of such Affected Lender in respect of all Letters of Credit issued or participated in by such Affected Lender, and

               (iii)  assume all the Commitments of such Affected
          Lender,

     in each case without recourse for the full amount thereof on a specified date, together with accrued and unpaid interest and commitment fees thereon to the date of purchase, and all other amounts owing to such Affected Lender hereunder and under the other Loan Documents, and such Eligible Assignee tenders the purchase price of such amounts on such specified date, and if, in the sole determination of such Affected Lender, its acceptance of such offer would be permitted by law and all relevant governmental authorities and would not result in any legal, economic, or regulatory disadvantage to such Affected Lender, then the Company shall be excused from the payment of any increased costs claimed by such Affected Lender under any of such Sections accruing after the first interest payment date pursuant to Section 3.4.5 for each
                                       -------------
     Loan of such Affected Lender on or following such specified date, if the Affected Lender demanding payment under any such Section declines such purchase offer. If such Affected Lender shall accept such purchase offer, upon consummation of such purchase in accordance with Section 12.11.1, such
                                         ---------------
     Affected Lender shall cease to be a Lender hereunder. Any reasonable expenses actually incurred by such Affected Lender or the Agent under this Section 4.11 shall be paid by
                                    ------------
     the Company upon delivery to the Company of a certificate as to the amount of such expenses, which certificate shall in the absence of manifest error be conclusive and binding.

          SECTION 4.12.           Computation of Additional Amounts Due.  In
                   -------------------------------------
determining any additional amounts due from the Company under
Section 4.3, 4.4, or 4.5 hereof, each Lender shall act reasonably
- -----------  ---     ---
and in good faith and will, to the extent that the increased costs or reductions in amounts received or receivable relate to such Lender's loans generally and are not specifically attributable to the Loans hereunder, use averaging and attribution methods which are reasonable and equitable and which cover all loans similar to the Loans made by such Lender whether or not the loan documentation for such other loans permits such Lender to receive increased costs of the type described in such Sections of this Agreement.

                                 ARTICLE V

                             LETTERS OF CREDIT

     SECTION 5.1.  Requests.
                   --------

          (a) By delivering to the Agent and the relevant Issuer Bank one or more Revolving L/C Requests on or before 10:00 a.m., San Francisco time, at least three (or such shorter period as may be agreed among the Company, the Agent, and such Issuer Bank), but not more than eight, Business Days before the proposed date of issuance, the Company may request that such Issuer Bank issue, on any Business Day on or after the Initial Borrowing Date and prior to the Revolving Commitment Termination Date, irrevocable standby or commercial letters of credit for its account (each such letter of credit, as it may be amended, supplemented, extended, restated, or modified from time to time, a "Letter
                                                           ------
     of Credit").  Each Letter of Credit and Revolving L/C
     ---------
     Request shall be acceptable as to form, substance, beneficiary, and purpose to the Agent and such Issuer Bank in their sole and absolute discretion, and each Letter of Credit shall be used by the Company in each case solely for the purposes described in Section 4.10.
                                    ------------

          (b)  Upon receipt of a Revolving L/C Request under
     clause (a), the Agent shall promptly notify the Lenders in
     ----------
     writing thereof. The Issuer Bank is under no obligation to issue any Letter of Credit if

               (i) any order, judgment or decree of any governmental authority shall by its terms purport to enjoin or restrain the Issuer Bank from issuing such Letter of Credit; or any law applicable to the Issuer Bank or any request or directive from any governmental authority with jurisdiction over the Issuer Bank shall prohibit or request that the Issuer Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular;

               (ii) the Stated Amount thereof (A) when added to the Letter of Credit Outstandings immediately prior to the issuance of such Letter of Credit, would exceed
          $125,000,000;

               (iii) such Letter of Credit is not stated to
          expire on a date (its "Stated Expiry Date") no later
                                 ------------------
          than the tenth Business Day immediately preceding
          February 15, 1999;

               (iv)  such Letter of Credit requires the Issuer
          Bank thereof to make payment to any beneficiary thereof prior to the third Business Day after a conforming demand for payment is made thereunder; or

               (v) such Letter of Credit does not provide for the presentation of drafts payable at sight; and

          (c)  The Issuer Bank will make available to the
     beneficiary thereunder (with a copy to the Agent) the
     original of each Letter of Credit which it issues in
     accordance with the Revolving L/C Request therefor and will notify the beneficiary thereof (with a copy to the Agent) of any extension of the Stated Expiry Date thereof pursuant to
     Section 5.2.
     -----------

          (d) On the Initial Borrowing Date, the Existing Letters of Credit shall automatically be deemed to be Letters of Credit and shall be subject to all the terms and conditions of this Agreement and the Company's reimbursement obligations in respect of the Existing Letters of Credit shall automatically be deemed to have been satisfied by the incurrence of its Reimbursement Obligations, pursuant to this Article V, in respect of the Letters of Credit; provided that the Agent shall have received satisfactory
     --------
     evidence that each issuer of the Existing Letters of Credit shall have consented to the termination of such reimbursement obligations in respect of the Existing Letters of Credit.

     SECTION 5.2.  Issuance and Extensions.
                   -----------------------

          (a) Subject to the terms and conditions of this Agreement (including Article VII), each Issuer Bank shall
                          -----------
     issue Letters of Credit in accordance with the Revolving L/C Requests made therefor. By delivery to an Issuer Bank and the Agent of a Revolving L/C Request at least three Business Days but not more than 45 days prior to the Stated Expiry Date of any Letter of Credit, the Company may request such Issuer Bank to extend the Stated Expiry Date of such Letter of Credit for an additional period. Unless otherwise directed by the Agent in accordance with Section 7.2, no
                                              -----------
     Issuer Bank shall issue, or extend the Stated Expiry Date of, any Letter of Credit if it shall have received from any Obligor, the Agent, or any Lender actual notice of a then-continuing Default or of any other failure to satisfy any of the conditions precedent to Credit Extensions set forth in
     Article VII.
     -----------

          (b) Notwithstanding any provision of any Revolving L/C Request to the contrary, it is understood that in the event of any conflict between the terms of any such Revolving L/C Request and the terms of this Agreement, the terms of this Agreement shall control with respect to events of default, representations and warranties, and covenants, except that such Revolving L/C Request may provide for further warranties and covenants relating specifically to the transaction or affairs underlying the relevant Letter of Credit. The terms and conditions of this Agreement shall be deemed to be incorporated by reference into each Revolving L/C Request regardless of whether expressly so stated in such Revolving L/C Request.

     SECTION 5.3.  Fees and Expenses.
                   -----------------

          (a) The Company agrees to pay to the Agent with respect to each Letter of Credit,

               (i) for the account of the Issuer Bank, a fronting fee equal to three-eighths of 1% per annum on the average daily aggregate Letter of Credit Outstandings (excluding, however, in the case of fees payable under this clause (a)(i), that portion of Letter of Credit
               -------------
          Outstandings constituting Reimbursement Obligations accruing interest pursuant to Section 5.5), and
                                                  -----------

               (ii)  for the account of the Lenders, pro rata
                                                     --- ----
     according to their respective Percentages, a letter of credit fee of 3% per annum (subject to adjustment as provided in Section 3.4.1 and 3.4.4) on the average daily
                 -------------     -----
     aggregate Letter of Credit Outstandings (excluding, however, in the case of fees payable under this clause (a)(ii), that
                                            --------------
     portion of Letter of Credit Outstandings constituting Reimbursement Obligations accruing interest pursuant to
     Section 5.5) under or with respect to all Letters of Credit
     -----------
     accruing, as to each Letter of Credit (other than the Existing Letters of Credit), from and including the date of issuance thereof to and excluding the earlier of the date such Letter of Credit is drawn in full, expires, or is terminated and the Revolving Commitment Termination Date and, as to each Existing Letter of Credit, from and including the Initial Borrowing Date to and excluding the earlier of the date such Existing Letter of Credit is drawn in full, expires, or is terminated and the Revolving Commitment Termination Date.

          (b) Such fronting and letter of credit fees shall be computed for the actual number of days elapsed on the basis of a 360-day year and shall be payable in arrears on each Quarterly Payment Date for the period ending on (but excluding) such Quarterly Payment Date and on the Revolving Commitment Termination Date. The Company further agrees to pay to the Agent for the account of each Issuer Bank all customary administrative fees and expenses of such Issuer Bank in connection with the issuance and maintenance of each Letter of Credit issued by it.

     SECTION 5.4.  Other Lenders' Participation.  Concurrently
                   ----------------------------
with the issuance of each Letter of Credit in accordance with the terms and conditions of this Agreement, and on the Initial Borrowing Date with respect to the Existing Letters of Credit, the Issuer Bank thereof shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer Bank, without recourse, representation, or warranty, an undivided interest and participation, to the extent of such other Lender's Percentage, in such Letter of Credit and the Company's Reimbursement Obligations with respect thereto, and each Lender shall, to the extent of its Percentage, be entitled to receive from the Agent a ratable portion of the letter of credit fees received by the Agent pursuant to clause (a)(ii) of Section 5.3 with respect to each Letter of
- --------------    -----------
Credit. Each Lender shall, to the extent of its Percentage, be responsible to reimburse promptly such Issuer Bank for Reimbursement Obligations which have not been reimbursed by the Company in accordance with Section 5.5. Each Lender's obligation
                           -----------
to reimburse the Issuer Bank under this Section shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or other right which such Lender may have against the Issuer Bank, the Company or any other Person or, subject to Section 7.2, the occurrence or continuance of a Default or an Event of Default; provided,
                                                 --------
however, that nothing herein shall adversely affect the right of
- -------
any Lender to commence any proceeding against an Issuer Bank for any wrongful Disbursement made by such Issuer Bank under a Letter
o Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer Bank.

     SECTION 5.5.  Disbursements.
                   -------------

          (a) Each Issuer Bank will notify the Company and the Agent in writing promptly of the presentment of any demand for payment under any Letter of Credit issued by such Issuer Bank, together with notice of the date (the "Disbursement
                                                  ------------
     Date") such payment shall be made.  On the terms and subject
     ----
     to the conditions of such Letter of Credit and this Agreement, the Issuer Bank shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 10:30 a.m., San Francisco time, on the Disbursement Date, the Company will reimburse such Issuer Bank for all amounts which it has disbursed or is required to disburse under such Letter of Credit on such Disbursement Date. To the extent such Issuer Bank is not reimbursed in full in accordance with the foregoing sentence of this clause (a),
                                                    ----------
     the Company's Reimbursement Obligation shall accrue interest at a rate per annum equal to the Reference Rate from time to time in effect plus a margin of 3-1/2% per annum, payable on demand.

          (b) Upon notice by the Issuer Bank to the Company of any Disbursement pursuant to clause (a) of this Section 5.5,
                                  ----------         -----------
     the Lenders (including such Issuer Bank) shall, upon satisfaction by the Company of the conditions in Section 7.2
                                                      -----------
     or the waiver of the conditions of Section 7.2 by the Agent
                                        -----------
     as permitted therein, and to the extent that the Revolving Commitment is then available, fund the Reimbursement

     Obligation therefor by making Revolving Loans as provided in
     Section 2.1.1 (without giving effect to such Reimbursement
     -------------
     Obligation for purposes of determining the Revolving
     Commitment Availability).

     SECTION 5.6.  Reimbursement.  The Company's obligation (a
                   -------------
"Reimbursement Obligation") under Section 5.5 to reimburse an
 ------------------------         -----------
Issuer Bank with respect to each Disbursement (including interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which the Company may have or have had against a beneficiary or transferee of any Letter of Credit (or any Person or Persons for whom any such transferee may be acting) or against the Agent or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer Bank's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Disbursement or the legality, validity, form, regularity, or enforceability of such Letter of Credit; provided,
                                                        --------
however, that nothing herein shall adversely affect the right of
- -------
the Company to commence any proceeding against an Issuer Bank for any wrongful Disbursement made by such Issuer Bank under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer Bank.

     SECTION 5.7.  Mandatory Payment to Agent of Letter of Credit
                   ----------------------------------------------
Outstandings.  The Company agrees that, upon the occurrence of
- ------------
any event described in Section 10.2 or any termination of the
                       ------------
Commitments pursuant to Section 10.3, it will immediately, upon
                        ------------
written notice from the Agent, acting at the direction of the Majority Lenders, pay to the Agent in Dollars and in immediately available funds an amount equal to the then aggregate Letter of Credit Outstandings. Any amounts so received by the Agent pursuant to the provisions of the foregoing sentence, after application against outstanding Reimbursement Obligations, shall be deposited by the Agent into the L/C Collateral Account pursuant to Section 5.8.1.
            -------------

     SECTION 5.8.  L/C Collateral Account.
                   ----------------------

     SECTION 5.8.1.  Deposit.  The Agent shall deposit all funds
                     -------
paid by the Company to the Agent pursuant to Section 3.3.1 as
                                             -------------
cash collateral and Section 5.7 (to the extent required to be
                    -----------
deposited in the L/C Collateral Account) to the credit of a deposit account owned by the Agent (the "L/C Collateral
                                         --------------
Account").  As security for the payment of all Obligations, the
- -------
Company hereby grants, conveys, assigns, pledges, sets over, and transfers to the Agent, and creates in the Agent's favor a lien on and security interest in, all money, instruments, and securities at any time held in or acquired in connection with the L/C Collateral Account, together with all proceeds thereof, for the benefit of the Secured Lenders. The Company shall not have any right to withdraw or to cause the Agent to withdraw any funds deposited in the L/C Collateral Account. At any time and from time to time, upon the Agent's request, the Company promptly shall execute and deliver any and all such further instruments and documents (including financing statements and bond powers executed in blank) as may be necessary, appropriate, or desirable in the Agent's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this Section 5.8.1 and of the rights
                               -------------
and powers herein granted. The Company shall not create or suffer to exist any Lien on any amounts or investments held in the L/C Collateral Account other than the Lien granted under this
Section 5.8.1.
- -------------

     SECTION 5.8.2.  Investment.  The Company, no more than three
                     ----------
times in any calendar month, may direct the Agent to invest the funds held in the L/C Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in one or more certificates of deposit issued by the Person which is then acting as Agent or by Bank of America, with such maturities as the Company may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. In the absence of any such direction from the Company, the Agent shall invest the funds held in the L/C Collateral Account in one or more certificates of deposit issued by the Person which is then acting as Agent or by Bank of America with maturities not to exceed 30 days, unless the aggregate amount of such funds which are not then otherwise invested is less than the smallest certificate of deposit offered by such Person, in which case the Agent shall have no obligation to invest such funds. All such investments shall be made in the Agent's name. The Company recognizes that any losses or taxes with respect to such investments shall be borne solely by the Company, and the Company agrees to hold the Agent and the Lenders harmless from any such losses or taxes. Unless the Company otherwise makes direct payment, the Agent shall liquidate any investment held in the L/C Collateral Account in order to apply the proceeds of such investment on account of Reimbursement Obligations (or on account of other Obligations, as the case may be) without regard to whether such investment has matured and without liability for any penalties or other fees incurred (with respect to which the Company hereby fully indemnifies the Agent) as a result of such application.

     SECTION 5.8.3.  Application of Funds.  The Agent shall apply
                     --------------------
funds in the L/C Collateral Account (a) on account of Reimbursement Obligations when the same become due and payable if and to the extent that the Company fails directly to pay such Reimbursement Obligations, (b) if there are Letter of Credit Outstandings, and the balance of the L/C Collateral Account exceeds the aggregate Letter of Credit Outstandings for five consecutive Business Days, on account of the Obligations (other than Reimbursement Obligations) in such order as the Agent may elect to the extent of such excess on the day of application, and

(c) after the date on which all Letters of Credit shall have expired and the Company finally shall have paid in full all outstanding Reimbursement Obligations, on account of the other Obligations in such order as the Agent may elect if the Agent shall have received actual notice of the occurrence of an Event of Default on or before such date which is continuing on such date. Except in the case described in clause (c) above, the
                                       ----------
Agent shall release all funds and transfer all investments remaining in the L/C Collateral Account to the Company within five Business Days after the date on which all Letters of Credit shall have expired and the Company finally shall have paid in full all outstanding Reimbursement Obligations. If the Agent resigns, the outgoing Agent and the new Agent shall effect a transfer to the new Agent of all of the outgoing Agent's right, title, and interest in and to the L/C Collateral Account concurrently with the effectiveness of such resignation.

     SECTION 5.8.4.  Fees.  The Company shall pay to the Agent
                     ----
fees customarily charged by the Agent with respect to the maintenance of accounts similar to the L/C Collateral Account.

     SECTION 5.9.  Nature of Reimbursement Obligations.  The
                   -----------------------------------
Company shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither any Issuer Bank nor the Agent or any Lender (except to the extent of its own gross negligence or willful misconduct) shall be responsible for:

          (a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

          (b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

          (d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

          (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit or of the proceeds thereof.

None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted any Issuer Bank, the Agent, or any Lender hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by such Issuer Bank in good faith shall be binding upon the Company and each Lender and shall not put such Issuer Bank under any resulting liability to the Company or any Lender, except to the extent incurred by such Issuer Bank's gross negligence or willful misconduct.

     SECTION 5.10. Indemnification by Lenders.  The Lenders
                   --------------------------
severally agree to indemnify each Issuer Bank (acting in its capacity as such) and each officer, director, employee, agent, and Affiliate of each Issuer Bank (collectively, the "Issuer
                                                      ------
Parties" and individually, an "Issuer Party"), ratably according
- -------                        ------------
to their respective Percentages, to the extent not reimbursed by the Company, from and against any and all actions, causes of action, suits, losses, liabilities, damages, and expenses which may at any time (including at any time following the payment of any of the Reimbursement Obligations) be imposed on, incurred by, or asserted against such Issuer Party in any way relating to or arising out of the issuance of, transfer of, or payment or failure to pay under any Letter of Credit issued in accordance with the terms of this Agreement or the use of proceeds of any payment made under any Letter of Credit issued in accordance with the terms of this Agreement; provided, that no Lender shall be
                             --------
liable for the payment to such Issuer Party of any portion of such actions, causes of action, suits, losses, liabilities, damages, and expenses which have arisen by reason of such Issuer Party's gross negligence or willful misconduct.


                                ARTICLE VI

                             PARENT GUARANTOR

     SECTION 6.1.  Parent Guaranty. In consideration for the
                   ---------------
Lenders extending the Commitments, the Parent Guarantor hereby unconditionally guarantees, as primary obligor and not merely as surety, the due and punctual payment and performance of all Obligations of the Company when due according to their terms (whether by required prepayment, declaration, demand, or otherwise). The foregoing guaranty is herein referred to as the "Parent Guaranty".
 ---------------

     SECTION 6.2.  Renewal, etc. of Obligations; Waiver.  The
                   ------------------------------------
Parent Guarantor agrees that the Obligations of the Company may be extended or renewed, in whole or in part, without notice to or further assent from the Parent Guarantor and that it will remain bound upon the Parent Guaranty notwithstanding any extension, renewal, or other alteration of any Obligation. The Parent Guarantor waives presentation to, demand of, payment from, and protest of any Obligation to the Company and also waives notice of protest for nonpayment. The obligations of the Parent

 Guarantor under the Parent Guaranty shall not be affected by

          (a)  the failure of the Agent, any Lender, any Issuer
     Bank, or any other holder of any Obligation of the Company:

               (i) to assert any claim or demand, or to enforce any right or remedy against the Company under the provisions of this Agreement or any other Loan Document or otherwise; or

               (ii) to exercise any right or remedy against any other guarantor of any Obligations;

          (b)  any extension or renewal of any thereof;

          (c) any rescission, waiver, amendment, or modification of any of the terms or provisions of this Agreement or any other Transaction Document; or

          (d) the release of any of the security held by any Lender for any Obligations.

The Parent Guarantor further agrees that the Parent Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be had by the Agent, any Lender, any Issuer Bank, or any other holder of any Obligation of the Company to any of the security held for payment of any Obligation or to any balance of any deposit account or credit on its books in favor of the Company or any other Person.

     SECTION 6.3.  No Impairment, etc.  The obligations of the
                   ------------------
Parent Guarantor under the Parent Guaranty shall not be subject to any reduction, limitation, impairment, or termination for any reason, including any claim of waiver, release, surrender, alteration, or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of the Obligations of the Company or otherwise. Without limiting the generality of the foregoing, the obligations of the Parent Guarantor under the Parent Guaranty shall not be discharged or impaired or otherwise affected by the failure of the Agent, any Lender, or any other holder of any Obligation of the Company to assert any claim or demand or to enforce any remedy under this Agreement or any other Transaction Document, by any waiver or modification of any thereof, by any default, failure, or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Parent Guarantor, or would otherwise operate as a discharge of the Parent Guarantor as a matter of law or equity.

     SECTION 6.4.  Reinstatement; Subrogation.  The Parent
                   --------------------------
Guarantor agrees that the Parent Guaranty shall continue to be effective or be reinstated, as the case may be, if, at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by the Agent, any Lender, or any other holder of any Obligation of the Company upon the bankruptcy or reorganization of any Obligor or otherwise. The Parent Guarantor hereby expressly waives, to the fullest extent permitted by law, all rights of the Parent Guarantor against the Company, arising out of any payment by the Parent Guarantor under the Parent Guaranty, or any exercise of remedies under the Parent Pledge Agreement or the Parent Security Agreement, whether arising by way of any right of subrogation, contribution, reimbursement, indemnity, or otherwise and agrees that, if, and to the extent that, any such rights may not be waived under applicable law, it will contribute such rights to the Company as a capital contribution concurrently with the arising of such rights.


                                ARTICLE VII

                    CONDITIONS TO EXTENSIONS OF CREDIT

     SECTION 7.1.  Initial Credit Extension.  The obligations of
                   ------------------------
the Lenders and the Issuer Bank to make Credit Extensions on the
Initial Borrowing Date shall be subject to the prior or
concurrent satisfaction of each of the conditions precedent set forth in this Section 7.1.
              -----------

     SECTION 7.1.1.  Resolutions, etc.  The Agent shall have
                     ----------------
received from each Obligor:

          (a) a certificate, in form and substance satisfactory to the Agent and the Lenders, dated the Initial Borrowing
     Date, of its Secretary or Assistant Secretary as to

               (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be executed by it;

               (ii) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, and each other Loan Document to be executed by it; and

               (iii) each of its Organic Documents, certified in a manner satisfactory to the Agent,

     upon which certificate the Agent and each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of such Obligor canceling or amending such prior certificate;

          (b) a good standing certificate (or other equivalent document or certificate satisfactory to the Agent and the Lenders) certified by the secretary of state (or other appropriate government official) in the jurisdiction of such Obligor's incorporation; and

          (c) such other documents (certified, if requested) as the Agent or any Lender (acting through the Agent) may reasonably request with respect to any Organic Document.

     SECTION 7.1.2.  Insurance.  The Agent shall have received a
                     ---------
letter dated as of a recent date from Alexander & Alexander comparing the insurance coverage currently maintained by the Parent Guarantor, the Company and its Subsidiaries to the insurance coverage described in the "Insurance Program Review" dated October 1989, prepared by Tillinghast, a copy of which has been delivered to the Agent and each Lender prior to the date hereof. The Agent shall have received evidence in the form of a certificate of the Company, executed by an Authorized Officer, that all insurance policies and coverages required pursuant to
Section 9.1.4, Section 7(j) of each Security Agreement and
- -------------  ------------
Section 1.7 of each Company Mortgage and Company Deed of Trust
- -----------
are in effect, together with certificates of insurance in form and substance satisfactory to the Agent, including evidence satisfactory to the Agent that the Agent has been named as loss payee under such policies as and to the extent required by each Security Agreement and each Company Mortgage and Company Deed of Trust and the insurance coverage described in such certificates shall be satisfactory to the Agent.

     SECTION 7.1.3.  Payment of Outstanding Indebtedness;
                     ------------------------------------
Existing Letters of Credit.  Each item of Indebtedness of the
- --------------------------
Company identified in Item 1 ("Indebtedness to be Paid") of the
                      ------   -----------------------
Disclosure Schedule, together with all interest accrued thereon and all prepayment premiums and other amounts payable in connection therewith, shall have been paid in full or fully defeased. Each other item of Indebtedness of the Company or of the Parent Guarantor shall have been disclosed in Item 4
                                                  ------
("Ongoing Indebtedness") of the Disclosure Schedule or shall
  --------------------
otherwise be permitted by Section 9.2.2, and each holder whose
                          -------------
Indebtedness is secured shall be designated in such Item 4 with
                                                    ------
an asterisk.

In addition, the Agent shall have received evidence, satisfactory to the Agent, that each issuer of the Existing Letters of Credit shall have consented to the termination of the Company's reimbursement obligations in respect of the Existing Letters of Credit.

     SECTION 7.1.4.  Parent Pledge Agreement.  The Agent shall
                     -----------------------
have received the Parent Pledge Agreement, dated the Initial
Borrowing Date, duly executed by the Parent Guarantor and the Agent, and the Agent shall have received

          (a) the certificates evidencing all of the issued and outstanding shares of capital stock of the Company owned by the Parent Guarantor (accompanied by undated stock powers duly executed in blank) and

          (b)  any promissory notes or other debt instruments
     required to be delivered pursuant to the Parent Guarantor
     Pledge Agreement, endorsed (which endorsement may be on an allonge) to the order of the Agent.
     -------

     SECTION 7.1.5.  Company Pledge Agreement.  The Agent shall
                     ------------------------
have received the Company Pledge Agreement, dated the Initial
Borrowing Date, duly executed by the Company and the Agent, and the Agent shall have received

          (a) the certificates evidencing (i) all of the issued and outstanding shares of capital stock of each Domestic Subsidiary of the Company which is listed on Schedule I
                                                  ----------
     attached hereto, and (ii) the percentage of the issued and outstanding shares of capital stock of each corporation listed on such Schedule I which is not a Domestic Subsidiary
                    ----------
     set forth opposite the name of such corporation, which certificates shall in each case be accompanied by undated stock powers duly executed in blank;

          (b) the KT Note, duly executed by the Parent Guarantor and endorsed to the order of the Agent; and

          (c)  all promissory notes or other debt instruments
     held by the Company which have a face amount in excess of
     $100,000, in each case endorsed (which endorsement may be on an allonge) to the order of the Agent.
        -------


     SECTION 7.1.6.  Security Agreements.  The Agent shall have
                     -------------------
received the Parent Security Agreement, duly executed by the Parent Guarantor and the Agent, the Company Security Agreement, duly executed by the Company and the Agent, and the Subsidiary Security Agreement, duly executed by each Subsidiary of the Company which is listed on Schedule IV hereto and the Agent, in
                           -----------
each case dated the Initial Borrowing Date, and the Agent shall have received

          (a) duly executed financing statements (Form UCC-1), naming the Parent Guarantor, the Company, or such Subsidiary, as the case may be, as the debtor and the Agent as the secured party, or other similar instruments or documents, suitable for filing under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect the security interests of the Agent in the Collateral granted pursuant to the Security Agreements (other than fixtures which are not attached to the real property covered by a Company Mortgage or Company Deed of Trust) to the extent that perfection may be accomplished by filing under the Uniform Commercial Code in any state in the United States or the District of Columbia; and

          (b) with such exceptions as may have been approved by the Agent, certified copies of Requests for Information or Copies (Form UCC-11) (or similar search reports certified by a party reasonably acceptable to the Agent), dated a date reasonably near the Initial Borrowing Date, listing all effective financing statements which name the Parent Guarantor, the Company, or any such Subsidiary (under any present name and any previous names) as debtor and which are filed in the jurisdictions in which filings were or are to be made pursuant to clause (a), together with copies of such
                         ----------
     financing statements.


     SECTION 7.1.7.  Company Trademark Security Agreement;
                     -------------------------------------
Company Patent Security Agreement.  The Agent shall have received
- ---------------------------------
the Company Trademark Security Agreement and the Company Patent
Security Agreement, in each case duly executed by the Company and the Agent and dated the Initial Borrowing Date.

     SECTION 7.1.8.  Company Mortgages; Company Deeds of Trust.
                     -----------------------------------------
The Agent shall have received Company Mortgages or Company Deeds of Trust, as required by the Agent, duly executed by the Company, with respect to the real property listed on Schedule II hereto,
                                            -----------
together with

          (a) evidence of the completion of all recordings and filings of the Company Mortgages and the Company Deeds of Trust as may be necessary or, in the reasonable opinion of the Agent, desirable to effectively create a valid, perfected, first-priority mortgage or deed of trust Lien on, and security interest in, the properties purported to be covered thereby (or evidence that provision entirely satisfactory to the Agent and its counsel for the recording and filing thereof and for the payment of all fees, taxes, and other expenses in connection therewith has been made);

          (b) with respect to each piece of real property covered by a Company Mortgage or a Company Deed of Trust, one ALTA (except with respect to real property in Texas which shall be governed by a TLTA policy) lender's form title insurance policy in form reasonably satisfactory to the Agent, insuring that on the Effective Date, the Company owns a fee interest in the real property and that the Company Mortgage or Company Deed of Trust, as the case may be, is a valid, perfected, first-priority Lien on the real property, which policies shall be issued to the Agent in amounts reasonably satisfactory to the Agent by a title insurance company reasonably satisfactory to the Agent in an aggregate amount of $125,000,000 for all such policies covering all such properties, which amount shall be allocated to such properties as set forth on Schedule II
                                                  -----------
     hereto, and each reinsured in amounts and with insurance companies as reasonably required by the Agent, subject to no exceptions other than such exceptions as are acceptable to the Agent, and containing endorsements in form and substance satisfactory to the Agent; provided, however, during the
                                --------  -------
     term of the Loan, the Agent and the Required Lenders may require other endorsements to the title insurance policies as may reasonably be required by any amendments to this Agreement, in connection with any release of any real property from the Lien of any Company Mortgage or Company Deed of Trust or any surrender of any Company Mortgage or Company Deed of Trust;

          (c) legible copies of all recorded documents noted as exceptions in such title insurance policies;

          (d) certified copies of all leases (including ground leases) and, as to certain properties identified by the Agent, other contracts materially affecting such real property, as requested by the Agent;

          (e) certified rent rolls as to each property in a form and scope satisfactory to the Agent;

          (f) certified copies of all licenses, approvals, and permits (including certificates indicating that certificates of occupancy were issued) from federal, state, local, and other governmental authorities materially affecting such real property that are reasonably requested by the Agent or any Lender (acting through the Agent);

          (g) affidavits from the Company satisfactory to title insurers; and

          (h) such other approvals, consents, waivers, opinions (including opinions of local counsel to the Company as to the compliance of the mortgaged properties with zoning restrictions or documents as the Agent or any Lender (acting through the Agent) may reasonably request.

     SECTION 7.1.9.  Subsidiary Guaranty.  The Agent shall have
                     -------------------
received the Subsidiary Guaranty, dated the Initial Borrowing
Date, duly executed by each Subsidiary of the Company which is listed on Schedule III hereto.
          ------------

     SECTION 7.1.10. Subsidiary Pledge Agreement.  The Agent
                     ---------------------------
shall have received the Subsidiary Pledge Agreement, dated the Initial Borrowing Date, duly executed by each Subsidiary of the Company listed on Schedule IV hereto and by the Agent, and the
                  -----------
Agent shall have received

          (a) the certificates evidencing all of the shares of capital stock required to be pledged pursuant to the Subsidiary Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank;

          (b) each Intercompany Demand Note held by each such Subsidiary, endorsed to the order of the Agent by such Subsidiary; and

          (c)  all promissory notes or other debt instruments
     held by each such Subsidiary which have a face amount in
     excess of $100,000, in each case endorsed (which endorsement may be on an allonge) to the order of the Agent.
                  -------

     SECTION 7.1.11. Intercompany Note Pledge Agreement.  The
                     ----------------------------------
Agent shall have received the Intercompany Note Pledge Agreement, dated the Initial Borrowing Date, duly executed by each Subsidiary of the Company listed on Schedule VII hereto which is
                                    ------------
not otherwise a party to the Subsidiary Pledge Agreement and by the Agent, and the Agent shall have received each Intercompany Demand Note held by each such Subsidiary, endorsed to the order of the Agent.

     SECTION 7.1.12. Opinions of Counsel.  The Agent shall have
                     -------------------
received opinions, dated the Initial Borrowing Date and addressed to the Agent and all Lenders, from

          (a)  Kramer, Levin, Naftalis, Nessen, Kamin & Frankel,
     special outside counsel to the Obligors, in substantially
     the form of Exhibit L-1 attached hereto;
                 -----------

          (b)  Anthony R. Pierno Esq., general counsel of the
     Company, in substantially the form of Exhibit L-2 attached
                                           -----------
     hereto;

          (c)  Andrew Barlay, Esq., special patent and trademark
     counsel to the Obligors, in substantially the form of
     Exhibit L-3 attached hereto;
     -----------

          (d)  the local counsel listed in Schedule X hereto, in
                                           ----------
     substantially the forms set forth in Exhibit L-4 attached
                                          -----------
     hereto; and

          (e)  O'Melveny & Myers, counsel to the Agent, in
     substantially the form of Exhibit L-5 attached hereto.
                               -----------

     SECTION 7.1.13. Closing Fees, Expenses, etc.  The Agent
                     ---------------------------
shall have received for its own account all fees, costs, and expenses due and payable pursuant to Sections 3.5.3 and 12.3, if
                                     --------------     ----
then invoiced.

     SECTION 7.1.14.  Environmental Reports.  The Agent shall
                      ---------------------
have received the Environmental Reports, in form, scope and substance satisfactory to all Lenders, with respect to substantially all of the domestic real property owned by the Company or any of its Subsidiaries.

     SECTION 7.1.15. Investment Account Letter.  The Agent shall
                     -------------------------
have received a letter, in substantially the form of Exhibit N
                                                     ---------
attached hereto, with such changes as may be approved by the Agent, duly executed by each Person with which the Company or the Parent Guarantor maintains any account for investment in Cash Equivalent Investments permitted hereunder.

     SECTION 7.1.16. Sufficient Quantities, etc.  The Agent shall
                     --------------------------
have received duly executed multiple original counterparts of each Loan Document required to be executed and delivered pursuant to this Section 7.1 (other than financing or termination
        -----------
statements, stock certificates or stock powers, and such other documents where the Agent has not required delivery of counterparts) for the Agent and each Lender together with such additional executed counterparts as the Agent may reasonably request for filing or recordation purposes.

     SECTION 7.1.17. Availability.  Following the making of the
                     ------------
initial Loans on the Initial Borrowing Date, the Revolving Commitment Availability (calculated as though the Existing Letters of Credit were issued on the Initial Borrowing Date) shall be at least $180,000,000.

     SECTION 7.1.18. Issuance of Senior Debt and Equity.  The
                     ----------------------------------
Company shall have issued the Senior Debt and the Parent Guarantor shall have issued Parent Guarantor Preferred Stock, the aggregate gross proceeds of which shall be at least $250,000,000. In addition, the Parent Guarantor shall have made a capital contribution to the Company, purchased shares of capital stock of the Company or made an intercompany loan to the Company, or any combination thereof, in an aggregate amount equal to the cash proceeds received by the Parent Guarantor from the issuance of such Parent Guarantor Preferred Stock, net of all underwriting discounts and commissions and all legal, accounting and other fees and expenses incurred in connection with the public offering of such Parent Guarantor Preferred Stock. The Agent shall have received certificates in substantially the form of Exhibit C-1
                                                   -----------
and C-2 attached hereto, dated the Initial Borrowing Date, of an
    ---
Authorized Officer of the Company as to the satisfaction of the conditions set forth in this Section 7.1.18.
                             --------------

     SECTION 7.1.19. Cash Management Arrangements.  The Agent
                     ----------------------------
shall have received each Collection Bank Agreement and the Concentration Bank Agreement, duly executed by the Company, and, respectively, each Collection Bank, and Bank of America, as concentration bank, together with such other documents, releases, and agreements as reasonably required by the Agent or any Lender (acting through the Agent) in connection with perfecting its Lien in the accounts established thereby.

     SECTION 7.2.  All Credit Extensions.  The obligation of each
                   ---------------------
Lender to fund any Loan on the occasion of any Borrowing (including the initial Borrowing), the obligation of Business Credit to fund any Swingline Loan, and the obligation of any Issuer Bank to issue any Letter of Credit, as the case may be, shall, except as provided in Section 2.1.3(b), be subject to the
                             ----------------
prior or concurrent satisfaction (or waiver) of each of the conditions precedent set forth in this Section 7.2.
                                       -----------
Notwithstanding the foregoing, the Lenders acknowledge and agree that during the continuance of an Event of Cash Dominion, unless and until the Agent receives written instructions from the Majority Lenders during the continuance of an Event of Cash Dominion to cease making Swingline Loans and Revolving Loans and instructing Issuer Banks to issue Letters of Credit (a) the Agent, acting in its sole and absolute discretion, pursuant to
Section 12.1(b), may waive the conditions of this Section 7.2 and
- ---------------                                   -----------
continue to make Revolving Loans and Swingline Loans, provided that the Revolving Credit Outstandings after giving effect to such Loans do not exceed the Borrowing Base, and instruct the applicable Issuer Bank to issue Letters of Credit notwithstanding the existence of a Default and (b) if the Agent, acting in its sole and absolute discretion, has determined that it is in the best interests of the Lenders to continue to fund, the Lenders shall be obligated to continue to make Revolving Loans and to reimburse the Agent for Swingline Loans and shall be deemed to have purchased and received an undivided interest in Letters of Credit made or issued.

     SECTION 7.2.1.  Compliance with Warranties, No Default, etc.
                     -------------------------------------------
Both immediately before and immediately after giving effect to any Credit Extension (but, if any default of the nature referred to in Section 10.1.5 shall have occurred with respect to any
      --------------
other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of such Credit Extension) the following statements shall be true and correct:

          (a)  the representations and warranties set forth in
     Article VIII (excluding, however, in the case of Borrowings
     ------------
     other than the Borrowing made on the Initial Borrowing Date, those contained in Sections 8.8 and 8.13 and the last
                        ------------     ----
     sentence of Section 8.12) and in each of the other Loan
                 ------------
     Documents shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), except that after the Initial Borrowing Date, for purposes of this clause (a), the words "has a reasonable possibility of
     ----------
     having a Materially Adverse Effect" which appear in
     Sections 8.7 and 8.10 shall be deemed to read "could
     ------------     ----
     reasonably be expected to have a Materially Adverse Effect" and the words "has no reasonable possibility of having a Materially Adverse Effect" which appear in Section 8.1 shall
                                                -----------
     be deemed to read "could not reasonably be expected to have a Materially Adverse Effect";

          (b)  except as disclosed by the Company to the Agent
     and the Lenders in Item 3 ("Litigation") or Item 8
                        ------   ----------      ------
     ("Environmental Matters") of the Disclosure Schedule or in
       ---------------------
     the Environmental Reports

               (i) no labor controversy, litigation, arbitration, or governmental proceeding, or governmental investigation known to the Company's Executive Officers (including any litigation or governmental proceeding or such governmental investigation with respect to any environmental matter) shall be pending or, to the knowledge of the Company's Executive Officers, after due inquiry, threatened against the Parent Guarantor, the Company, or any of their Subsidiaries which has a reasonable possibility of having a Materially Adverse Effect or which purports to affect the legality, validity, or enforceability of this Agreement, or any other Transaction Document; and

               (ii) no development shall have occurred in any labor controversy, litigation, arbitration, or governmental proceeding, or governmental investigation known to the Company's Executive Officers (including any litigation or governmental proceeding or such governmental investigation with respect to any environmental matter) disclosed in Item 3
                                             ------
          ("Litigation") or Item 8 ("Environmental Matters") of
            ----------      ------   ---------------------
          the Disclosure Schedule or in the Environmental Reports which has a reasonable possibility of having a Materially Adverse Effect;

     provided, however, that after the Initial Borrowing Date,
     --------  -------
     the words "has a reasonable possibility of having a Materially Adverse Effect" which appear in clauses (i) and
                                                -----------
     (ii) of this clause (b) shall be deemed to read "could
     ---          ----------
     reasonably be expected to have a Materially Adverse Effect";
     and

          (c) no Default shall have then occurred and be continuing; and neither the Parent Guarantor, the Company, any of their Subsidiaries, nor any other Obligor shall be in violation of any law, governmental regulation, or court order or decree where such violation has a reasonable possibility of having a Materially Adverse Effect; provided,
                                                        --------
     however, that after the Initial Borrowing Date, the words
     -------
     "has a reasonable possibility of having a Materially Adverse Effect" which appear in this clause (c) shall be deemed to
                                  ----------
     read "could reasonably be expected to have a Materially
     Adverse Effect".


     SECTION 7.2.2.  Credit Request; Borrowing Base Certificate.
                     ------------------------------------------
The Agent shall have received a Credit Request, and, in connection with any request for any Revolving Loan or the issuance of any Letter of Credit other than during the continuance of an Event of Cash Dominion, a Borrowing Base Certificate delivered pursuant to Section 2.4.1 for such Credit
                                  -------------
Extension. The delivery of a Credit Request and the acceptance by the Company of the proceeds of such Credit Extension shall constitute a representation and warranty by the Company that, on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof), except as contemplated by the last sentence of Section 7.2, the statements made in Section 7.2.1 are
            -----------                         -------------
true and correct.

     SECTION 7.2.3.  Satisfactory Legal Form.  All documents
                     -----------------------
executed or submitted pursuant hereto by or on behalf of the Parent Guarantor, the Company, any of the Company's Subsidiaries, or any other Obligor shall be reasonably satisfactory in form and substance to the Agent and its counsel and the Agent and its counsel shall have received all information, approvals, opinions, documents, or instruments as the Agent or its counsel may reasonably request.

     SECTION 7.3.  Conditions Subsequent.  Within 60 days of the
                   ---------------------
Initial Borrowing Date, the Collection Bank Agreements and the Concentration Bank Agreement shall be amended to provide for such procedures and protections as the Agent reasonably requests related to the occurrence of an Event of Cash Dominion and the Company, each Collection Bank and Bank of America shall have executed such other documents, releases, and agreements as reasonably required by the Agent.


                               ARTICLE VIII

                      REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders and the Agent to enter into this Agreement, and to induce the Lenders to extend their Commitments and to make Credit Extensions hereunder, the Parent Guarantor represents and warrants (and the Company, to the extent that any such representation and warranty shall be applicable to the Company, its Subsidiaries, or any of its or their Properties, also represents and warrants) unto the Agent and each Lender as set forth in this Article VIII.
                  ------------

     SECTION 8.1.  Organization, etc.  Each of the Obligors, the
                   -----------------
Canadian Subsidiaries, VALCO, QAL, Anglesey, ALPART, KJBC, and each other Significant Subsidiary of the Company is a corpora-tion, partnership, or other entity validly organized and existing and (in the case of non-Domestic Subsidiaries and Joint Venture Affiliates, to the extent that "good standing" is recognized under applicable law) in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be; is duly qualified to do business and (in the case of non-Domestic Subsidiaries and Joint Venture Affiliates, to the extent that "good standing" is recognized under applicable law) in good standing as a foreign corporation, partnership, or other entity in each jurisdiction where the nature of its business or activities requires such qualification; and has full corporate, partnership, or other organizational power and authority and holds all requisite governmental licenses, permits, and other approvals to own, lease, and operate its Properties and to conduct its business substantially as now being operated and conducted, except where the failure to be so qualified and in good standing or to have such power, authority, licenses, permits, and other approvals has no reasonable possibility of having a Materially Adverse Effect. The Parent Guarantor, the Company, each Subsidiary of the Company, and each Obligor (a) has full corporate power and authority to enter into and perform its respective obligations under this Agreement, and the other Loan Documents and (b) holds all requisite governmental licenses, permits, and other approvals to enter into and perform its respective obligations under this Agreement, and the other Loan Documents.

     SECTION 8.2.  Due Authorization, Non-Contravention, etc.
                   -----------------------------------------
The execution, delivery, and performance by each Obligor of the Loan Documents to which such Obligor is a party are within such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

          (a)  contravene such Obligor's Organic Documents;

          (b) contravene any contractual restriction where such a contravention has a reasonable possibility of having a Materially Adverse Effect, or contravene any law or governmental regulation or court decree or order binding on or affecting such Obligor; or

          (c) result in, or require the creation or imposition of, any Lien on any of such Obligor's properties, other than pursuant to the Loan Documents.

     SECTION 8.3.  Government Approval, Regulation, etc.  No
                   ------------------------------------
authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery, or performance by any Obligor of any Loan Document to which it is a party, except for the filing or recording of financing statements, the Company Mortgages, Company Deeds of Trust, Company Patent Security Agreement, Company Trademark Security Agreement, any actions required outside of the United States (with respect to Collateral located outside of the United States or Collateral consisting of stock of foreign issuers), notations on documents of title, and actions required under the Federal Assignment of Claims Act of 1940 in order to perfect the security interests of the Agent in the Collateral. None of the Parent Guarantor, the Company, or any of their Subsidiaries is subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 8.4.  Validity, etc.  This Agreement, and all other
                   -------------
Loan Documents executed by the Company will, on the due execution and delivery hereof and thereof by all parties hereto and thereto, constitute the legal, valid, and binding obligations of the Company enforceable against the Company in accordance with their respective terms; this Agreement and each other Loan Document executed by the Parent Guarantor will, on the due execution hereof and thereof by all parties hereto and thereto, constitute the legal, valid, and binding obligations of the Parent Guarantor enforceable against the Parent Guarantor in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor and by all other parties thereto, constitute the legal, valid, and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms; in each case, however, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity.

     SECTION 8.5.  Financial Information.
                   ---------------------

          (a) The consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1992 and the related statements of consolidated income and consolidated cash flows for the year then ended present fairly the financial position of the Company and its Subsidiaries at December 31, 1992 and the results of their operations and their cash flows for the year then ended in conformity with GAAP. The consolidated balance sheet of the Company and its Subsidiaries as of September 30, 1993 and the related statements of consolidated income and consolidated statement of cash flows for the nine months then ended present fairly (subject to normal year-end adjustments) the financial position of the Company and its Subsidiaries at September 30, 1993 and the results of their operations and their cash flows for the nine months then ended in conformity with GAAP for interim financial information.

          (b) The consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of December 31, 1992 and the related statements of consolidated income and consolidated cash flows for the year then ended present fairly the financial position of the Parent Guarantor and its Subsidiaries at December 31, 1992 and the results of their operations and their cash flows for the year then ended in conformity with GAAP. The consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of September 30, 1993 and the related statements of consolidated income and consolidated statement of cash flows for the nine months then ended present fairly (subject to normal year-end adjustments) the financial position of the Parent Guarantor and its Subsidiaries at September 30, 1993 and the results of their operations and their cash flows for the nine months then ended in conformity with GAAP for interim financial information.

          (c) The financial statements and projections of the Company dated December 28, 1993 and January 26, 1994 were prepared on the basis of the estimates and assumptions stated therein and represented, at each such date, the Company's good faith forecasts and projections of its future financial performance prepared after duly diligent investigations; such estimates, assumptions, projections, and forecasts were fair and reasonable, and reflected the Company's estimates of the most likely future financial results and condition of the Company, in the light of business conditions existing at the date thereof; and any such estimates, assumptions, projections, and forecasts, if prepared as of the date of this Agreement, would contain estimates of the future financial performance of the Company which would not materially and adversely differ from the respective estimates contained in the financial projections and forecasts. As of the date hereof and, in connection with the initial Credit Extension, as of the Initial Borrowing Date, no material developments have occurred since January 26, 1994 which would lead the Company to believe that such projections and forecasts, taken as a whole, are not reasonably attainable, subject to the uncertainties and approximations inherent in any projections. It is understood by the Agent and the Lenders that all of the estimates and assumptions on which such projections and forecasts are based may not prove to be correct, that actual future financial performance may vary from that projected, and that nothing contained in this clause (c) shall be
                                        ----------
     construed as a warranty, or guarantee, of future financial performance.

     SECTION 8.6.  No Material Adverse Effect.
                   --------------------------

          (a) For purposes of Credit Extensions to be made on the Initial Borrowing Date, no event or events have occurred since September 30, 1993 which, individually or in the aggregate, have had or have a reasonable possibility of having a Materially Adverse Effect.

          (b) For purposes of Credit Extensions requested to be made after the Initial Borrowing Date, no event or events have occurred since the Initial Borrowing Date which, individually or in the aggregate, have had or could reasonably be expected to have a Materially Adverse Effect.

     SECTION 8.7.  Absence of Default or Violation of Law.  No
                   --------------------------------------
Obligor nor any Subsidiary thereof is (a) in default in the payment of (or in the performance of any material obligation applicable to) any Indebtedness outstanding in a principal amount exceeding $10,000,000 or (b) in violation of any law, governmental regulation, or court decree or order where such violation has a reasonable possibility of having a Materially Adverse Effect.

     SECTION 8.8.  Litigation, etc.  There is no pending or, to
                   ---------------
the knowledge, after due inquiry, of the Executive Officers of the Parent Guarantor or the Company, threatened labor controversy, litigation, action, or proceeding affecting the Parent Guarantor, the Company, or any of their Subsidiaries or Joint Venture Affiliates, or any of their respective Properties, or revenues, which has a reasonable possibility of having a Materially Adverse Effect or which purports to affect the legality, validity, or enforceability of this Agreement, or any other Loan Document, except as disclosed in Item 3 ("Litigation")
                                            ------   ----------
or Item 8 ("Environmental Matters") of the Disclosure Schedule or
   ------   ---------------------
in the Environmental Reports.

     SECTION 8.9.  Subsidiaries.
                   ------------

          (a) The Parent Guarantor has no Subsidiaries except the Company and its Subsidiaries. The Company has no Subsidiaries, except those Subsidiaries

               (i)  which are identified in Item 2 ("Existing
                                            ------   --------
          Subsidiaries") of the Disclosure Schedule; or
                    ------------

               (ii)  which have been formed or acquired in
          accordance with Section 9.2.5 or 9.2.10.
                          -------------    ------

          (b)  Other than as set forth in Schedule XI hereto, as
                                          -----------
     of the Initial Borrowing Date neither the Parent Guarantor nor the Company has any Subsidiaries having total assets greater than $1,000,000 (exclusive of assets eliminated in consolidation) other than those Subsidiaries set forth in Schedules III, IV and VII hereto.
          -------------  --     ---

     SECTION 8.10. Ownership of Properties.
                   -----------------------

          (a)  The Parent Guarantor, the Company, and each
     of their Subsidiaries owns good title to all of its Properties, of any nature whatsoever, which are material to the Parent Guarantor, the Company, and their Subsidiaries as a whole or which, in the case of Properties owned by the Company or any of its Significant Subsidiaries, are material to the Company or such Significant Subsidiary, in each case free and clear of all Liens or material claims except for "Permitted Exceptions" (as defined in the Company Mortgages and Company Deeds of Trust) or as permitted pursuant to
     Section 9.2.3.
     -------------

          (b) The Parent Guarantor, the Company, and each of their Subsidiaries owns (or is licensed to use) and possesses all such patents, trademarks, trade names, service marks, and copyrights as the Parent Guarantor and the

     Company consider necessary for the conduct of its business and the business of its Subsidiaries as now conducted without, individually or in the aggregate, any infringement or alleged infringement upon rights of other Persons which has a reasonable possibility of having a Materially Adverse Effect.

     SECTION 8.11. Taxes.  The Parent Guarantor, the Company, and
                   -----
each of their Domestic Subsidiaries and their other Significant Subsidiaries have filed all federal, state, and all other material tax returns and reports required by law to have been filed by it and have paid or caused to be paid all material taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books.

     SECTION 8.12. Pension and Welfare Plans.  During the twelve-
                   -------------------------
consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of each Credit Extension hereunder, no actions have been taken by the Parent Guarantor, the Company, any member of their Controlled Groups, or any other Person (with the requisite authority to act) to terminate any Pension Plan that has insufficient assets to satisfy all benefit liabilities thereunder (within the meaning of
Section 4001(a)(16) of ERISA), and no contribution failure has
- -------------------
occurred with respect to any Pension Plan sponsored or maintained by any Controlled Group member sufficient to give rise to a Lien on assets of any Controlled Group member under section 302(f) of ERISA, which failure has not been cured within 30 days of the applicable due date. With respect to any Pension Plan, neither the Parent Guarantor, the Company, nor any of their Subsidiaries has failed in any material respect to comply with applicable provisions of ERISA and the Code and any regulations, rulings, or notices issued thereunder. Item 7 ("Employee Benefit Plans") of
                            ------   ----------------------
the Disclosure Schedule lists all Welfare Plans of the Parent Guarantor, the Company, or any of their Domestic Subsidiaries and sets forth the Company's estimate of the expected aggregate contributions of the Parent Guarantor, the Company, and their Domestic Subsidiaries to Pension Plans for the 1992 and 1993 Fiscal Years and the aggregate expected costs of the Parent Guarantor, the Company and their Domestic Subsidiaries for medical benefits for the 1992 and 1993 Fiscal Years under Welfare Plans.

     SECTION 8.13. Environmental Warranties.  Except as set forth
                   ------------------------
in Item 8 ("Environmental Matters") of the Disclosure Schedule or
  ------    ---------------------
in the Environmental Reports:

          (a) all facilities and Property (including underlying groundwater) owned, operated, or leased by the Parent Guarantor, the Company, or any of their Subsidiaries have been, and continue to be, owned, operated, or leased by the

Parent Guarantor, the Company, and their Subsidiaries in material compliance with all Environmental Laws;

          (b) there are no pending or, to the knowledge of the Parent Guarantor's or the Company's Executive Officers, after due inquiry, threatened

               (i) claims, complaints, notices, or requests for information received by the Parent Guarantor, the Company, or any of their Subsidiaries, from any federal, state, or local governmental agency or authority, or from any Person which has commenced a legal proceeding against the Parent Guarantor, the Company, or any of their respective Subsidiaries, with respect to any alleged violation of any Environmental Law, or

               (ii) complaints, notices, or inquiries to the Parent Guarantor, the Company, or any of their Subsidiaries, from any federal, state, or local governmental agency or authority, or from any Person which has commenced a legal proceeding against the Parent Guarantor, the Company, or any of their respective Subsidiaries, regarding potential liability under any Environmental Law;

          (c) there have been no Releases of Hazardous Materials at, on, into or under any Property now or previously owned, operated, or leased by the Parent Guarantor, the Company, or any of their Subsidiaries that, singly or in the aggregate, have a reasonable possibility of having a Materially Adverse Effect;

          (d) the Parent Guarantor, the Company, and their Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses, and other authorizations relating to environmental matters and necessary for their businesses;

          (e) no Property now or previously owned, operated, or leased by the Parent Guarantor, the Company, or any of their Subsidiaries is listed or, to the knowledge of the Parent Guarantor's or the Company's Executive Officers, after due inquiry, proposed for listing (with respect to owned Property only) on the National Priorities List pursuant to CERCLA or on the CERCLIS or, to the best knowledge and belief of the Parent Guarantor's and the Company's Executive Officers, on any similar state list of sites requiring investigation or clean-up;

          (f) there are no underground storage tanks (as defined in 40 C.F.R. Section 280.1, as the same may be amended, modified, supplemented, or replaced from time to time), active or abandoned, including petroleum storage tanks, on or under

     any Property now or previously owned or leased by the Parent
     Guarantor, the Company, or any of their Subsidiaries that, singly or in the aggregate, have a reasonable possibility of having a Materially Adverse Effect;

               (g) none of the Parent Guarantor, the Company, or any of their Subsidiaries has, to the best knowledge and belief of each Executive Officer of the Company, transported or arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state, or local enforcement actions or other investigations which has a reasonable possibility of leading to material claims against the Parent Guarantor, the Company or such Subsidiary thereof for any remedial work, damage to natural resources, or personal injury, including claims under CERCLA; and

               (h) there are no polychlorinated biphenyls or friable asbestos present at any real property now or previously owned or leased by the Parent Guarantor, the Company, or any of their Subsidiaries that, singly or in the aggregate, have a reasonable possibility of having a Materially Adverse Effect.

          SECTION 8.14.           Regulations G, U, and X.  No Obligor is
                        -----------------------
     engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extension will be used for a purpose which
     violates, or would be inconsistent with, F.R.S. Board
     Regulation G, U, or X.  Terms for which meanings are
     provided in F.R.S. Board Regulation G, U, or X or any
     regulations substituted therefor, as from time to time in
     effect, are used in this Section 8.14 with such
                              ------------
     meanings.

          SECTION 8.15.           Solvency.  On and as of the date of each
                        --------
     Credit Extension, both before and after giving effect to

               (a) all Indebtedness (including the Loans and the Letters of Credit) being incurred, assumed, or guaranteed, and

               (b) Liens created by the Company in connection therewith,

     but in no case regarding the KT Note as an asset of the Company, the Company and the Parent Guarantor will each be Solvent.

          SECTION 8.16.           Senior Indebtedness.
                        -------------------

               (a) The monetary Obligations of the Company
               hereunder and under the other Loan Documents constitute "Senior Indebtedness" of the Company under clause (i)
                                                     ---------
          of the
     definition of the term "Senior Indebtedness" and, to the
     extent that such monetary Obligations constitute
     "Obligations" (as defined in the Subordinated Indenture), "Specified Senior Debt" described in clause
                                          ------
     (i)(A) of the definition of such term under the terms
     ------
     of the Subordinated Indenture; the monetary Obligations of
     KFC, KAAC, AJI and KJC under the Loan Documents constitute "Senior Indebtedness" of such corporations under clause (i)
                                                      ----------
     of the definition of the term "Senior Indebtedness" and, to the extent that such monetary Obligations constitute "Obligations" (as defined in the Subordinated Indenture), "Guarantor Specified Senior Debt" described in clause (i)(A)
                                                    -------------
     of the definition of such term of such corporations under the terms of the Subordinated Indenture; the subordination provisions of the Subordinated Indenture are enforceable against the holders of the Subordinated Debt; and the Agent and the Lenders will be entitled to the benefits of such subordination provisions.

          (b) The monetary Obligations of the Company hereunder and under the other Loan Documents constitute "Senior Indebtedness of the Company" (as defined in the PIK Note) under the terms of the PIK Note; the subordination provisions of the PIK Note are enforceable against the holder of the PIK Note; and the Agent and the Lenders will be entitled to the benefits of such subordination provisions of the PIK Note.

          (c) The monetary Obligations of the Company hereunder and under the other Loan Documents constitute (or, in the case of any Equity Proceeds Note issued after the date hereof, will constitute) "Senior Indebtedness of the Company" (as defined in each Equity Proceeds Note) under the terms of each Equity Proceeds Note; the subordination provisions of each Equity Proceeds Note are enforceable (or, in the case of any Equity Proceeds Notes issued after the date hereof, will be enforceable) against the holder of such note; and the Agent and the Lenders will be entitled to the benefits of such subordination provisions of each Equity Proceeds Note.

     SECTION 8.17. Accuracy of Information.  All factual
                   -----------------------
information heretofore or contemporaneously furnished by or on behalf of any Obligor in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished in writing by or on behalf of any Obligor to the Agent or any Lender pursuant to or in connection with any Loan Document will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances then prevailing.

     SECTION 8.18. Joint Venture Contingent Liabilities.  Item 11
                   ------------------------------------   -------
("Joint Venture Contingent Liabilities") of the Disclosure
  ------------------------------------
Schedule contains a fair summary of the types of the material Contingent Liabilities of the Company and its Subsidiaries in respect of the businesses, operations, and financial obligations of VALCO, ALPART, Anglesey, KJBC, and QAL.

     SECTION 8.19. Mortgaged Property.  The real property and
                   ------------------
improvements which are mortgaged by the Company Mortgages and Company Deeds of Trust, as the case may be, constitute, as of the date of this Agreement, all of the real property and improvements owned or leased by the Company or any of its Subsidiaries which comprise, or are part of, or are used in the operations of, or are located contiguous to, the respective plants of the Company which are located at the locations listed on Schedule II hereto,
                                             -----------
except for certain unimproved property which is located contiguous to the Company's facilities at Newark, Ohio, Mead, Washington and Greenwood County, South Carolina, but will not be so mortgaged. Such unimproved property (a) is not a part of or used in the operations of the Company's plants in Newark, Ohio, Mead, Washington or Greenwood County, South Carolina which are to be mortgaged to the Agent, and (b) does not have any material structures or improvements located on it.


                                ARTICLE IX

                                 COVENANTS

     SECTION 9.1.  Affirmative Covenants.  The Parent Guarantor
                   ---------------------
agrees (and the Company, to the extent that any such agreement of the Parent Guarantor shall be applicable to the Company, any of its Subsidiaries, or any of its or their properties, also agrees) with the Agent and each Lender that, until all Commitments have terminated, no Letters of Credit are outstanding, and all outstanding monetary Obligations have been paid in full:

     SECTION 9.1.1.  Financial Information, Reports, Notices,
                     ---------------------------------------
etc. The Company will furnish, or will cause to be furnished, to
- ---
the Agent, for itself and for delivery to the Lenders, copies of the following financial statements, reports, notices, and information:

          (a) within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Company, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of income of the Company and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter and a consolidated statement of cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal

     Quarter, certified (subject to normal year-end adjustments) on behalf of the Company by a Financial Authorized Officer of the Company;

          (b) within 95 days after the end of each Fiscal Year of the Company, (i) a copy of the annual audit report for such Fiscal Year for the Company and its Subsidiaries, including therein a consolidated balance sheet as at the close of such Fiscal Year, and related consolidated statements of income and cash flows for such Fiscal Year, of the Company and its Subsidiaries, in each case audited (without any Impermissible Qualification) by Arthur Andersen & Co. or other independent public accountants acceptable to the Agent and the Required Lenders, (ii) a consolidating balance sheet at the close of such Fiscal Year, and a related consolidating statement of income for such Fiscal Year, of the Company and its Subsidiaries, certified on behalf of the Company by a Financial Authorized Officer of the Company, and (iii) a report from the accountants referred to in clause (i), containing a computation prepared
                    ----------
     by the Company of each of the financial covenants contained in Section 9.2.4 as at the end of such Fiscal Year, and,
        -------------
     commencing with the 1995 Fiscal Year, of the Interest Coverage Ratio as of the end of each Fiscal Quarter of such Fiscal Year (except the first Fiscal Quarter of the 1995 Fiscal Year), which report shall specify that it has been prepared using the procedures specified in the letter dated February 14, 1994 from Arthur Andersen & Co. to the Agent, a copy of which has been delivered to each Lender, and reporting that, in making the audit necessary for the signing of such annual report by such accountants, they have not become aware of any material miscomputation by the Company of such financial covenants, or of the Interest Coverage Ratio as of the end of each of such Fiscal Quarters, or of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such miscomputation, Default, or Event of Default, describing such miscomputation, Default, or Event of Default;

          (c) as soon as available and in any event within 50 days (or, in the case of the fourth Fiscal Quarter of any Fiscal Year, 95 days) after the end of each Fiscal Quarter,
     (i) a Compliance Certificate, executed on behalf of the Company by a Financial Authorized Officer of the Company, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenants set forth in Section 9.2.4 and, commencing with the second
              -------------
     Fiscal Quarter of the 1995 Fiscal Year, the calculation of the Interest Coverage Ratio for the four Fiscal Quarter Period ended on the last day of such Fiscal Quarter and (ii) a detail schedule of Inventory by site (in substantially the form currently produced by the Company, with such changes as to which the Agent may consent, such consent not to be unreasonably withheld);

          (d)  as soon as possible and in any event within three
     Business Days after an Executive Officer of the Parent
     Guarantor or the Company shall have become aware of the occurrence of

               (i) any Default, a statement on behalf of the Company by the chief financial Authorized Officer of the Company setting forth details of such Default and the action which the Company and/or the relevant other Obligor has taken and proposes to take with respect thereto, or

               (ii)  any

                   (A) default or event of default (however
               denominated) under any Subordinated Debt
               Instrument

                   (B) default or event of default (however
               denominated) under any Senior Debt Instrument or

                   (C) default or event of default (however
               denominated) under any agreement relating to any Joint Venture Affiliate, ALPART, or VALCO or any other material document or agreement to which the Company or any of its Significant Subsidiaries is a party, in each case where such a default or event of default has a reasonable possibility of having a Materially Adverse Effect, notice and a description in reasonable detail thereof;

          (e) as soon as possible and in any event within three Business Days after (i) the occurrence of any material adverse development with respect to any labor controversy, litigation, action, or proceeding described in Section 8.8
                                                    -----------
     or (ii) the commencement of any labor controversy, litigation, action, or proceeding of the type described in
     Section 8.8, written notice thereof and copies of all
     -----------
     material documentation relating thereto;

          (f) promptly after the sending or filing thereof, copies of all publicly available reports which the Parent Guarantor or the Company sends to any of its security holders, and all publicly available reports and registration statements which the Parent Guarantor or the Company or any of their Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

          (g)  as soon as possible and in any event within three
     Business  Days after an Executive Officer of the Parent

     Guarantor or the Company shall have become aware of the taking of any action by the Company or any other Person to terminate any Pension Plan that has insufficient assets to satisfy all benefit liabilities thereunder (within the meaning of Section 4001(a)(16) of ERISA), or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien against assets of any Controlled Group member under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Company or any Controlled Group member furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event relating to any Pension Plan with respect to which there is a reasonable possibility of the incurrence by the Company, the Parent Guarantor or any of their Subsidiaries of any liability, fine, or penalty which would have a Materially Adverse Effect, or any material increase in the contingent liability of the Company with respect to any post-retirement Welfare Plan benefit excluding liabilities occurring solely by operation of any generally applicable law enacted after the date of this Agreement, written notice thereof and copies of all material documentation relating thereto;

          (h) (i) promptly upon receipt thereof, a copy of all notices, documents, or other Instruments received by the Company pursuant to any Subordinated Debt Instrument or any Senior Debt Instrument and not otherwise required to be delivered hereunder and (ii) concurrently with the delivery thereof, a copy of all notices, documents, or other Instruments delivered by the Company pursuant to any Subordinated Debt Instrument or any Senior Debt Instrument and not otherwise required to be delivered hereunder;

          (i) no later than five Business Days after the approval thereof by the Company's Board of Directors, a copy of the annual business plan, budget, and updated business projections of the Company and its Subsidiaries, and upon the delivery to the Agent of any financial statements relating to a Fiscal Quarter included in such plan, budget, or projections, a summary comparing the Company's actual financial performance during such Fiscal Quarter to that provided in such plan, budget, or projections; and

          (j) such other information respecting the condition or operations, financial or otherwise, of the Parent Guarantor, the Company, or any of their Subsidiaries as any Lender (acting through the Agent) may from time to time reasonably request.

     SECTION 9.1.2.  Compliance with Laws, etc.  The Parent
                     -------------------------
Guarantor and the Company will, and will cause each of their Subsidiaries to, comply in all respects with all applicable laws, rules, regulations, and orders (except for such noncompliance which could not reasonably be expected to have a Materially Adverse Effect), including (and subject to the foregoing exception):

          (a)  subject to Section 9.2.10, the maintenance and
                          --------------
     preservation of its corporate existence under the laws of its jurisdiction of incorporation or organization, as the case may be, and its qualification as a foreign corporation, partnership, or other entity in each jurisdiction where the nature of its business requires such qualification; and

          (b) the payment, before the same become delinquent, of all taxes, assessments, and governmental charges imposed upon it or upon its Property, except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books.

     SECTION 9.1.3.  Maintenance of Properties.  The Parent
                     -------------------------
Guarantor and the Company will, and will cause each of their Significant Subsidiaries to, maintain, preserve, protect, and keep their material properties in good repair, working order, and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals, and replacements so that their business carried on in connection therewith may be properly conducted at all times unless the Parent Guarantor or the Company determines in the exercise of its good faith business judgment that the continued maintenance of any such properties is no longer economically desirable.

     SECTION 9.1.4.  Insurance.
                     ---------

          (a) The Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with financially sound and reputable insurance companies (including, consistent with past practice, insurance companies affiliated with the Company, insurance with respect to their Properties and business (including business interruption insurance, fire insurance and public liability insurance) in such amounts, of such character and against such risks as are usually maintained by companies engaged in the same or similar business or having comparable properties, and in any case having a coverage which is not materially less than the insurance of such type maintained by the Company and its Subsidiaries on the date of this Agreement, provided, that to the extent that any of the
                --------
     insurance required by this clause (a) ceases to be available
                                ----------
     at commercially reasonable rates, the Company may effect substitute insurance coverage therefor in accordance with prudent standards then being followed by other companies engaged in the same or similar business or having comparable properties. In addition, the Company will maintain flood insurance on each Property subject to a Company Deed of Trust or Company Mortgage to the extent such Property is eligible for the National Flood Insurance Program. In the event that the Company wishes to effect substitute coverage pursuant to the foregoing proviso, it will (i) notify the
                               -------
     Agent of such intent as soon as reasonably practicable, and
     (ii) in any event not less than three Business Days prior to the termination of the coverage for which substitution is to be made, furnish the Agent with a report of the Company describing in reasonable detail the nature of such substitute coverage and the reasons why the Company believes that such substitute coverage is appropriate.

          (b)  The Company will cause:

               (i) the Agent and the Lenders to be named as an additional insured, for a total coverage of $10,000,000 for all such Persons, under the public liability policies of the Company and its Subsidiaries; and

               (ii) the Agent to be named as loss payee under all insurance policies of the Company and its Subsidiaries that have executed the Subsidiary Security
          Agreement covering loss of or damage to Property
          (pursuant to loss payable clauses satisfactory to the Agent),

          and will,

               (A) as soon as practicable after effecting any insurance policies of the Company or any of its Subsidiaries (other than ALPART or VALCO) (and, with respect to any such policies which are replacements for other insurance policies which are required hereby, and which are terminating, in any event within three Business Days after such termination), furnish the Agent with an insurance broker's certificate or binder in respect of such policies or replacement policies;

               (B) if a replacement insurance policy for an insurance policy which is required hereby and which is terminating has not been effected prior to the third Business Day before such termination, furnish the Agent on such third Business Day a report of the Company describing in reasonable detail the status of such replacement policies;

               (C) upon request of the Agent, furnish to the Agent copies of all insurance policies at any time maintained by the Parent Guarantor, the Company and each Subsidiary of the Company executing a Security Agreement and furnish to the Agent with copies for each Lender, on or prior to the 15th day of July of each year, a certificate of an Authorized Officer of the Company setting forth the nature and extent of all insurance maintained by the Company, and its

          Significant Subsidiaries in accordance with this
          Section 9.1.4 (and which, in the case of a certificate
          -------------
          of a broker, were placed through such broker); and

               (D) furnish to the Agent with copies for each Lender, on or prior to the 15th day of July of each year, a letter dated as of a recent date from the Company's insurance broker or brokers comparing the insurance coverage then maintained by the Parent Guarantor, the Company and its Subsidiaries to the insurance coverage described in the most recent such letter delivered pursuant to this clause (D) or
                                            ----------
          pursuant to Section 7.1 (in the case of the first such
                      -----------
          delivery).

     SECTION 9.1.5.  Books and Records; Audits; Confidentiality.
                     ------------------------------------------

          (a) Each of the Parent Guarantor and the Company will, and will cause each of its Significant Subsidiaries to, maintain at all times proper and complete (in all material respects) books, records and accounts, in which complete and timely (in all material respects) entries are made, which reflect all of its business affairs and transactions in accordance with GAAP. The Company will and will cause KAII to maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require, including records, to the extent normally maintained in accordance with accepted accounting principles, of (i) all payments received and all credits and extensions granted with respect to the Accounts, (ii) the return, rejection, repossession, stoppage in transit, loss, damage or destruction of any Inventory, and (iii) all other dealings affecting the Collateral.

          (b) Each of the Parent Guarantor and the Company will permit the Agent, and any Lender who wishes to accompany the Agent, or any representatives thereof, at all reasonable times and intervals (and at any time during the continuance of an Event of Default or an Event of Cash Dominion), on reasonable notice during ordinary business hours, to have access to examine, audit, make extracts from and inspect the Company's and KAII's records, files, and books of account and the Collateral and to discuss the Company's and KAII's affairs with the Company's and KAII's officers and management and the independent public accountant for the Company, KAII, and the Parent Guarantor (and each of the Parent Guarantor and the Company hereby authorizes such independent public accountant to discuss the Parent Guarantor's, the Company's, or KAII's financial matters with the Agent and with each Lender or its representatives). The Company will, and will cause KAII to, deliver to the Agent, to the extent reasonably requested, any instrument necessary for the Agent to obtain records from any service bureau maintaining records for the Company or KAII. The Agent may, at the Company's expense, make copies of all of the Company's and KAII's books and records, or require the Company or KAII to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of the Company's and KAII's personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Security Interest. In addition, subject to the provisions of Section 3.5.2, the Parent Guarantor and the Company shall
        -------------
     pay the reasonable fees of any independent public accountant incurred in connection with the Agent's exercise of its rights pursuant to this Section 9.1.5.
                                  -------------

          (c) Subject to the provisions of the next paragraph, the Agent, each Lender, and each prospective purchaser of or participant in any part of any Loan, Commitment, or any other interest under this Agreement, each severally and for itself alone, agrees to maintain all Confidential Information (as defined below) obtained by it in connection with its rights under this Agreement or the other Loan Documents, including its rights of access contained in this
     Section 9.1.5 and information supplied pursuant to
     -------------
     Section 9.1.1, confidential and not disclose the same to
     any Person who is not an officer, director, employee, legal counsel, or authorized agent or advisor of the Agent, or any such Lender or any purchaser or prospective purchaser
     of or participant in all or any part of any Loan, Commitment, or any other interest under this Agreement pursuant to the provisions of Section 12.11.2 who shall
                                   ---------------
     agree, by executing a letter agreement substantially in the form attached hereto as Exhibit Q, to be bound by the
                             ---------
     provisions of this clause (c).  The Agent, each Lender, and
                        ----------
     each other Person bound hereby shall not use any Confidential Information except for purposes relating to this Agreement, the other Loan Documents, or otherwise in connection with its status as a creditor or potential creditor of the Company pursuant to the transactions contemplated hereby or thereby. The term "Confidential
                                                ------------
     Information" shall mean information specifically labelled
     -----------
     or identified as "Confidential" furnished by or on behalf
     of the Company to the Agent, any Lender, or other Person exercising rights hereunder and any information or documents (whether or not specifically labeled or
     identified as "Confidential") obtained pursuant to
     Section 9.1.5(b) by the Agent, any Lender or other Person
     ----------------
     exercising rights hereunder, but shall not include any such information which (a) has become or hereafter becomes available to the public other than as a result of a disclosure by the Agent, any Lender, or other Person exercising rights hereunder or required to be bound hereby, or (b) was or became available to the Agent, any Lender, or other Person exercising rights hereunder or required to be bound hereby on a non-confidential basis prior to its disclosure by the Company, its representatives, or its agents, or (c) becomes available to the Agent, any Lender, or other Person exercising rights hereunder or required to be bound hereby on a non-confidential basis from a source other than the Company, its representatives, or its agents or another Lender or other Person exercising rights hereunder or required to be bound hereby.

          The restrictions set forth in the preceding paragraph shall not prevent the disclosure by the Agent, any Lender, or any other Person required to be bound hereby of any such information

               (i) with the prior written consent of the Company or as expressly contemplated by this Agreement or any other Loan Document;

               (ii) upon order of any court or administrative agency of competent jurisdiction, to the extent required by such order and not effectively stayed on appeal or otherwise, or as otherwise required by law;

               (iii) in connection with any litigation or other legal proceeding at law, in equity, or in bankruptcy to which the Parent Guarantor or the Company or any Subsidiary of either thereof and the Agent, such Lender, or other Person are parties; or

               (iv)  to any Affiliate of any Lender who shall
          agree, by executing a letter agreement substantially in
          the form attached hereto as Exhibit Q, to be bound by
                                      ---------
          the provisions of this clause (c);
                                           ----------


     provided, however, that, in the case of any intended
     --------  -------
     disclosure under clause (ii), the Agent, the relevant
                      -----------
     Lender, or other Person shall (unless otherwise required by applicable law) give the Company not less than five Business Days prior notice (or such shorter period as may be reasonable or required by any court or agency under the circumstances), specifying the Confidential Information involved and stating such Person's intention to disclose such Confidential Information (including the manner and extent of such disclosure) in order to allow the Company an opportunity to seek an appropriate protective order.

     SECTION 9.1.6.  Environmental Covenant.  The Parent
                     ----------------------
Guarantor and the Company will, and will cause each of their Subsidiaries to,

          (a) use and operate all of their respective facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses, and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

          (b) (i) as soon as possible and in any event no later than 15 Business Days after an Executive Officer of the Company shall have become aware of the receipt thereof, notify the Agent and provide copies of all written claims, complaints, notices, or inquiries by a governmental or regulatory authority, or any Person which has commenced a legal proceeding against the Parent Guarantor, the Company, or any of their Subsidiaries, relating to compliance by the Company or its Subsidiaries with, or potential liability of the Company or its Subsidiaries under, Environmental Laws; and

                     (ii) with reasonable diligence cure all
               environmental defects and conditions which are the subject of any actions and proceedings against the Parent Guarantor, the Company, or any of their Subsidiaries relating to compliance with Environmental Laws, except to the extent that such actions and proceedings (or the obligation of the Parent Guarantor, the Company, or any such Subsidiary to cure such defects and conditions) are being contested by the Parent Guarantor, the Company or any of their Subsidiaries in good faith by appropriate proceedings; and

          (c)  provide such information, access, and
     certifications which the Agent may reasonably request from time to time to evidence compliance with this Section 9.1.6.
                                                   -------------

     SECTION 9.1.7.  Performance of Instruments.  Each of the

                     --------------------------
Parent Guarantor and the Company will, and will cause each of their Subsidiaries to, perform promptly and faithfully all of their Obligations under each Loan Document to which it is or is to be a party, subject to any applicable grace periods.

     SECTION 9.1.8.  Maintenance of Collateral.  The Parent
                     -------------------------
Guarantor and the Company will, and will cause their Subsidiaries having an interest in any Property which is, or is intended to be, Collateral to,

          (a) acquire and maintain such Property in a manner that will enable the Parent Guarantor, the Company, or such Subsidiary, as the case may be, to cause such Property to be subject to the Liens of the Collateral Documents; and

          (b) obtain the consent or approval of any Person whose consent or approval is required for the grant of Liens by the Parent Guarantor, the Company, or any such Subsidiary in any such Property.

     SECTION 9.1.9.  Collateral Reporting.  Except during the
                     --------------------
continuance of an Event of Cash Dominion, the Company will, and will cause KAII to, provide the Agent with the following documents, in form and scope satisfactory to the Agent, on a monthly basis: (a) an accounts receivable summary aging report together with a reconciliation to the previous month's accounts receivable summary aging report; (b) a reconciliation of the account receivable summary aging report to the accounts receivable general ledger; (c) a monthly listing of delinquent accounts in excess of $100,000 that are thirty days past the due date or sixty-five days past the invoice date, (d) monthly inventory summary reports by category in respect of the Inventory of the Company, (e) monthly inventory summary reports by location in respect of the Inventory of the Company; and (f) certificates of an officer of the Company certifying on behalf of the Company as to the foregoing. During the continuance of an Event of Cash Dominion, the Company will, and will cause KAII to, continue to provide the Agent with the documents described in clauses (a)
                                                  -----------
through (f) above.  In addition, the Company will, and will cause
- -----------
KAII to, provide the Agent with the following documents immediately upon any written request therefor by the Agent: (a) copies of shipping and delivery documents; (b) copies of invoices, customer statements, credit memos, remittance advises and reports, and deposit slips; (c) copies of purchase orders, invoices, and delivery documents for Inventory of the Company acquired by the Company; and (d) such other reports as to the Collateral as the Agent shall request from time to time. If any of the Company's or KAII's records or reports of the Collateral are prepared by an accounting service or other agent, the Company hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent.

     SECTION 9.1.10.  Delivery; Further Assurances.  The Parent
                      ----------------------------
Guarantor and the Company will, and will cause each of their wholly owned Subsidiaries to, at the expense of the Company,

          (a) without any request by the Agent, within 10 Business Days after the receipt thereof, deliver or cause to be delivered to the Agent, in due form for transfer (i.e.,
                                                          ----
     endorsed in blank or, if appropriate, accompanied by duly executed blank stock or bond powers), all equity securities having a value, and all debt instruments (other than the Equity Proceeds Notes, which shall not constitute Collateral) having face amounts, in excess of $100,000, at any time representing all or any of the Collateral, in due form for transfer (i.e., endorsed in blank or, if
                        ---
     appropriate, accompanied by duly executed blank bond powers);

          (b) upon forming or acquiring any Subsidiary, immediately notify the Agent of such formation or acquisition, and if requested by the Agent at the request of the Required Lenders, unless such Subsidiary is acquired or formed by a Subsidiary of the Company which is not a Domestic Subsidiary,

               (i) pledge and deliver to the Agent pursuant to the Company Pledge Agreement or the Subsidiary Pledge Agreement, as the case may be, certificates evidencing all of the issued and outstanding capital stock of such Subsidiary owned directly or indirectly by the Company (or, if such Subsidiary is not a Domestic Subsidiary, 65% of such capital stock) accompanied by undated stock powers duly executed in blank or pledge to the Agent pursuant to the Company Pledge Agreement, the Subsidiary Pledge Agreement, the Company Security Agreement, or the Subsidiary Security Agreement, as the case may be, all of the Company's or such Subsidiary's general or limited partnership interest in such Subsidiary;

               (ii) if such pledgor is a Subsidiary of the Company, cause such pledgor to execute and deliver to the Agent a counterpart of the Subsidiary Guaranty and such other items of documentation as shall be necessary in order for such pledgor to assume the obligations under the Subsidiary Guaranty (and such pledgor, if a Subsidiary of the Company, may thereupon become a "Subsidiary Guarantor" (under and as defined in the Subordinated Indenture or the Senior Indenture) if and to the extent required to become a "Subsidiary Guarantor" by Section 5.12(c) of the Subordinated
                        ---------------
          Indenture or Section 4.10(b)(ii) of the Senior
                       -------------------
          Indenture); and


               (iii) cause such Subsidiary to deliver to the Agent such evidence of due execution, and such other information with respect to its Organic Documents and contractual obligations, and as to the Collateral in which it has an interest, as the Agent may request, and to take all action necessary or as the Agent may request to create, preserve, perfect, confirm, and validate the Liens created or purported to be created by such Collateral Documents;

          (c)  if any Subsidiary of the Company is required to
     grant a Lien to the Agent over any interest in real property pursuant to clause (b) of Section 9.1.11, and if requested
                 ----------    --------------
     by the Agent at the request of the Required Lenders,

               (i)    cause such Subsidiary to execute and
          deliver to the Agent a counterpart of the Subsidiary Guaranty and such other items of documentation as shall be necessary in order for such Subsidiary to assume the obligations under the Subsidiary Guaranty (and such Subsidiary may thereupon become a "Subsidiary Guarantor" (under and as defined in the Subordinated Indenture or the Senior Indenture) if and to the extent required to become a "Subsidiary Guarantor" by
          Section 5.12(c) of the Subordinated Indenture or
          ---------------
          Section 4.10(b)(ii) of the Senior Indenture),
          -------------------

               (ii)   cause such Subsidiary to execute and
          deliver to the Agent counterparts of the Subsidiary Security Agreement, the Subsidiary Pledge Agreement, and such other items of documentation as shall be necessary in order for such Subsidiary to assume the obligations under the Subsidiary Security Agreement and the Subsidiary Pledge Agreement, and

               (iii) cause such Subsidiary to deliver to the Agent such evidence of due execution, and such other information with respect to its Organic Documents and contractual obligations, and as to the Collateral in which it has an interest, as the Agent may request, and to take all action necessary or as the Agent may request to create, preserve, perfect, confirm, and validate the Liens created or purported to be created by such Collateral Documents;

          (d) upon the opening of any account for investment in Cash Equivalent Investments permitted hereunder by the Company or any Obligor which has executed the Subsidiary Security Agreement, promptly notify the Agent thereof and promptly deliver a letter, in substantially the form of one of the letters contained in Exhibit N attached hereto, with

                                 ---------
     such changes as the Agent may approve, duly executed by the Person with which the Company or such Subsidiary maintains such account;

          (e) upon request of the Agent, furnish or cause to be furnished to the Agent such opinions of counsel, and other documents with respect to the Collateral as the Agent may reasonably specify; and

          (f) upon request of the Agent, forthwith execute and deliver or cause to be executed and delivered to the Agent, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices deemed necessary by the Agent), such assignments, security agreements, pledge agreements, consents, waivers, financing statements, stock or bond powers, and other documents, and do such other acts and things, all as the Agent may from time to time request, to establish and maintain to the satisfaction of the Agent valid perfected Liens in all Collateral (free of all other Liens, claims, and rights of third parties whatsoever, except for Liens, claims, and rights permitted by Section 9.2.3), provided, that the
                         -------------   --------
     Company shall not be required to register itself in Ghana or the United Kingdom for this purpose.

     SECTION 9.1.11. Real Property; Title Policies; Surveys. As
                     --------------------------------------
further security for the payment of the Obligations, the Parent Guarantor and the Company will, and will cause their Subsidiaries to:

          (a) obtain and maintain the consent or approval of any Person whose consent or approval is required to the granting of a Lien on any interest in real property which is, or is required by the terms of this Agreement to be, subject to a mortgage or deed of trust in favor of the Agent; and

          (b) concurrently with or promptly after the purchase or acquisition by the Company or any such Subsidiary of, or the formation or acquisition by the Company or any such Subsidiary of any Subsidiary with an interest in, any real property (including all improvements) which is located in the United States and which is structurally related to, or which is located contiguous to, real property upon which there is an existing Lien in favor of the Agent pursuant to a Company Mortgage or Company Deed of Trust,

               (i) execute, acknowledge, and deliver to the Agent a mortgage or deed of trust (or, if appropriate, an amendment or supplement to an existing mortgage or deed of trust), in such form and substance, and in such number of counterparts, as the Agent may reasonably require, mortgaging and granting a security interest in such interest in real property;

               (ii) obtain, with respect to each such interest in real property, a title insurance policy (in amounts reasonably satisfactory to the Agent) with respect to, a survey of, and such other documents relating to, such real property, in each case conforming to the requirements of Section 7.1.8;
                          -------------

               (iii) cause such mortgage or deed of trust to be duly recorded or filed to create a valid, perfected, first-priority mortgage or deed of trust lien on, and security interest in the property purported to be covered thereby, and pay all fees, taxes, and other expenses in connection therewith; and

               (iv) deliver to the Agent such other items of documentation with respect to any of the foregoing as the Agent shall reasonably request (including certificates as to incumbency, resolutions, and opinions of counsel in all relevant jurisdictions).

At the request of the Agent, the Company will cause (and, in any event, the Company shall be permitted to cause) any real property which is required to be mortgaged pursuant to clause (b) of this
                                              ----------
Section 9.1.11 and which is owned by a Subsidiary of the Company,
- --------------
to be transferred to the Company prior to the execution and delivery of such mortgage or deed of trust, as applicable. The Agent and the Required Lenders shall have the right, in their sole and absolute discretion, to accept or reject any such real property interest offered pursuant to this Section 9.1.11.
                                           --------------

     SECTION 9.1.12.  Intercompany Demand Notes.  Within 60 days
                      -------------------------
after the last day of any Fiscal Quarter as of which the aggregate outstanding Indebtedness of the Company to any wholly owned Domestic Subsidiary of the Company exceeds $10,000,000, the Company will, if the same has not previously been done, (a) execute and deliver to such Subsidiary an Intercompany Demand Note payable to such Subsidiary, and (b) cause such Subsidiary to execute and deliver the Intercompany Note Pledge Agreement and to pledge such note to the Agent pursuant to the Intercompany Note Pledge Agreement.

     SECTION 9.2.  Negative Covenants.  The Parent Guarantor
                   ------------------
agrees (and the Company, to the extent that any such agreement of the Parent Guarantor shall be applicable to the Company, any of its Subsidiaries, or any of its or their properties, also agrees) with the Agent and each Lender that, until all Commitments have terminated, no Letters of Credit are outstanding, and all outstanding monetary Obligations have been paid in full:

     SECTION 9.2.1.  Business Activities.  The Parent Guarantor
                     -------------------
will not engage in any other business activity other than ownership of the Company and such activities as may be incidental or related thereto including the offering and sale of securities of the Parent Guarantor. The Company will not, and will not permit any of its Subsidiaries to, engage in any business activity, except those described in the first recital, those in

                                        -------------
which the Company and its Subsidiaries are engaged on the Effective Date, and such activities as may be incidental or related thereto or reasonably related extensions thereof.

     SECTION 9.2.2.  Indebtedness.  The Parent Guarantor and the
                     ------------
Company will not, and will not permit any of their Subsidiaries to, create, incur, assume, or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than the following:

          (a) In the case of the Parent Guarantor, the Company, and their Subsidiaries,

               (i) Indebtedness in respect of this Agreement and the other Loan Documents;

               (ii)  Indebtedness identified in Item 1
                                                ------
          ("Indebtedness to be Paid") of the Disclosure Schedule,
           -----------------------
          provided that the conditions set forth in Section 7.1.3
                                                    -------------
          in respect of payment of such Indebtedness shall be satisfied on the Initial Borrowing Date; and

               (iii)  Indebtedness existing as of the Effective
          Date which is identified in Item 4 ("Ongoing
                                      ------   -------
          Indebtedness") of the Disclosure Schedule;
                    ------------

          (b)  In the case of the Company and its Subsidiaries,

               (i) Indebtedness of the Company in respect of the Senior Debt, and Contingent Obligations of AJI, KJC, KFC and KAAC as a "Subsidiary Guarantor" (under and as defined in the Senior Indenture) in respect of the Senior Debt;

               (ii)  subject to Section 9.2.18, Indebtedness
                                --------------
          owing from (A) the Company to any wholly-owned Subsidiary of the Company (other than KAAC) which (if required by Section 9.1.12) is evidenced by an
                      --------------
          Intercompany Demand Note which has been pledged to the Agent pursuant to the Intercompany Note Pledge Agreement or the Subsidiary Pledge Agreement, (B) any wholly-owned Subsidiary of the Company to the Company, provided that such Indebtedness is not evidenced by any
          --------
          instrument, (C) any wholly-owned Subsidiary of the Company to any other wholly-owned Subsidiary of the Company, provided that with respect to any such
                   --------
          Indebtedness to KFC or any such Indebtedness of KFC to KAAC, such Indebtedness is evidenced by an Intercompany Demand Note which has been pledged to the Agent pursuant to the Subsidiary Pledge Agreement or the Intercompany Note Pledge Agreement, and provided,

                                                  --------
          further, that with respect to any such Indebtedness
          -------
          other than to KFC (or of KFC to KAAC), such
          Indebtedness is not evidenced by any instrument, (D)
          VALCO or ALPART to the Company, its Subsidiaries, or
          Persons (other than the Company, its Subsidiaries or
          any Restricted Affiliate) having an equity interest in
          VALCO or ALPART, as the case may be, (E) the Company or
          its Subsidiaries to VALCO or ALPART, or (F) the Company
          to KAAC, provided that any such Indebtedness (other
                   --------
          than Indebtedness in respect of accounts payable and other current liabilities, in each case arising in the ordinary course of business out of the purchase by the Company of alumina from KAAC) shall be evidenced by an Intercompany Demand Note which has been pledged to the Agent pursuant to the Subsidiary
Pledge Agreement and Indebtedness in respect of such accounts payable and other current liabilities shall not be evidenced by any instrument;

               (iii) Indebtedness of the Company, KJC, AJI and KAAC (including, without duplication, Contingent Liabilities in respect of Indebtedness) in an aggregate amount (excluding any such Indebtedness identified in
          Item 4 ("Ongoing Indebtedness") of the Disclosure
          ------   --------------------
          Schedule) not to exceed $150,000,000 in respect of ALPART, $75,000,000 in respect of QAL and $25,000,000 in respect of VALCO; provided, however, that for
                               --------  -------
          purposes of calculating the aggregate amount of Indebtedness of the Company and its Subsidiaries outstanding pursuant to this clause (b)(iii), there
                                       ---------------
          shall be subtracted from the total amount of Indebtedness of non-wholly-owned Subsidiaries an amount equal to (A) that portion of such Indebtedness attributable to the proportionate direct or indirect ownership of Persons other than the Company and its Subsidiaries of the voting stock of, or partnership interest in, such Subsidiary or (B) if the economic burden of such Indebtedness is borne or to be borne by minority owners of such Subsidiary (other than the Company and its Subsidiaries) in a proportion other than the proportion of their direct or indirect ownership of the voting stock of, or partnership interest in, such Subsidiary, the proportionate share of the economic burden of such Indebtedness borne or to be borne by such minority owners;

               (iv) Indebtedness incurred by the Company in connection with the purchase, redemption, retirement, or other acquisition by the Company of the Preferred Stock (USWA) outstanding on the date hereof (plus additional shares of such Preferred Stock (USWA) issued as dividends thereon or on such shares issued as dividends) to the extent the purchase, redemption, retirement, or acquisition thereof is required by the Code and such Indebtedness is issued to the then holders of or beneficial owners of such shares of Preferred Stock (USWA);

               (v) Indebtedness of the Company in an amount not exceeding $5,000,000 at any time outstanding in respect of the guaranty by the Company of the obligations of National Refractories & Minerals Corporation under the Revolving Credit and Term Loan Agreement dated as of April 30, 1985 (as the same has been and may hereafter be amended, modified, supplemented, restated, confirmed or replaced from time to time) among Congress Financial Corporation (Western), National Refractories & Minerals Corporation, National Refractories & Minerals, Inc. and National Refractories Holding Co.;

               (vi)  the obligation of the Company to make
          advances not exceeding $2,500,000 to National Refractories & Minerals Corporation under the Standby Revolving Credit and Security Agreement and Guaranty dated as of April 30, 1985 (as the same has been and may hereafter be amended, modified, supplemented, restated, confirmed or replaced from time to time) among the Company, National Refractories & Minerals Corporation, National Refractories & Minerals, Inc. and National Refractories Holding Co.;

               (vii) the guaranty by the Company of the payment of certain shutdown, supplemental unemployment, pension, and retiree health and life insurance benefits as provided under the Agreement dated February 2, 1989 (as the same has been or may be amended, supplemented, restated, modified, confirmed, or replaced from time to time) between the Company and the United Steelworkers of America relating to the sale by the Company of its smelter and rolling mill in Ravenswood, West Virginia, to Ravenswood Acquisition Corporation;

               (viii) the obligations of the Company and any of its Subsidiaries to purchase or sell goods, services, or technology utilized in their bauxite, alumina, and aluminum business and related extensions thereof, including on a take-or-pay basis, pursuant to agreements entered into the ordinary course of business consistent with past practice;

               (ix)  the obligations of QAL in respect of
          charters of vessels;

               (x) Indebtedness of the Company in respect of unsecured Hedging Obligations;

               (xi)  Indebtedness of the Company and its
          Subsidiaries (other than KAAC, AJI, KJC and KAII) in respect of letters of credit (including any such letters of credit identified in Item 4 ("Ongoing
                                          ------   -------
          Indebtedness") of the Disclosure Schedule) in an
          ------------
          aggregate amount not to exceed $15,000,000 at any one time outstanding issued for the account of the Company or any of its Subsidiaries in support of certain self-insurance and reinsurance obligations;

               (xii)  Indebtedness of the Company in respect of
          the Redeemable Stock referred to in clause (i) or (ii)
                                              ----------    ----
          of Section 9.2.6(a);
             ----------------

               (xiii)  Indebtedness of the Company under the
          Equity Proceeds Notes;

               (xiv) Nonrecourse Indebtedness of Subsidiaries of the Company that are not Obligors, the proceeds of which are used to finance the construction, acquisition or retrofitting of aluminum smelters, alumina refineries, or fabrication plants, including, in either case, related facilities or interests therein;

               (xv) Indebtedness of the Company in an aggregate principal amount not to exceed $25,000,000 outstanding at any one time (excluding any such Indebtedness identified in Item 4 ("Ongoing Indebtedness") of the
                        ------   --------------------
          Disclosure Schedule) incurred in connection with one or more industrial revenue bond financings;

               (xvi) Indebtedness of KAAC in the form of Liens on assets of KAAC and its Subsidiaries securing the obligations of QAL; and

               (xvii) other Indebtedness of the Company and its Subsidiaries (other than KAAC, AJI, KJC and KAII) in an aggregate principal amount not to exceed $30,000,000 outstanding at any one time; and

          (c)  in the case of the Parent Guarantor, Indebtedness
     arising under the KT Note and Contingent Liabilities of the
     Parent Guarantor in respect of any Indebtedness of the
     Company incurred pursuant to clause (b) (other than
                                  ----------
     subclause (xv) thereof) above.

     SECTION 9.2.3.   Liens.  The Parent Guarantor will not
                      -----
create, incur, assume, or suffer to exist any Lien over any of its Properties, revenues, or assets, whether now owned or hereafter acquired, except for Liens of the type described in clauses (a), (b), (e), and (h) of this Section 9.2.3. The
- -----------  ---  ---      ---         -------------
Company will not, and will not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist any Lien upon any of its Properties, revenues, or assets, whether now owned or hereafter acquired, other than the following:

          (a) Liens securing payment of the Obligations granted pursuant to any Loan Document;

          (b)  Until the Initial Borrowing Date, Liens securing
     payment of Indebtedness of the type permitted and described in clause (a)(ii) of Section 9.2.2;
        --------------    -------------

          (c)  Liens granted prior to the Effective Date and
     identified in Item 5 ("Ongoing Liens") of the Disclosure
                   ------   -------------
     Schedule;

          (d) Liens granted to secure payment of Indebtedness permitted by clause (b)(xvii) of Section 9.2.2 on any
                  ----------------    -------------
     Property (other than Accounts and Inventory) created at the time of the acquisition of such Property in order to secure payment of the purchase price thereof or in order to secure any loan incurred for the purpose of financing such acquisition, and any Lien to which any Property is subject at the time of its acquisition (including Property of a Subsidiary at the time it becomes a Subsidiary), provided that the principal amount of the Indebtedness secured by any such Lien does not exceed 80% of the cost of such Property (except in the case of Liens on the Property of a Subsidiary at the time it becomes a Subsidiary) and that no such Lien may extend to other property, together with refundings or extensions of the foregoing for amounts not exceeding the principal amount of the Indebtedness so refunded or extended and secured only by the Property theretofore securing the same;

          (e)  Liens for taxes, assessments, or other
     governmental charges or levies to the extent that payment
     thereof shall not at the time be required in accordance with the provisions of Section 9.1.2;
                       -------------

          (f) Liens of carriers, warehousemen, mechanics, workmen, repairmen, vendors, materialmen, and landlords and other similar Liens incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings, and deposits or Liens to obtain the release of any such Lien;

          (g) Liens and deposits incurred or made in the ordinary course of business in connection with worker's compensation, unemployment insurance, or other forms of governmental insurance or benefits, or in connection with, or to secure performance of, bids, tenders, statutory obligations, and leases (other than, in each of such cases, for borrowed money or the obtaining of advances or credit) entered into in the ordinary course of business, or to secure obligations on surety or appeal bonds, and other Liens and deposits for purposes of like nature in the ordinary course of business;

          (h) judgment Liens or similar awards in existence less than 15 days after the entry thereof or with respect to which execution has been stayed, or the payment of which is covered (subject to a customary deductible) by insurance;

          (i)  mineral leases, easements, covenants,
     restrictions, exceptions, or reservations in any Property of the Company or any Subsidiary of the Company which do not materially impair the use of such Property for the purposes for which it is held;

          (j) zoning laws and ordinances, and rights reserved to or vested in any municipality or government or proper authority to control or regulate any Property of the Company or its Subsidiaries, or to use such Property in any manner which does not materially impair the use of such Property for the purposes for which it is held by the Company or such Subsidiary;

          (k) undetermined or inchoate Liens incident to construction, maintenance, or current operations and Liens and charges incident to such construction, maintenance, or operations which have been filed of record but which are being contested in good faith by appropriate proceedings;

          (l) Liens reserved in leases for rent and to assure compliance with the lease terms covering solely Property kept at the leased premises and rights of lessees to Property being leased from the Company or any of its Subsidiaries;

          (m) Liens on any Property in which the Company or any of its Subsidiaries has a leasehold estate, easement, right of way, or similar interest and to which such interest is or may become subject, and the rights reserved to the lessors or grantors thereof, and to their successors and assigns, under applicable law or the instrument creating such interest;

          (n) Liens on the Company's or any of its Subsidiary's rights under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business, involving (or, in the case of futures and options, for or relating to) the purchase and sale of aluminum, alumina, or bauxite or on the transaction accounts in which such transactions are effected securing the Company's or such Subsidiary's obligations under such agreements;

          (o) minor defects and irregularities in the title to any Property which do not in the aggregate materially impair the use of such Property for the purposes for which it is held;

          (p)  Liens on Property of ALPART securing Indebtedness
     in respect of ALPART permitted by clause (b)(iii) of
                                       ---------------
     Section 9.2.2 and Liens on Property of VALCO securing
     -------------
     Indebtedness in respect of VALCO permitted by
     clause (b)(iii) of Section 9.2.2;
     ---------------    -------------

          (q)  Liens on Property of KAAC or its Subsidiaries
     securing Indebtedness of KAAC in respect of QAL permitted by clause (b)(iii) of Section 9.2.2;
     ---------------    -------------

          (r) Liens on Property of Subsidiaries of the Company that are not Obligors securing Nonrecourse Indebtedness; provided, however, that no such Lien may extend to Property
     --------  -------
     other than the Property constructed, acquired or retrofitted with the proceeds of such Nonrecourse Indebtedness or the capital stock of entities formed to hold such interests;

          (s) Liens on cash securing letters of credit in an amount not to exceed $15,000,000 at any one time outstanding;

          (t)  Liens on Property (other than Accounts and
     Inventory) of the Company securing Indebtedness permitted by
     Section 9.2.2(b)(xv);
     --------------------

          (u)  Liens covering portions of the proceeds of Asset
     Dispositions, which are held in escrow in connection with such Asset Dispositions;

          (v)  Liens on Property (other than Accounts and
     Inventory) of the Company securing Indebtedness permitted by clause (b)(iv) of Section 9.2.2; and
     --------------    -------------

          (w) other Liens on Property (other than Accounts and Inventory) of the Company and its Subsidiaries incidental to the conduct of the business of the Company and its Subsidiaries or the ownership of their Property which were not incurred in connection with borrowed money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of their Property or materially impair the use thereof in the operation of their business and which, in any event, do not secure obligations aggregating in excess of $5,000,000.

     SECTION 9.2.4.   Financial Condition.  The Company will not
                      -------------------
permit:

          (a) Net Worth. The Company shall not permit Net Worth as of the end of any Fiscal Quarter set forth below to be less than the correlative amount indicated:

     Fiscal Quarter                         Net Worth
     --------------                         ---------

First Fiscal Quarter of 1994                $450,000,000
Second Fiscal Quarter of 1994               $433,000,000
Third Fiscal Quarter of 1994                $416,000,000
Fourth Fiscal Quarter of 1994               $400,000,000
First Fiscal Quarter of 1995                $396,000,000
Second Fiscal Quarter of 1995               $392,000,000
Third Fiscal Quarter of 1995                $388,000,000
Fourth Fiscal Quarter of 1995               $385,000,000
First Fiscal Quarter of 1996                $391,000,000
Second Fiscal Quarter of 1996               $397,000,000
Third Fiscal Quarter of 1996                $404,000,000
Fourth Fiscal Quarter of 1996               $410,000,000
First Fiscal Quarter of 1997                Minimum Net Worth
  and each Fiscal Quarter thereafter

          (b) Interest Coverage Ratio. The Company shall not permit the Interest Coverage Ratio (i) for the one Fiscal Quarter period ending March 31, 1996 to be less than 1.1 to 1.0, (ii) for the two Fiscal Quarter period ending June 30, 1996 to be less than 1.2 to 1.0, (iii) for the three Fiscal Quarter period ending September 30, 1996 to be less than 1.3 to 1.0, and (iv) for the four Fiscal Quarter period ending on the last day of each of the Fiscal Quarters set forth below to be less than the correlative ratio indicated:

          Date                              Ratio
          ----                              -----

Fourth Fiscal Quarter of 1996               1.4 to 1.0
First Fiscal Quarter of 1997                1.5 to 1.0
Second Fiscal Quarter of 1997               1.7 TO 1.0
Third Fiscal Quarter of 1997                1.8 to 1.0
Fourth Fiscal Quarter of 1997               2.0 to 1.0
  and each Fiscal Quarter thereafter


     SECTION 9.2.5. Investments.  The Parent Guarantor will not
                    -----------
make, incur, assume, or suffer to exist any Investment except for its ownership or purchase of the shares of capital stock of the Company, Cash Equivalent Investments, and Equity Proceeds Notes. The Company will not, and will not permit any of its Subsidiaries to, make, incur, assume, or suffer to exist any Investment in any other Person, other than the following:

          (a)  Investments existing on the Effective Date and
     identified in Item 6 ("Ongoing Investments") of the Disclosure
                   ------   -------------------
     Schedule;

          (b)  Cash Equivalent Investments;

          (c)  subject to Section 9.2.18, without duplication,
                          --------------
     Indebtedness which is an Investment permitted by
     clause (b)(ii) of Section 9.2.2;
     --------------    -------------

          (d)  Investments made pursuant to the arrangements
     described in clauses (b)(v) and (b)(vi) of Section 9.2.2, and
                  --------------     -------    -------------
     deposits permitted by clause (g) of Section 9.2.3;
                           ----------    -------------

          (e)  subject to Section 9.2.18, Investments in the
                          --------------
     ordinary course of business in the Company and its Subsidiaries (other than Investments made prior to October 1, 1993 by any Obligor (other than KBC and KEC) in KBC, KEC or any Subsidiary of the Company that is not an Obligor);

          (f)  provided no Default or Event of Default under
     Section 10.1.1 shall have occurred and be continuing,
     --------------
     Investments made after September 30, 1993 in the ordinary course of business in QAL, Anglesey, KJBC and Furukawa;

          (g) Investments which are Capital Expenditures permitted by Section 9.2.7;
        -------------

          (h) Investments of cash held in escrow accounts required pursuant to the terms of any contract or agreement between the Parent Guarantor, the Company, or any of its Subsidiaries and any Person as in effect on the Effective Date (including escrows in existence on the Effective Date) which are listed on Schedule XII hereto;
        ------------

          (i)  Investments received in connection with Asset
     Dispositions, and Investments in escrows established in connection with Asset Dispositions which are permitted hereby;

          (j) trade credit extended in the ordinary course of business (including such credit represented by any bond, note, debenture, or similar instrument) and advance payments, made in the ordinary course of business, under contracts for the purchase of goods or the receipt of services, and loans and advances made to any Person in connection with the purchase of assets by such Person for lease by such Person to the Company or any of its Subsidiaries to the extent that such leases are otherwise permitted hereunder;

               (k) Investments in the form of advance payments in connection with spot, forward, future and option transactions, entered into in the ordinary course of business, involving (or, in the case of futures and options, for or relating to) the purchase and sale of aluminum, alumina, or bauxite;

               (l) Investments acquired in the settlement or other resolution of disputes with any Person or of debts;

               (m)  Investments of any Person which are in
               existence at the time such Person becomes a Subsidiary of the Company and which, in the case of any such Investments which would breach any provision of this Agreement if made directly by the Company,

                    (i) were not entered into in contemplation of such Person becoming a Subsidiary of the Company, and

                    (ii)  do not constitute more than 20% of the
                    assets of such Person at the time such Person becomes a Subsidiary of the Company;

               (n)  any Investments (other than Investments in
               MAXXAM or any Affiliate (other than the Company, its Subsidiaries which are not Restricted Subsidiaries, or any Joint Venture Affiliate) of MAXXAM) not otherwise permissible hereunder in an aggregate amount not to exceed $20,000,000 at any time outstanding;

               (o) provided (i) no Default or Event of Default shall have occurred and be continuing (or would occur after giving effect to such Investment) and (ii) that the Interest Coverage Ratio is greater than 2.0 to 1, Investments in Subsidiaries and Joint Venture Affiliates not otherwise permissible hereunder in an aggregate amount not to exceed

                    (A)  the sum of:

                         (1)  50% of Net Income (or, if Net Income
                    for any such period shall be a deficit, minus 100% of such deficit) accrued on a cumulative basis for the period (taken as one accounting period) from January 1, 1994 to the end of the Company's most recently ended Fiscal Quarter, and


                         (2)  the aggregate net proceeds, including
                    the fair market value of Property other than cash, received by the Company as capital contributions (other than from a Joint Venture Affiliate or a Subsidiary of the
                    Company) to the Company after December 31, 1993, or from the issue or sale (other than to a Joint Venture Affiliate or to a Subsidiary of the Company), after December 31, 1993, of capital stock other than Redeemable Stock (including capital stock, other than Redeemable Stock, issued upon the conversion of, or in exchange for, Indebtedness or Redeemable Stock, and including upon exercise of warrants or options or other rights to purchase such capital stock, issued after December 31, 1993), or from the issue or sale, after December 31, 1993 of any debt or other security of the Company convertible or exercisable into such capital stock that has been so converted or exercised;

     minus
     -----

                    (B) the aggregate amount of Investments then
          outstanding pursuant to clause (n); and
                                       ----------

               (p)  extensions and renewals of Investments
          permitted by clauses (a), (h), (i), (j), (l) and (m) of
                       -----------  ---  ---  ---  ---     ---
          this Section 9.2.5,
               -------------

     provided that the principal amount thereof is not increased.


     SECTION 9.2.6. Restricted Payments, etc.
                    ------------------------

          (a) The Company and the Parent Guarantor will not declare, pay, or make any dividend or distribution (in cash, Property, or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Company or the Parent Guarantor or on any warrants, options, or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Company or the Parent Guarantor (excluding dividends or distributions payable in its common stock (other than Redeemable Stock) or warrants to purchase its common stock or splitups or reclassifications of its common stock into additional or other shares of its common stock) or apply, or permit any of their respective Subsidiaries to apply, any of its funds, or Property to the purchase, redemption, sinking fund, or other retirement, or agree, or permit any of their respective Subsidiaries to agree, to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Company or the Parent Guarantor, or warrants, options, or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Company or the Parent Guarantor (all of the foregoing non-excluded dividends, distributions, application of funds or Property, purchases, redemption and similar payments collectively being herein called "Distributions") except that
             -------------

               (i) the Company shall be permitted to purchase, redeem, retire, or otherwise acquire and to declare, pay, or make dividends or other distributions on its 4-1/8%

          Preference Stock, par value $100 per share, 4-3/4%
               Preference Stock (1957 Series), par value $100 per share, 4-3/4% Preference Stock (1959 Series), par value $100 per share, and 4-3/4% Preference Stock (1966 Series), par value $100 per share, in each case only in accordance with the terms of the Restated Certificate of Incorporation, and in each case unless (A) an Event of Default shall have occurred and be continuing and (B) the Company shall have been instructed by the Agent in writing not to make any such Distribution;

               (ii) the Company shall be permitted to purchase, redeem, retire, or otherwise acquire and to declare, pay, or make dividends or other distributions on any shares of the Preferred Stock (USWA), in each case unless (A) an Event of Default shall have occurred and be continuing and (B) the Company shall have been instructed by the Agent in writing not to make any such Distribution;

               (iii) the Company shall be permitted to pay for the benefit of, or to reimburse, the Parent Guarantor for the reasonable out-of-pocket expenses actually incurred (and documented as such) by the Parent Guarantor for services rendered to the Parent Guarantor by Persons who are not Affiliates or employees of the Parent Guarantor, MAXXAM, the Company or any of their respective Subsidiaries (provided that payments of legal fees and expenses to a law firm of which an Affiliate of the Company is a member shall be permitted) in connection with the registration, issuance or sale of securities of the Parent Guarantor to the extent that the net proceeds of such issuance or sale are used by the Parent Guarantor to make a loan or capital contribution to, or purchase securities of, the Company;

               (iv)  the Company shall be permitted to make
          Distributions to the Parent Guarantor of all or a portion of the KT Note and accrued interest thereon;

               (v) provided no Default shall have occurred and be continuing (or will have occurred and be continuing immediately following such Distribution), the Company shall be permitted to make Distributions to the Parent Guarantor in each Fiscal Quarter in an aggregate amount not exceeding the dividends payable by the Parent Guarantor during such Fiscal Quarter in respect of all then outstanding shares of the Parent Guarantor Preferred Stock minus the amount of any payments made during such
                -----
          Fiscal Quarter on the Equity Proceeds Notes;

                    (vi) the Parent Guarantor shall be permitted to make Distributions to the holders of any outstanding shares of the Parent Guarantor Preferred Stock (or depositary shares in respect thereof) in an amount not to exceed the payments received or receivable from time to time by the Parent Guarantor from the Company under clause (v) of this Section 9.2.6(a) and in respect of the
          ----------         ----------------
          Equity Proceeds Notes; and

               (vii) the Parent Guarantor shall be permitted to convert shares of the Parent Guarantor Preferred Stock (or depositary shares in respect thereof) into the common stock of the Parent Guarantor or redeem shares of the Parent Guarantor Preferred Stock (or depositary shares in respect thereof) in exchange for the common stock of the Parent Guarantor plus an amount in cash equal to all
                           ----
          amounts payable by the Parent Guarantor in respect of accrued and unpaid dividends in connection with such conversion or redemption, in each case in accordance with the Certificate of Designations governing such shares of Parent Guarantor Preferred Stock (or the Depositary Agreement in respect of such depositary shares).

          (b) The Company will not, and will not permit any of its Subsidiaries to,

               (i) make any payment or prepayment of principal of, or any prepayment of interest on, any Subordinated Debt (including pursuant to Section 4.05, 4.06, or 4.07 of the
                                 ------------------     ----
          Subordinated Indenture) or make any payment of interest on, or any payment in respect of, any Subordinated Debt which would violate the subordination provisions of such Subordinated Debt;

               (ii) subject to Section 9.2.18, make any prepayment
                               --------------
          of principal of, or any prepayment of interest on, any other Indebtedness (other than Indebtedness owing from the Company or any Subsidiary to any Subsidiary not listed on Schedule XIII hereto or to any Joint Venture
                    -------------
          Affiliate); provided, however, that the Company may
                      --------  -------
          prepay the principal of or interest on Indebtedness in respect of this Agreement, the Company may repay Indebtedness in connection with the refinancing of all or substantially all of such Indebtedness and the Company may prepay Indebtedness in an amount not to exceed $10,000,000 in the aggregate (such $10,000,000 to be computed, as of any time, based on prepayments made prior to such time which, if made at such time, would be prepayments);

               (iii) make any payment or prepayment of principal of, or interest on, the PIK Note; provided, however, that
                                            --------  -------
          if no Event of Cash Dominion shall have occurred and be continuing (or will have occurred immediately following such payment) and provided no Default shall have occurred and be continuing (or would occur as a result of such payment) the Company may repay the PIK Note at or after the maturity thereof;

               (iv) redeem, purchase, or defease any Subordinated Debt, any Senior Debt, the PIK Note or any Equity
          Proceeds Note;

               (v) make any payment or prepayment of principal of, or interest on, the Equity Proceeds Notes except that the Company may pay principal and interest from time to time on the Equity Proceeds Notes in accordance with the provisions of the Equity Proceeds Notes, subject to the subordination provisions thereof; provided, however, that
                                            --------  -------
          if any Equity Proceeds Note is issued in connection with the issuance of Parent Guarantor Preferred Stock that is convertible into shares of the common stock of the Parent Guarantor, immediately upon the conversion of all of such shares of the Parent Guarantor Preferred Stock (or depositary shares in respect thereof) into shares of the common stock of the Parent Guarantor pursuant to the Certificate of Designations governing such shares of the Parent Guarantor Preferred Stock (or the Depositary Agreement in respect of such depositary shares), (A) the Company shall, after the payment of all amounts payable by the Parent Guarantor in respect of accrued and unpaid dividends in connection with such conversion and in accordance with the terms of such Equity Proceeds Note, defer further principal and interest payments on such Equity Proceeds Note until such time as no Senior Indebtedness of the Company (as defined in such Equity Proceeds Note) under or in connection with this Agreement or the other Loan Documents or any refinancing of such Senior Indebtedness of the Company is then outstanding and (B) the Parent Guarantor shall, after all amounts payable by the Parent Guarantor in respect of accrued and unpaid dividends in connection with such conversion have been paid, if requested by the Agent, with the written consent of the Required Lenders, deliver such Equity Proceeds Note to the Company as a capital contribution and the Company shall immediately cancel such Equity Proceeds Note; or

               (vi) make any payment of principal of or interest on the Indebtedness listed on Schedule XIII hereto.
                                     -------------

          (c) The Company and the Parent Guarantor will not, and will not permit any of their respective Subsidiaries to, make any deposit for any of the foregoing purposes.

     SECTION 9.2.7. Capital Expenditures.  The Company will not,
                    --------------------
and will not permit any of its Subsidiaries to, make Adjusted Capital Expenditures in any Fiscal Year set forth below in an aggregate amount in excess of the sum of (a) the Base Amount set forth below opposite such Fiscal Year plus (b) in the case of each
                                      ----
Fiscal Year commencing with the 1995 Fiscal Year the Carryover

Amount applicable to such Fiscal Year:

     Fiscal Year                        Base Amount
     -----------                        -----------

     1994                               $60,000,000
     1995                               $70,000,000
     1996                               $75,000,000
     1997                               $80,000,000
     1998                               $90,000,000

The "Carryover Amount" applicable to any Fiscal Year is equal to
     ----------------
(i) the sum of the Base Amounts applicable to all periods set forth which end prior to the Fiscal Year for which the Carryover Amount is being calculated minus (ii) the aggregate amount of Adjusted Capital Expenditures which were actually made by the Company and its Subsidiaries during the 1994 Fiscal Year and during each Fiscal Year thereafter prior to the Fiscal Year for which such Carryover Amount is being calculated; provided, however, that the Carryover
                            --------  -------
Amount shall not exceed $10,000,000 for the 1995 Fiscal Year, $20,000,000 for the 1996 Fiscal Year and $30,000,000 for any Fiscal Year thereafter.

     SECTION 9.2.8. Rental Obligations.  The Company will not,
                    ------------------
and will not permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the Company or any of its Subsidiaries for terms which exceed, or when added to the term of any extension which may be made at the sole option of the Company or any such Subsidiary might exceed, one year from any lessor of any Property (or any interest therein), except such arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Company and its Subsidiaries on a consolidated basis (excluding escalations resulting from a rise in the consumer price or similar index) in excess, for any Fiscal Year of $35,000,000; provided, however, that any calculation made
                     --------  -------
for purposes of this Section 9.2.8 shall exclude any amounts
                     -------------
required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

     SECTION 9.2.9. Take or Pay Contracts.  The Company will not,
                    ---------------------
and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other Property, or services if such arrangement by its express terms requires that payment be made by the Company or such Subsidiary regardless of whether such materials, supplies, other Property, or services are delivered or furnished to it, except those set forth in Item 9 ("Take or Pay and Similar Contracts") of
                   ------   ---------------------------------
the Disclosure Schedule.

     SECTION 9.2.10.     Consolidation, Merger, etc.  The Parent
                         --------------------------
Guarantor and the Company will not, and will not permit any of their Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, except that if no

Default or Event of Default shall occur and be continuing or shall exist at the time of any such merger or consolidation or immediately thereafter and after giving effect thereto,

          (a) any Subsidiary of the Company may liquidate or dissolve into or may merge or consolidate with or into the Company if the Company is the surviving corporation;

          (b) any Subsidiary of the Company may liquidate or dissolve into or may merge or consolidate with or into any wholly-owned Subsidiary of the Company that is an Obligor if the Obligor is the surviving corporation;

          (c) any Subsidiary of the Company that is not an Obligor may liquidate or dissolve or merge or consolidate with or into any other Subsidiary of the Company that is not an Obligor;

          (d) the Parent Guarantor may, with the prior written consent of the Required Lenders, merge with and into the Company and, provided that the Parent Guarantor shall assume all of the Obligations of the Company under this Agreement and the other Loan Documents, the Company may, with the prior written consent of the Required Lenders, merge with and into the Parent Guarantor; and

          (e) the Company and its Subsidiaries may engage in Asset Dispositions permitted by Section 9.2.11.
                               --------------

Notwithstanding the foregoing, neither the Company nor any Subsidiary may engage in any such transaction unless at least five (or, in the case of any such transaction involving the Company or any other Obligor, 30) Business Days prior thereto, or such shorter period as shall be acceptable to the Agent, the Company shall have delivered to the Agent a description of the proposed transaction, in reasonable detail, and a certificate signed by an Authorized Officer certifying that such transaction will not result in a Default or an Event of Default.

     SECTION 9.2.11.  Asset Dispositions.  The Company will not,
                      ------------------
and will not permit any of its Subsidiaries to, make any Asset
Disposition, other than the following:

          (a) the Company and its Subsidiaries may dispose of cash or Cash Equivalent Investments;

          (b)  subject to Section 9.2.18, the Company or any
                          --------------
     wholly-owned Subsidiary of the Company may dispose of its assets to the Company or any wholly-owned Subsidiary of the Company;

          (c) the Company and its Subsidiaries may dispose of Inventory in the ordinary course of business;

          (d) the Company and its Subsidiaries may license technology or know-how on a nonexclusive basis in the ordinary course of business;

          (e) ALPART or VALCO may dispose of any of their respective assets for fair value;

          (f) subject to Section 9.2.2(xv) the Company may dispose of a facility that is subsequently repurchased or leased by the Company in connection with the issuance of industrial revenue bonds by a state, municipality or other subdivision of the United States of America or any department, agency, public corporation or other instrumentality thereof;

          (g) the Company and its Subsidiaries may dispose of assets with a fair market value of less than $250,000 (in a single transaction or related series of transactions) in the ordinary course of business;

          (h) the Company may dispose of any of its assets in connection with the leaseback of such assets by the Company or any of its Subsidiaries, provided that such leaseback is otherwise permitted hereunder and such Asset Disposition occurs not later than twelve months after such assets are placed in service;

          (i)  transfers of Property permitted by Section 9.2.12
                                                  --------------
     and Section 9.2.18; and
         --------------

          (j) if no Default or Event of Default shall have occurred and be continuing or shall occur after giving effect thereto, the Company and its Subsidiaries may dispose of assets, in addition to those dispositions permitted in clauses (a) through (h) above; provided the fair market value
     -----------         ---        --------
     of the assets disposed of pursuant to this Section 9.2.11(g)
                                                -----------------
     does not exceed $25,000,000 in any Fiscal Year.

Notwithstanding the foregoing, the Company will not, and will not permit any of its Subsidiaries to, take any action which would require an "Asset Sale Offer" (under and as defined in the Subordinated Indenture) to be made pursuant to Section 5.16(b) of
                                               ---------------
the Subordinated Indenture or to violate the provisions of
Section 5.12 of the Subordinated Indenture or Section 4.12 of the
- ------------                                  ------------
Senior Indenture. In addition, notwithstanding the foregoing, the Company will not, and will not permit any of its Subsidiaries, to make any Asset Disposition of Accounts (other than pursuant to
Section 9.2.12) or any Asset Disposition of any other Property if,
- --------------
after giving effect to such Asset Disposition, the Revolving Credit Outstandings immediately following such Asset Disposition will exceed the Borrowing Base.

     SECTION 9.2.12.  Sale or Discount of Receivables.  The Company
                      -------------------------------
will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell, sell with recourse, discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable; provided, however, that the Company and its
            --------  -------
Subsidiaries may sell, sell with recourse, discount or otherwise sell for less than the face value thereof, to any Lender or Lenders, (a) any accounts receivable arising in connection with any sale of product for delivery outside the United States which accounts receivable are secured by a letter of credit provided the discount on such accounts receivable secured by a letter of credit is not greater than that necessary to reflect the time value of money and (b) any notes or accounts receivable arising in connection with any sale of product for delivery in the Commonwealth of Independent States provided the aggregate amount of all such accounts receivable does not exceed $10,000,000 in any calendar month.

     SECTION 9.2.13.  Restrictions on Actions under Certain
                      -------------------------------------
Agreements.  Neither the Parent Guarantor nor the Company will
- ----------

          (a) consent to any amendment, supplement, or other modification of any of the terms or provisions contained in, or applicable to, any document or instrument evidencing or governing any Subordinated Debt or any Senior Debt, the PIK Note or any Equity Proceeds Note other than any amendment, supplement, or other modification which extends the date or reduces the amount of any required repayment or any amendment, supplement or modification of the PIK Note or any Equity Proceeds Note that is consented to in writing by the Agent;

          (b) designate any other Indebtedness as "Specified Senior Debt" under the Subordinated Indenture or designate or permit any Subsidiary of the Company to designate any other Indebtedness of such Subsidiary as "Guarantor Specified Senior Debt" under the Subordinated Indenture;

          (c) take, or permit any of its Subsidiaries to take any action, or permit, or allow any of its Subsidiaries to permit, to exist any condition, which in any such case would require
     (i) the Company to cause any of its present or future Subsidiaries (other than KAAC, AJI, KFC and KJC, and except as otherwise provided in clauses (b) and (c) of Section 9.1.10
                           -----------     ---    --------------
     and clause (b)(i) of Section 9.2.2), or which would directly
         -------------    -------------
     require any such Subsidiary, to guarantee or otherwise become liable in respect of any Subordinated Debt or Senior Debt, or
     (ii) the Company or any Subsidiary of the Company to provide collateral security in respect of any Subordinated Debt or Senior Debt;

          (d) make any offer to prepay, redeem, defease or repurchase any Subordinated Debt or Senior Debt;


          (e) fail to deliver any certificate and opinion permitted to be given to the trustee under clauses (a) and (b)
                                                -----------     ---
     of Section 16.14 of the Subordinated Indenture with respect to
        -------------
     any "Subsidiary Guarantor" (under and as defined in the Subordinated Indenture) or to deliver any certificate and opinion permitted to be given to the trustee under clauses (a)
                                                        -----------
     and (b) of Section 15.05 of the Senior Indenture with respect
         ---    -------------
     to any "Subsidiary Guarantor" (under and as defined in the Senior Indenture); and

          (f) consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any document or instrument evidencing or governing the Parent Guarantor Preferred Stock (or depositary shares in respect thereof) if such amendment, supplement or other modification would have a Materially Adverse Effect.

     SECTION 9.2.14.     Transactions with Affiliates.  The Company
                         ----------------------------
will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer, or permit to exist any transaction, arrangement, or contract with any Affiliate of the Company (other than the Company, its Subsidiaries which are not Restricted Subsidiaries, Joint Venture Affiliates, and any Subsidiary of a Joint Venture Affiliate in which neither the Parent Guarantor, MAXXAM nor any Affiliate of either thereof (other than the Company, its Subsidiaries which are not Restricted Subsidiaries, or any Joint Venture Affiliate) has any equity interest other than through a direct or indirect ownership interest in the Company) requiring, constituting or involving any payments or other transfers of Property to be made by the Company or any Subsidiary to or for the benefit of, or pursuant to which the Company or any of its Subsidiaries incurs a Contingent Liability in respect of any obligation of, or incurs a contractual obligation for the benefit of, any Affiliate of the Company (other than Persons described in the previous parenthetical of this sentence).

     Notwithstanding the foregoing provisions of this
Section 9.2.14, (a) directors, officers, and employees of the
- --------------
Company and its Subsidiaries may render services to the Company and its Subsidiaries which are not Restricted Subsidiaries for compensation and other benefits comparable to those generally paid by corporations engaged in the same or similar businesses for the same or similar services; (b) the transactions provided for in, and the loan evidenced by, the KT Note shall be permitted; (c) the performance of the Tax Allocation Agreement, the Deconsolidation Tax Allocation Agreement and the Transfer Agreement shall be permitted, except that the Company shall not be permitted to make any cash payments to MAXXAM or any other Affiliate pursuant to the Tax Allocation Agreement but MAXXAM may offset amounts owing to it under the Tax Allocation Agreement against amounts owed by MAXXAM under the Tax Allocation Agreement and the Company may make cash payments to MAXXAM pursuant to the Tax Allocation Agreement if such payments are required as a result of any audit of the tax returns of MAXXAM and such payments do not exceed the payments made by MAXXAM to the Company, subsequent to the date hereof, pursuant to the Tax Allocation Agreement; (d) the Company may make payments to MAXXAM for any Fiscal year in respect of (i) services actually rendered to the Company during such Fiscal Year by employees of MAXXAM, and (ii) the Company's allocable share of MAXXAM's overhead expenses during such Fiscal Year which are attributable to employees of the Company who are located at MAXXAM's corporate headquarters, provided that the charges for such services are fully
              --------
documented and that the aggregate amount of such payments made by the Company to MAXXAM for any Fiscal Year does not exceed the aggregate amount of payments made to the Company by MAXXAM for similar purposes for any Fiscal Year by more than $1,500,000; (e) subject to Section 9.2.10, a merger or other combination between
           --------------
the Company and the Parent Guarantor shall be permitted; (f) Distributions permitted by Section 9.2.6 shall be permitted; (g)
                           -------------
transactions between ALPART or VALCO and Persons who own an equity interest in ALPART or VALCO shall be permitted; (h) continuation of performance under agreements entered into with Persons who were not then Affiliates shall be permitted (but excluding, however, any renegotiation, extension, or modification of such agreements after such Person has become, or is anticipated to become, an Affiliate), provided that such agreement was not entered into in connection
- --------
with or in anticipation of such Person becoming an Affiliate of the Company; (i) payments of legal fees and expenses to a law firm of which an Affiliate of the Company is a member shall be permitted;
(j) the Company may provide services and facilities to the Parent Guarantor in connection with activities of the Parent Guarantor that are permitted by the first sentence of Section 9.2.1 in
                                            -------------
exchange for payment of its actual costs (allocated in good faith where appropriate) of providing such services and facilities; (k) any amendment to the KT Note that extends the maturity thereof or reduces the interest rate thereon shall be permitted; (l) performance of the PIK Note and any Equity Proceeds Note in accordance with the provisions of Section 9.2.6 shall be permitted;
                                  -------------
and (m) the issuance of any Equity Proceeds Note shall be permitted.

     For purposes of this Section 9.2.14, the term "Affiliate"
                          --------------
shall not be deemed to include employee benefit plans, and trusts in connection therewith, for the benefit of employees of the Company and its Subsidiaries.

     SECTION 9.2.15.  Negative Pledges, etc.  The Parent Guarantor
                      ---------------------
and the Company will not, and will not permit any of their Subsidiaries (other than ALPART and VALCO) to, enter into any agreement (excluding this Agreement, any other Loan Document, and any agreement governing any Indebtedness permitted either by clause (a)(iii) of Section 9.2.2 as in effect on the Effective
- ---------------    -------------
Date, or by clause (b)(xv) of Section 9.2.2 as to the assets
            --------------    -------------
financed with the proceeds of such Indebtedness) (a) prohibiting the creation or assumption of any Lien securing the Obligations of the Company and its Subsidiaries upon its Properties, revenues, or assets which constitute Collateral, or over any properties, revenues, or assets which, if acquired after the Effective Date would be required to be subjected to a Lien in favor of the Agent pursuant to Section 9.1.10 or 9.1.11 or over any other real
            --------------    ------
property owned in fee by the Company or any such Subsidiary on the Effective Date, or (b) specifically prohibiting the Parent Guarantor, the Company, or any other Obligor from amending or otherwise modifying this Agreement or any other Loan Document to which it is a party; provided, however, that the execution and
                     --------  -------
delivery of the Senior Indenture shall not be deemed to breach clause (a) of this Section 9.2.15.
- ----------         --------------

     SECTION 9.2.16.  Sale-Leaseback Transactions.  The Company
                      ---------------------------
will not, and will not permit any of its Subsidiaries to, directly or indirectly, become liable as lessee or guarantor or other surety with respect to any lease (whether an operating or capital lease) of any Property, whether now owned or hereafter acquired, (a) which the Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person or (b) which the Company or any of its Subsidiaries intends to use for substantially the same purpose as any other Property which has been or is to be sold or transferred by the Company or such Subsidiary to any Person in connection with such lease, except (i) any Capitalized Lease Liabilities permitted under Section 9.2.2 or (ii) any consolidated

                            -------------
lease expense resulting therefrom that would be permitted under
Section 9.2.8.
- -------------

     SECTION 9.2.17.  Change of Location or Name.  Each of the
                      --------------------------
Parent Guarantor and the Company will not, nor will either permit any of its Subsidiaries listed on Schedule IV hereto to, change
                                  -----------

          (a) the location of its principal place of business, chief executive office, major executive office, chief place of business, or its records concerning its business and financial affairs; or

          (b) its name or the name under or by which it conducts its business,

in each case without first giving the Agent at least 30 days, or such shorter period as shall be acceptable to the Agent, prior written notice thereof and taking any and all actions which the Agent may request to maintain and preserve all Liens in favor of the Agent granted pursuant to the Collateral Documents; provided,
                                                        --------
however, that notwithstanding the foregoing, each of the Parent
- -------
Guarantor and the Company will not, and will not permit any such Subsidiary to, change the location of its principal place of business, chief executive office, chief place of business, or its records concerning its business and financial affairs

          (i)   to Louisiana or Tennessee, or

          (ii) from the contiguous continental United States to any place outside the contiguous continental United States.

     SECTION 9.2.18.  Intercompany Transfers of Property.  The
                      ----------------------------------
Parent Guarantor and the Company will not, and will not permit any Obligor (other than KBC or KEC) to, transfer or cause to be transferred, in one or a series of related transactions any Property of the Parent Guarantor, the Company or any such Subsidiary to any Subsidiary of the Company or to any Joint Venture

Affiliate, except:

          (i) any Obligor may transfer, and pay for, goods, services, working capital and technology (other than Accounts) to Subsidiaries of the Company and Joint Venture Affiliates in the ordinary course of business and may license technology or know-how to Subsidiaries of the Company and Joint Venture Affiliates in the ordinary course of business; provided, in
                                                    --------
     each case, that after giving effect to such transfer the Revolving Credit Outstandings immediately following such transfer will not exceed the Borrowing Base;

          (ii) any Obligor may transfer Property (other than cash
     and Accounts) to Subsidiaries and Joint Venture Affiliates,
     provided that such transfer is made in exchange for cash in an
     --------
     amount equal to the fair market value of such Property;


          (iii) any Obligor may transfer Property (other than Accounts) to any other Obligor (other than KBC and KEC);

          (iv) the use of the proceeds of Indebtedness incurred by the Company, KJC, AJI and KAAC by ALPART, QAL and VALCO
     pursuant to Section 9.2.2(b)(iii);
                 ---------------------

          (v) transfers of capital stock or other equity interests to the issuer of such capital stock or other equity interests such that immediately after giving effect to such transfer and related transfers, the proportional beneficial ownership by the transferor of the class of capital stock or equity interests so transferred is not reduced;

          (vi) Investments permitted by Sections 9.2.5(f) and
                                        -----------------
     9.2.5(o); and
     --------

          (vii) other transfers of Property (other than Accounts); provided that the aggregate amount thereof (if other than cash, such amount shall be the fair market value of such asset at the time of such transfer), less the aggregate amount of such Property returned to the Company or any Obligor (if returned other than in cash, the amount of such Property shall be the fair market value thereof at the time so returned), does not exceed, in the aggregate, the greater of (A) $25,000,000 or (B) 5% of the Company's Net Worth, calculated after giving effect to such transfers and returns.

     SECTION 9.2.19.  Inconsistent Agreements.  The Parent
                      -----------------------
Guarantor and the Company will not, and will not permit any of its Subsidiaries to, enter into any material agreement (other than the Senior Debt Instruments) containing any provision which would be violated or breached by any Credit Extension or by the performance by the Parent Guarantor or the Company or any other Obligor of its obligations hereunder or under any Loan Document.

     SECTION 9.2.20.  Transfer of Collateral.  The Company will
                      ----------------------
not, and will not permit any of its Subsidiaries to, transfer to the Company's Gramercy alumina refinery any equipment owned on the Initial Borrowing Date and not located or used at, or in transit to, the Company's Gramercy alumina refinery on the Initial Borrowing Date.


                                  ARTICLE X

                              EVENTS OF DEFAULT

     SECTION 10.1.  Listing of Events of Default.  Each of the
                    ----------------------------
following events or occurrences described in this Section 10.1
                                                  ------------
shall constitute an "Event of Default".
                     ----------------

     SECTION 10.1.1.     Non-Payment of Obligations.  The Company

                         --------------------------
shall default in the payment or prepayment when due of any principal of or interest on any Loan or Reimbursement Obligation;
or the Company shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any commitment or letter of credit fee payable hereunder.

     SECTION 10.1.2.     Breach of Warranty.  Any representation,
                         ------------------
warranty, or certification of the Parent Guarantor, the Company, or any other Obligor made or deemed to be made hereunder or in any other Loan Document to which it is or is to become a party or any other writing or certificate furnished by or on behalf of the Parent Guarantor, the Company, or any other Obligor to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article VII) is or shall be incorrect when
                      -----------
made in any material respect.

     SECTION 10.1.3.     Non-Performance of Certain Covenants and
                         ----------------------------------------
Obligations.  The Parent Guarantor, the Company, or any Obligor
- -----------
shall default in the due performance and observance of any of its respective obligations under Sections 3.3.2(b) and (c), 9.2.4,
                             -----------------     ---  -----
9.2.6 or 9.2.7 of this Agreement.
- -----    -----

     SECTION 10.1.4.     Non-Performance of Certain Covenants and
                         ----------------------------------------
Obligations.  The Parent Guarantor, the Company, or any other
- -----------
Obligor shall default in the due performance and observance of any of its respective obligations under

          (a)  Section 9.2 (other than Sections 9.2.4, 9.2.6 and
               -------------------------------------------------
     9.2.7), 9.1.4, or 9.1.9 or clause (a) of Section 9.1.5
     ------------------------------------------------------
     of this Agreement,

          (b)  Section 1.2, 1.4, 1.5, 1.7, 1.10, 1.11, 1.15, 1.17,
               -----------  ---  ---  ---  ----  ----  ----  ----
     1.19, 1.20.1, or 1.21 of any Company Mortgage or Company Deed
     ----  ------     ----
     of Trust,

          (c)  Section 6(e), 7(h), 7(i), 7(j), 7(l), 7(r), or 10 of
               ------------  ----  ----  ----  ----  ----     --
     the Company Security Agreement,

          (d)  Section 7(h), 7(i), 7(j), 7(k) or 10 of the Parent
               ------------  ----  ----  ----    --
     Security Agreement,


          (e)  Section 7(h), 7(i), 7(j), 7(l) or 10 of the
               ------------  ----  ----  ----    --
     Subsidiary Security Agreement,


          (f)  Section 4.1 or 4.2 of the Company Pledge Agreement,
               -----------    ---
     the Parent Pledge Agreement, or the Subsidiary Pledge
     Agreement, or


          (g)  Section 4.1 of the Intercompany Note Pledge
               -----------
     Agreement,

and such default shall continue unremedied for a period of five days after written notice thereof shall have been given by the Agent to the Company.

     SECTION 10.1.5.     Non-Performance of Other Covenants and
                         --------------------------------------
Obligations.  Any Obligor shall default in the due performance and
- -----------
observance of any other agreement contained herein, or in any other Loan Document to which it is or is to become a party, and such default shall continue unremedied for a period of 30 days after written notice thereof shall have been given by the Company to the Agent or to the Company by the Agent.

     SECTION 10.1.6.     Default on Other Indebtedness.  A default
                         -----------------------------
shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 10.1.1)
                                                   --------------
of the Parent Guarantor, the Company, any of their Subsidiaries, or any Joint Venture Affiliate having an aggregate principal amount in excess of $20,000,000 or, in the case of Indebtedness of Joint Venture Affiliates, having an aggregate principal amount for which the Parent Guarantor, the Company, or any of their Subsidiaries is contingently liable in excess of $20,000,000; or a default shall occur in the performance or observance of any obligation or condition with respect to any such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.


     SECTION 10.1.7.     Judgments.  A final judgment which,
                         ---------
together with other outstanding final judgments against the Company and its Significant Subsidiaries, exceeds an aggregate of $20,000,000 (to the extent such judgments are not covered by valid and collectible insurance from solvent unaffiliated insurers) shall be entered against the Company and/or any of its Significant Subsidiaries and (a) within 30 days after entry thereof, judgments exceeding such amount shall not have been discharged, settled, bonded or execution thereof stayed pending appeal or, within 30 days after the expiration of any such stay, such judgments exceeding such amount shall not have been discharged, settled, bonded or execution thereof stayed or (b) an enforcement proceeding shall have been commenced (and not discharged, settled, bonded or execution thereof stayed) by any creditor upon judgments exceeding such amount.

     SECTION 10.1.8.     Pension Plans.  Any of the following
                         -------------
events shall occur with respect to any Pension Plan

               (a)  the taking of any action by the Parent
     Guarantor, the Company, any member of their Controlled Groups, or any other Person (with the requisite authority to act) to terminate a Pension Plan if, as a result of such termination, the Parent Guarantor, the Company, or any such member could reasonably expect to, or in the case of liability arising under section 4063 or section 4069 of ERISA, there is a reasonable likelihood that it could be required to, make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $10,000,000; or

               (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien against assets of any Controlled Group member under Section 302(f) of ERISA in an amount in excess of $1,000,000, which failure has not been completely cured within 30 days of the applicable due date.

     SECTION 10.1.9.     Change in Control.  Any Change in Control
                         -----------------
shall occur.

     SECTION 10.1.10.    Bankruptcy, Insolvency, etc.  The Parent
                         ---------------------------
Guarantor, the Company, any Significant Subsidiary, any other
Obligor, or any Joint Venture Affiliate (other than KJBC) shall

          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, or other custodian for the Parent Guarantor, the Company, any Significant Subsidiary, any other Obligor, or any such Joint
     Venture Affiliate or any Property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent, or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator, or other custodian for the Parent Guarantor, the Company, any Significant Subsidiary, any other Obligor, or any such Joint Venture Affiliate or for a substantial part of the Property of any thereof, and, in the case of any such Person other than the Company, such trustee, receiver, sequestrator, or other custodian shall not be discharged within 60 days;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up, or liquidation proceeding, in respect of the Parent Guarantor or of the Company;

          (e) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up, or liquidation proceeding, in respect of any Significant Subsidiary, any other Obligor (other than the Parent Guarantor or the Company), or any such Joint Venture Affiliate, and, if such case or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

          (f) take any corporate action authorizing, or in furtherance of, any of the foregoing.

     SECTION 10.1.11.    Subordinated Debt and Senior Debt.  The

                         ---------------------------------
Company shall be required, pursuant to the terms of any Subordinated Debt Instrument or any Senior Debt Instrument, or shall offer, to redeem, repurchase, prepay, or defease any Subordinated Debt or any Senior Debt.


     SECTION 10.1.12.    Impairment of Certain Documents.  Except
                         -------------------------------
as otherwise expressly permitted in any Loan Document, any of the Fundamental Loan Documents shall terminate or cease in whole or in part to be the legally valid, binding, and enforceable obligation of the relevant Obligor, or such Obligor or any Person acting for or on behalf of such Obligor contests such validity, binding effect, or enforceability, or purports to revoke any Fundamental Loan Document, or any asset or item of Property purported to be secured by any Collateral Document ceases to be so secured and continues not to be secured for ten Business Days after written notice thereof has been given to such Obligor by the Agent.

     SECTION 10.2.  Action if Bankruptcy.  If any Event of Default
                    --------------------
described in clauses (a) through (e) of Section 10.1.10 shall occur
             -----------         ---    ---------------
with respect to the Company, the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice, demand or presentment and the Company shall pay to the Agent in Dollars and immediately available funds an amount equal to the then aggregate Letter of Credit Outstandings in accordance with
Section 5.7.
- -----------

     SECTION 10.3.  Action if Other Event of Default.  If any Event
                    --------------------------------
of Default (other than any Event of Default described in
clauses (a) through (e) of Section 10.1.10 with respect to the
- -----------         ---    ---------------
Company) shall occur for any reason, whether voluntary or involuntary, and be continuing,

     (a) the Agent shall, upon the direction of the Majority
Lenders,

          (i) by written notice to the Company declare the Commitments terminated, whereupon the Commitments of each Lender will thereupon terminate immediately and any fees payable hereunder shall become due and payable without notice of any kind;

          (ii) by written notice to the Company declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment and the Company shall pay to the Agent in Dollars and immediately available funds an amount equal to the then aggregate Letter of Credit Outstandings in accordance with
     Section 5.7; or
     -----------

          (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; and

     (b)  the Agent shall, upon the direction of the Majority
Lenders, and may, in its sole and absolute discretion,

          (i) reduce the Revolving Commitment Availability or one or more of the elements thereof; or

          (ii) decline to permit the issuance of additional Letters of Credit or the extension of the Stated Expiry Date of any outstanding Letter of Credit.

Each and every right, power, and remedy provided herein or in any other Loan Document shall be cumulative and shall be in addition to every other right, power, and remedy provided herein or in any other Loan Document or provided under applicable law.


                                 ARTICLE XI

                          THE ADMINISTRATIVE AGENT

SECTION 11.1.  Appointment; Actions.
               --------------------

          (a) Each Lender hereby appoints Business Credit as its Agent under and for purposes of this Agreement, each of the other Loan Documents and the Collateral Documents. Each Lender irrevocably authorizes, and each assignee of any Lender shall be deemed to authorize, the Agent to act on behalf of such Lender under this Agreement, each of the other Loan Documents and the Collateral Documents and, in the absence of other written instructions received from time to time by the Agent from the Majority Lenders or, as required by the Credit

     Agreement, the Required Lenders or all of the Lenders (with which instructions the Agent agrees that it will comply, except as otherwise provided in this Section 11.1), each Lender irrevocably authorizes the Agent to take such actions on its behalf and to exercise such powers hereunder and thereunder as are in each case specifically delegated to or required of the Agent by the terms hereof or thereof, together with such powers as may be reasonably incidental thereto.
     Each Lender agrees that no Lender shall have any right individually to seek to realize upon the security granted by or any guaranty provided by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Lenders in accordance with the terms of this Agreement and the Collateral Documents.

          (b) The Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Notwithstanding the foregoing, the Lenders acknowledge that the Agent is authorized to exercise its discretion in taking certain actions and exercising certain powers under this Agreement, including determining which Accounts and Inventory constitute Eligible Accounts and Eligible Inventory, determining the Revolving Commitment Availability pursuant to Section 10.3,
                                                   ------------
     and during the continuance of an Event of Cash Dominion, continuing to make Credit Extensions in accordance with and subject to the provisions of Section 7.2. Each Lender hereby
                                  -----------
     irrevocably indemnifies and agrees to indemnify (which indemnity shall survive any termination of this Agreement) the Agent, and each of its officers, directors, employees and agents (collectively, the "Indemnified Persons"), pro rata
                                -------------------    --- ----
     according to such Lender's Percentage, from and against any and all liabilities, demands, judgments, obligations, losses, damages, claims, costs, or expenses of any kind or nature whatsoever (including those relating to the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of this Agreement, and the other Loan Documents) which may at any time be imposed on, incurred by, or asserted against, any of the Indemnified Persons in any way relating to or arising out of this Agreement, or any other Loan Document, including reasonable attorneys' fees and allocated costs of in-house counsel, and as to which the Agent is not reimbursed by the Company; provided, however, that no
                                       --------  -------
     Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs, or expenses of any Indemnified Person which have resulted from such Indemnified Person's gross negligence or willful misconduct. The Agent shall not be required to take any action, make any inquiry, or request any document hereunder, or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, or any other Loan Document, unless (i) if it has requested instructions from the Lenders as to such action, it shall have received such instructions from the Required Lenders (or, if required by this Agreement, all the Lenders or the Majority Lenders, as the case may be) and (ii) it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become inadequate, in the determination of the Agent, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. The agreements in this clause (c) shall survive the termination of the Commitments
     ----------
     and the Letters of Credit and the repayment of the Loans and other Obligations.

          (c) The Company hereby requests the Agent to, and each Lender hereby instructs the Agent to, and the Agent agrees to, deliver to the Company on the Initial Borrowing Date, for delivery by the Company to R.T.Z. Aluminum Holdings Limited, a letter in the form of Exhibit R attached hereto.
                           ---------

          (d) The Company hereby requests the Agent to, and each Lender hereby instructs the Agent to, and the Agent agrees to, deliver to the Company on the Initial Borrowing Date, a letter regarding the flood plain status of the properties covered by the Company Mortgages and the Company Deeds of Trust, in the form of Exhibit S attached hereto.
             ---------

          (e) The Agent hereby agrees that it will promptly give the Company notice of the occurrence of either of the following events: (i) the Revolving Commitment Availability is less than $40,000,000 at any time or (ii) the Revolving Commitment Availability is less than $50,000,000 for three consecutive Business Days and provided no Default shall have occurred and be continuing, will promptly give notice to the Company in the event that, thereafter, the Revolving Commitment Availability is greater than $50,000,000 for each day during a period of three consecutive months. In addition, the Agent hereby agrees to advise the other Lenders on or prior to the notification of the other Lenders by the Agent of any Borrowing Request delivered during the continuance of an Event of Default in the event that it has determined to waive any of the conditions of Section 7.2 during the continuance of such
                   -----------
     Event of Default.


     SECTION 11.2.  Funding Reliance, etc.
                    ---------------------

          (a) Unless the Agent shall have been notified by telephone and such notice shall have been confirmed in writing by any Lender by 5:00 p.m., San Francisco time, on the

     Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Company a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Company severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Company to the date such amount is repaid to the Agent, at the interest rate(s) applicable at the time to Loans comprising such Borrowing in the case of the Company and at the daily average Federal Funds Rate in the case of any Lender.

          (b) Unless the Agent shall have been notified by telephone and such notice shall have been confirmed in writing by the Company by 5:00 p.m., San Francisco time, on the day prior to the due date of any Obligation, that any Obligor will not make the full amount of all payments scheduled to be made by it on such due date, the Agent may assume that such Obligor has made such amount available to the Agent and, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of such amount. If the Agent makes
                --- ----
     any such amount available to any Lender, but such amount was not in fact made available by or on behalf of such Obligor to the Agent on such due date, such Lender shall pay to the Agent on demand the amount previously made available to such Lender, together with interest on such amount at the daily average Federal Funds Rate for the number of days from and including the date on which such Lender received such amount to the date on which such amount becomes immediately available to the Agent, and together with such other compensatory amounts as may be required to be paid by such Lender to the Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time. A statement of the Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to the Agent by such Lender within two Business Days after the date on which such Lender is (i) informed by the Agent that such amount was not made available to the Agent by or on behalf of such Obligor, and (ii) requested by the Agent to refund such amount to the Agent, then the Agent shall be entitled to recover on demand an amount calculated in the manner specified in the second preceding sentence of this clause (b) after substituting the
                                ----------
     term "Reference Rate" for the term "Federal Funds Rate".

     SECTION 11.3.  Exculpation.
                    -----------

          (a) No Indemnified Person shall be liable to any Lender for any action taken or omitted to be taken by such Indemnified Person under this Agreement or any other Loan Document or in connection herewith or therewith (except for such Indemnified Person's own willful misconduct or gross negligence), nor responsible for any recitals, statements, representations or warranties herein or therein, nor for the effectiveness, genuineness, enforceability, validity, or due execution of this Agreement or any other Loan Document, nor for the creation, perfection, or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, condition, value, or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its obligations hereunder or under any other Loan Document. Each Indemnified Person shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement, or writing which such Indemnified Person believes to be genuine and to have been presented by a proper Person, and shall not be liable to any Lender or any Obligor for the consequences of such reliance.

          (b) The Agent shall be deemed not to have knowledge of the occurrence of a Default or an Event of Default (other than, in the case of the Agent, an Event of Default arising under Section 10.1.1), or any breach of any of the Loan
           --------------
     Documents unless, in each case, it shall have received written notice thereof from a Lender or from the Company. No Indemnified Person shall be responsible or liable for any shortage, discrepancy, damage, loss, or destruction of any part of the Collateral, wherever the same may be located and regardless of the cause thereof, unless the same shall happen through its own gross negligence or willful misconduct. No Indemnified Person shall, under any circumstances or any event whatsoever, have any liability for any error or omission or delivery of any kind made in the settlement, collection, or payment of any of the Collateral or of any instrument received in payment therefor or for any damage resulting therefrom other than as a result of its own gross negligence or willful misconduct.

     SECTION 11.4.  Successors.  The Agent may resign as such at
                    ----------
any time upon at least 30 days' prior written notice to the Company and all Lenders. If the Agent at any time shall resign, the Required Lenders may appoint another Lender or a commercial banking institution organized under the laws of the United States (or any state thereof) or a United States branch or agency of a foreign commercial banking institution, and having a combined capital and surplus of at least $500,000,000 as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be one of the Lenders or one of such commercial banking institutions.

Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the retiring Agent and the retiring Agent shall be discharged from any further duties and obligations under or in connection with this Agreement and any Loan Document. In addition, in the event that Business Credit resigns as the Agent, Bank of America shall be discharged from any duties and obligations under or in connection with this Agreement and any Loan Documents that were delegated to Bank of America by Business Credit in its capacity as Agent. After the resignation hereunder of a retiring Agent, the provisions of

          (a)  this Article XI shall inure to its benefit as to
                    ----------
     any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

          (b)  Sections 12.3 and 12.4 shall continue to inure to
               -------------     ----
     its benefit.


     SECTION 11.5.  Credit Extensions by the Agent.  Business
                    ------------------------------
Credit and its successor as Agent shall have the same rights and powers with respect to (a) the Loans made by it or any of its Affiliates and (b) Letters of Credit issued (or participated in) by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Agent. The terms "Lender" and "Lenders" as used herein shall include the Agent in its individual capacity.

     SECTION 11.6.  Credit Decisions.  Each Lender acknowledges
                    ----------------
that it has, independently of the Agent, and each other Lender, and based on such Lender's review of the financial information of the Company and such other documents, information, and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agent, and each other Lender, and based on such other documents, information, and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     SECTION 11.7.  Copies, etc.  The Agent shall give prompt
                    -----------
written notice to each Lender of each notice or request required or permitted to be given to the Agent by any Obligor pursuant to the terms of this Agreement or any other Loan Document (unless concurrently delivered to the Lenders by or on behalf of such Obligor pursuant to the terms hereof). The Agent will promptly distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Company for distribution to the Lenders by the Agent in accordance with the terms of this Agreement and the other Loan

Documents.

     SECTION 11.8.  Designation of Additional Agents.  Whenever the
                    --------------------------------
Agent shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to the Collateral or the Collateral Documents, or in the event that the Agent shall have been requested to do so by the Required Lenders, the Agent and to the extent necessary, the Parent Guarantor and the Company, shall (and the Company shall cause each other Obligor to) execute and deliver a supplemental agreement and all other instruments and agreements necessary or proper to constitute another bank or trust company, or one or more Persons approved by the Agent, either to act as Agent or agents with respect to all or any part of the Collateral, in any such case with such powers of the Agent as may be provided in such supplemental agreement, and to vest in such bank, trust company or Person as such Agent or separate trustee, as the case may be, any Property, title, right, or power of the Agent deemed necessary or advisable by the Agent.

     SECTION 11.9.  Certain Releases.

                    ----------------

          (a) To the extent that the Agent becomes concerned that the exercise of any remedies or any action taken or omitted to be taken by it in connection with any Collateral shall subject it to the possibility of any liability, cost, or expense which it deems to be significant, arising under any law, rules, or regulations relating to hazardous or toxic wastes or materials, the Agent may, without liability to any Lender or other party to this Agreement or any other Loan Document, or any other Person, decline to accept, abandon, forfeit, or release such Collateral regardless of any effect such declination, abandonment, forfeiture, or release may have upon the Lenders, or otherwise, if either (i) the Agent is requested to decline to accept, abandon, forfeit, or release such Collateral by the Required Lenders or (ii) the Agent is not, within 30 days after making a specific proposal therefor, specifically indemnified to its satisfaction by the Required Lenders or insured to its satisfaction by a third party or parties for any liability, costs, and expenses which might result therefrom.

          (b) In addition, if the Agent becomes concerned that the inclusion of certain Property in the Collateral is not in the best interests of the Agent or the Lenders, either because of potential adverse legal implications (including the potential effects of California's "one form of action", "anti-deficiency" and related rules of law which may apply in connection with real property located in California) or potential liabilities, costs, or expenses which the Agent deems to be significant that may be imposed upon a Person secured by such Collateral, the Agent may, without liability to any Lender or other party to this Agreement or any other

     Loan Document, or any other Person, decline to accept, abandon, forfeit, or release such Collateral regardless of any effect such declination, abandonment, forfeiture, or release may have upon the Lenders or otherwise unless (i) the Agent is requested to do otherwise by the Required Lenders and (ii) the Agent is, within 30 days after making a specific proposal therefor, specifically indemnified to its satisfaction by the Required Lenders or insured to its satisfaction by a third party or parties for any liability, costs, and expenses which might result therefrom.

          SECTION 11.10. Approval of Loan Documents.  Each of the
                         --------------------------
     Lenders hereby approves the forms of the Loan Documents attached as Exhibits to this Agreement and hereby authorizes the Agent on its behalf to accept from the Company and the other Obligors, as the case may be, and, authorizes the Agent to execute and deliver as Agent, the Collateral Documents in substantially the form of such Exhibits, with such changes, additions, or deletions as the Agent, in its sole and absolute discretion, may approve as necessary or appropriate to accomplish the purposes of such Loan Documents. Each of the Lenders also authorizes the Agent to accept, or execute and deliver, such additional documents, in form and substance satisfactory to the Agent in its sole and absolute discretion, in connection with the initial Borrowing or any subsequent Borrowing as the Agent, in its sole and absolute discretion, may approve as necessary or appropriate to accomplish the purposes of the Loan Documents. Each of the Lenders further authorizes the Agent, in its sole and absolute discretion, to approve the form and content of all certificates, opinions, collateral, financing statements, and other documents delivered to it at or in connection with the initial Borrowing or any subsequent Borrowing as the Agent, in its sole and absolute discretion, may deem necessary or appropriate. Whenever the Agent is permitted to consent to any matter hereunder, the Agent shall have the right, in its sole discretion, to consult with any or all of the other Lenders prior to providing or refraining from providing any such consent.


                              ARTICLE XII

                        MISCELLANEOUS PROVISIONS

          SECTION 12.1.  Waivers, Amendments, etc.
                         ------------------------

                    (a) The provisions of this Agreement and of each other Loan Document may from time to time be amended or modified, if such amendment or modification is in writing and consented to by the Company or the Obligor(s) party thereto (as the case may be) and the Required Lenders; and the provisions of this Agreement may be waived by the Required Lenders or by the Agent acting with the consent of the Required Lenders; provided, however, that no such amendment, modification, or waiver which would:

                    (i) modify this Section 12.1, change the
                                    ------------
               definition of "Required Lenders" or "Majority
                              ----------------
               Lenders," increase any Revolving Commitment Amount or modify any requirement hereunder that any particular action be taken by all the Lenders, the Required Lenders or the Majority Lenders shall be effective unless consented to by each Lender;

                    (ii) increase the Percentage of any Lender,
               reduce any fees described in Article III payable to
                                            -----------
               any Lender, or extend any Lender's Commitment Termination Date shall be made without the consent of such Lender;

                    (iii) extend the due date for, or reduce the
               amount of, any scheduled repayment of principal of or interest on any Loan or any Reimbursement Obligation, or reduce the principal amount of or rate of interest on any Loan or reduce the amount of any Reimbursement Obligation, shall be made without the consent of the Lender which made such Loan or participated in such Letter of Credit, or each Lender which issued or is participating in the Letter of Credit with respect to which such Reimbursement Obligation is owed, as the case may be;

                    (iv) release all, substantially all, or any
               material portion of the Collateral (except for releases in connection with dispositions of assets which are permitted hereunder or under any Loan Document, and releases which are required by the Collateral Documents) without the consent of Lenders holding at least 100% of the then aggregate outstanding principal amount of the Revolving Credit Outstandings or, if no such principal amount is then outstanding, Lenders having at least 100% of the Revolving Commitments;

                    (v) affect adversely the interests, rights, or
               obligations of the Agent qua Agent, shall be made
                                        ---
               without the consent of the Agent; or

                    (vi) modify any Letter of Credit or any
               Revolving L/C Request without the consent of the relevant Issuer Bank.

          (b) Notwithstanding the foregoing, during the continuance of an Event of Cash Dominion, the Agent may, at any time thereafter, in its sole and absolute discretion, continue to make Revolving Loans and Swingline Loans and instruct the applicable Issuer Bank to issue Letters of Credit in accordance with and subject to the provisions of
     Section 7.2.
     -----------

          (c) No failure or delay on the part of the Agent, any Lender, any Issuer Bank, or the holder of any of the Obligations in exercising any power, right, or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, or remedy preclude any other or further exercise thereof or the exercise of any other power, right, or remedy. No notice to or demand on the Company or any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender, any Issuer Bank, or the holder of any of the Obligations under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

          (d) Each of the Parent Guarantor and the Company hereby waives demand, presentment for payment, protest, notice of protest, notice of acceleration (except as otherwise provided herein), or of intention to accelerate the maturity of any of the Loans, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments, or any changes in any of the terms, provisions, and covenants of this Agreement, or any other Loan Document, or any releases or substitutions of any security, or any delay, indulgence, or other act of any trustee or any other Person under or in connection with this Agreement, or any other Loan Document whether before or after maturity.

     SECTION 12.2.  Notices.  Except as otherwise provided herein
                    -------
or in any other Loan Document, all notices and other communica-tions provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile (followed promptly thereby by mailing of such notice or communication) and addressed, delivered, or transmitted to such party at its address, telex, or facsimile number set forth below its signature hereto, or set forth in the Assignee Agreement to be Bound pursuant to which such party became a party hereto, or at such other address, telex, or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if delivered by hand or if sent by mail or by overnight courier properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

     SECTION 12.3.  Payment of Costs and Expenses.  The Parent
                    -----------------------------
Guarantor and the Company, jointly and severally, agree to pay on demand all expenses of the Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Agent and of local counsel, if any, who may be retained by counsel to the Agent and the allocated costs of in-house counsel) in connection with

          (a) the negotiation, preparation, execution, and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements, or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated,

          (b) the filing, recording, refiling, and rerecording of the Collateral Documents (including financing statements or similar documentation) and all amendments, supplements, and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed, recorded, refiled, or rerecorded by the terms hereof or of the Collateral Documents, and

          (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Parent Guarantor and the Company, jointly and severally, further agree to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp, recording, or similar taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions hereunder, the issuance of the Letters of Credit, or the execution and delivery of any other Loan Documents. The Parent Guarantor and the Company, jointly and severally, also agree to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Agent or such Lender in connection with the enforcement of any Obligations and to reimburse the Agent upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Agent in connection with the negotiation of any restructuring or "work-out," whether or not consummated, of any Obligations.

     SECTION 12.4.  Indemnification.  In consideration of the
                    ---------------
execution and delivery of this Agreement by the Agent and each Lender, and the extension of the Commitments, the Company hereby indemnifies, exonerates, and holds the Agent (in its capacity as the Agent) and each Lender and each of their respective officers, directors, employees, and agents (collectively, the "Indemnified
                                                     -----------
Parties") free and harmless from and against any and all actions,
- -------
causes of action, suits, losses, costs, liabilities, and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified
                                                      -----------
Liabilities" and, individually, an "Indemnified Liability"),
- -----------                         ---------------------
incurred by the Indemnified Parties or any of them as result of, arising out of, or relating to

          (a) any transaction or goods financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

          (b) the entering into, issuance, acceptance, or performance of or participation in this Agreement and any other Loan Document by any of the Indemnified Parties (including any unsuccessful action brought by or on behalf of the Company or any other Obligor as the result of any determination by the Majority Lenders pursuant to Article VII
                                                       -----------
     not to make any Credit Extension);

          (c) any investigation, litigation, or proceeding related to any acquisition or proposed acquisition by the Parent Guarantor, the Company, or any of their Subsidiaries or Joint Venture Affiliates of all or any portion of the stock or assets of any Person, whether or not such Indemnified Party is party thereto;

          (d) any investigation, litigation, or proceeding related to any environmental cleanup, audit, compliance, or other matter relating to the protection of the environment or the Release by the Parent Guarantor, the Company or any of their Subsidiaries or Joint Venture Affiliates of any Hazardous Material; or

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging, or releases from, any real property owned or operated by the Parent Guarantor, the Company, or any of their Subsidiaries or Joint Venture Affiliates of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses, or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Company or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Each Indemnified Party, as soon as reasonably practicable, shall notify the Agent of the commencement of any legal proceeding by any third Person under which any Indemnified Liability might arise.
The Agent shall notify the Company of any such commencement promptly after the Agent receives its notice. The Company shall have the option to participate in the defense of all claims under which any Indemnified Liability might arise, but the Company shall not have the option to compel any Indemnified Party to employ counsel of the Company's choosing.

     SECTION 12.5.  Survival.  The obligations of the Company
                    --------
under Sections 4.3, 4.4, 4.5, 4.6, 4.7, 12.3, and 12.4, and the
      ------------  ---  ---  ---  ---  ----      ----
obligations of the Lenders under Sections 4.8, 11.1 and 11.2, shall
                                 ------------------     ----
in each case survive any termination of this Agreement. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document notwithstanding any investigation.

     SECTION 12.6.  Severability.  Any provision of this Agreement
                    ------------
or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 12.7.  Headings.  The various headings of this Agree
                    --------
ment and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 12.8.  Execution in Counterparts, Effectiveness, etc.
                    ---------------------------------------------
This Agreement may be executed by the parties hereto in several counterparts and by the different parties on separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective on the date (the "Effective Date")
                                                   --------------
when counterparts hereof executed on behalf of the Parent Guarantor, the Company, the Agent, and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Parent Guarantor, the Company, and each Lender.

     SECTION 12.9.  Governing Law; Submission to Jurisdiction.
                    ------------------------------------------

          (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (EXCEPT TO THE EXTENT THAT SUCH OTHER LOAN DOCUMENT CONTAINS A
     CONTRARY EXPRESS CHOICE OF LAWS PROVISION) SHALL EACH BE
     DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE
     INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO SUCH LAWS RELATING TO CONFLICTS OF LAWS.

          (b) THE PARENT GUARANTOR AND THE COMPANY HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL AND STATE OF NEW YORK COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK FOR ALL PURPOSES OF OR IN CONNECTION WITH THIS AGREEMENT, AND ALL OTHER LOAN DOCUMENTS, PROVIDED, HOWEVER, THAT NOTHING IN THIS
                --------  -------
     SECTION 12.9 SHALL AFFECT EITHER THE AGENT'S OR ANY LENDER'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE PARENT GUARANTOR, THE COMPANY, OR THEIR RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

          (c) UNTIL SUCH TIME AS THE AGENT AND THE LENDERS SHALL HAVE RECEIVED FINAL PAYMENT OF THE FULL AMOUNT OF ALL OBLIGATIONS AND PERFORMANCE OF ALL OBLIGATIONS, AND ALL LETTERS OF CREDIT SHALL HAVE EXPIRED, THE PARENT GUARANTOR AND THE COMPANY HEREBY IRREVOCABLY DESIGNATE AND APPOINT KRAMER, LEVIN, NAFTALIS, NESSEN, KAMIN & FRANKEL, CURRENTLY LOCATED AT 919 THIRD AVENUE, NEW YORK, NEW YORK 10022 (ATTENTION: EZRA LEVIN), AS THEIR AGENT TO ACCEPT AND ACKNOWLEDGE ON THEIR BEHALF ANY AND ALL PROCESS WHICH MAY BE SERVED IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING OF THE NATURE REFERRED TO IN THE PRECEDING PARAGRAPH. THE PARENT GUARANTOR AND THE COMPANY EACH HEREBY ACKNOWLEDGE THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, SUCH SERVICE SHALL BE EFFECTIVE AND BINDING SERVICE ON IT IN EVERY RESPECT REGARDLESS OF WHETHER IT SHALL BE DOING OR SHALL HAVE AT ANY TIME DONE BUSINESS IN THE STATE OF NEW YORK.

          (d) THE PARENT GUARANTOR AND THE COMPANY HEREBY AGREE TO TAKE ANY AND ALL ACTION THAT MAY BE NECESSARY TO ENSURE THAT AT ALL TIMES DURING THE TERM OF THIS AGREEMENT THERE SHALL BE AN AGENT IN NEW YORK DESIGNATED AND APPOINTED BY THEM FOR THE PURPOSE DESCRIBED ABOVE, TO MAINTAIN SUCH DESIGNATION AND APPOINTMENT OF SUCH AGENT IN FULL FORCE AND EFFECT FOR THE TERM OF THIS AGREEMENT, AND TO DELIVER PROMPTLY TO THE AGENT AT SUCH TIMES AS THE AGENT MAY REQUEST EVIDENCE IN WRITING OF SUCH AGENT'S ACCEPTANCE OF SUCH APPOINTMENT.

          (e) THE PARENT GUARANTOR AND THE COMPANY HEREBY CONSENT TO PROCESS BEING SERVED IN ANY SUIT, ACTION, OR PROCEEDING OF THE NATURE REFERRED TO ABOVE EITHER (I) BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SHOWN BELOW ITS SIGNATURE HERETO OR (II) BY SERVING A COPY THEREOF UPON THE PERSON SPECIFIED ABOVE AS THE AUTHORIZED AGENT FOR SERVICE OF PROCESS FOR THE PARENT GUARANTOR AND THE COMPANY (TO THE EXTENT PERMITTED BY APPLICABLE LAW, REGARDLESS OF WHETHER THE APPOINTMENT OF SUCH AGENT FOR SERVICE OF PROCESS FOR ANY REASON SHALL PROVE TO BE INEFFECTIVE OR SUCH AGENT FOR SERVICE OF PROCESS SHALL ACCEPT OR ACKNOWLEDGE SUCH SERVICE); PROVIDED, HOWEVER, THAT, TO THE EXTENT LAWFUL AND PRACTICABLE,
     --------  -------
     WRITTEN NOTICE OF SAID SERVICE UPON SAID AGENT SHALL BE MAILED BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE PARENT GUARANTOR OR THE COMPANY, AS APPLICABLE, AT ITS RESPECTIVE ADDRESS SHOWN BELOW ITS SIGNATURE HERETO. THE PARENT GUARANTOR AND THE COMPANY AGREE THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW, (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION, OR PROCEEDING AND (II) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. NOTHING HEREIN SHALL AFFECT EITHER THE AGENT'S OR ANY BANK'S RIGHT TO SERVE PROCESS IN OR TO BRING PROCEEDINGS AGAINST THE PARENT GUARANTOR OR THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.


     SECTION 12.10. Successors and Assigns.  This Agreement shall
                    ----------------------
be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided,
                                                    --------
however, that:
- -------

          (a) neither the Parent Guarantor nor the Company may assign or transfer their rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

          (b) the rights of sale, assignment, and transfer of the Lenders are subject to Section 12.11.
                            -------------

     SECTION 12.11. Sale and Transfer of Credit Extensions and
                    ------------------------------------------
Commitments; Participations in Credit Extensions and Commitments.
- ----------------------------------------------------------------
Each Lender may assign, or sell participations in, its Credit Extensions and Commitments to one or more other Persons in accordance with this Section 12.11.
                     -------------

     SECTION 12.11.1.    Assignments.  Any Lender,
                         -----------

          (a) with the written consents of the Company and the Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Company, shall be deemed to have been given in the absence of a written notice delivered by the Company to the Agent on or before the fifth Business Day after receipt by the Company of such Lender's request for consent, stating, in reasonable detail, the reasons why the Company proposes to withhold such consent) may at any time assign and delegate to one or more Affiliates of such Lender (if such Lender is not to remain liable for the performance of its Affiliate's obligations hereunder or under any other applicable Loan Document),

          (b) with the written consents of the Company (which consent shall not be unreasonably delayed or withheld) and the Agent (which consent may be withheld for any reason) may at any time assign and delegate to one or more other banks, savings and loan associations, commercial finance companies and other similar financial institutions, and

          (c) with written notice to the Company and the Agent, but without the consent of the Company or the Agent, may assign and delegate to any other Lender or to one or more Affiliates of such Lender (if such Lender remains liable for the performance of its Affiliate's obligations hereunder and under any other applicable Loan Document)

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any
                                     ---------------
fraction of such Lender's total Credit Extensions and Revolving Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Credit

Extensions and Commitments); provided, however, that the aggregate
                             --------  -------
principal amount of the portion of the Revolving Commitment so assigned to any Assignee Lender shall be not less than $20,000,000, unless such assignment covers all of such Lender's interests and obligations hereunder and under the Loan Documents; and provided,
                                                        --------
further, that any such Assignee Lender will comply, if applicable,
- -------
with the provisions contained in clause (b) of Section 4.6; and
                                 ----------    -----------
provided, further, that the Parent Guarantor, the Company, each
- --------  -------
other Obligor and the Agent shall be entitled to continue to deal solely and directly with such assigning Lender in connection with the interests so assigned and delegated to an Assignee Lender until

               (i)  written notice of such assignment and
          delegation, together with payment instructions, addresses, and related information with respect to such Assignee Lender, shall have been given to the Company and the Agent by such Lender and such Assignee Lender,

               (ii) such Assignee Lender shall have executed and delivered to the Company and the Agent an Assignee
          Agreement to be Bound, accepted by the Agent, and

               (iii) the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Assignee Agreement to be Bound (subject to clauses (a) and (b) above),
                                  -----------     ---
(A) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender pursuant to such Assignee Agreement to be Bound, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (B) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignee Agreement to be Bound, shall be released from its obligations which are not then due and payable hereunder and under the other Loan Documents. Accrued interest, and accrued fees, in respect of the rights and obligations that have been assigned, shall be paid as provided in the Assignee Agreement to be Bound. Accrued interest and accrued fees shall be paid at the same time or times provided in this Agreement. Such assigning Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Assignee Agreement to be Bound in the amount of $3500. Any attempted assignment and delegation not made in accordance with this
Section 12.11.1 shall be null and void.
- ---------------

     SECTION 12.11.2.    Participations.  Any Lender may at any
                         --------------
time sell to one or more financial institutions (each of such financial institutions being herein called a "Participant")
                                              -----------
participating interests in any of the Credit Extensions, Commitments, or other interests or obligations of such Lender hereunder; provided, however, that
           --------  -------

          (a)  no participation contemplated in this
     Section 12.11.2 shall relieve such Lender from its Commitments
     ---------------
     or its other obligations hereunder or under any other Loan
     Document,

          (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

          (c) the Parent Guarantor, the Company, each other Obligor, and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents, and

          (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document.

     SECTION 12.12. Other Transactions.  Nothing contained herein

                    ------------------
shall preclude the Agent or any Lender from engaging in any debt or equity transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Affiliates in which the Company or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 12.13. WAIVER OF JURY TRIAL.
                    --------------------
     THE AGENT, THE LENDERS, THE PARENT GUARANTOR, AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR OTHER ACTIONS OF THE AGENT, THE LENDERS, THE PARENT GUARANTOR, OR THE COMPANY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. THE PARENT GUARANTOR AND THE COMPANY EACH ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTATION, OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     SECTION 12.14. Final Agreement, etc.  This written loan
                    --------------------
agreement, together with the other Loan Documents, represents the final agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties with

respect to the subject matter hereof. The inclusion in this Agreement or any Loan Document of provisions not included in, or the deletion of provisions previously included in, prior drafts of this Agreement or such other Loan Document shall not be considered in interpreting the final executed version of this Agreement or such other Loan Document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                            KAISER ALUMINUM & CHEMICAL
                            CORPORATION


                            By               /s/
                            Name Printed:  John T. La Duc
                            Title:  Vice President

                            Address:       6177 Sunol Drive
                                           Pleasanton, CA  94566
                                           Attn:  Treasurer

                            With a copy to:

                                           5847 San Felipe
                                           Suite 2600
                                           Houston, Texas 77087

                            Telephone No.: 713-267-3777

                            Facsimile No.: 713-267-3710

                            Telex No.:     None

                            Attention:     Treasurer



                                   Sig. 1

                            KAISER ALUMINUM CORPORATION


                            By               /s/
                            Name Printed:  John T. La Duc
                            Title:  Vice President

                            Address:       5847 San Felipe
                                           Suite 2600
                                           Houston, Texas 77087

                            Telephone No.: 713-267-3777

                            Facsimile No.: 713-267-3710

                            Telex No.:     None

                            Attention:     Kris Vasan,
                                           Treasurer


                                   Sig. 2

PERCENTAGE                  LENDERS
- ----------                  -------

   30%                      BANKAMERICA BUSINESS CREDIT, INC.



                            By              /s/
                            Name Printed:  Joyce White
                            Title:  Senior Vice President

                            Domestic
                            Office:        Two North Lake Avenue
                                           Suite 400
                                           Pasadena, California  91101

                            Telephone No.: 818-397-1800

                            Facsimile No.: 818-796-3358

                            Telex No.:  None

                            Attention:  Vice President

                            LIBOR
                            Office:     Same as domestic

                            Address for
                            payments:   Two North Lake Avenue
                                        Suite 400
                                        Pasadena, Califorina  91101


                            Attention:  Operations Officer


                            Ref:  Kaiser Aluminum


                                     Sig. 3

PERCENTAGE                  CONGRESS FINANCIAL CORPORATION (WESTERN)
- ----------

   26%
                            By                /s/
                            Name Printed:  Vicky Balmot
                            Title:  Senior Vice President

                            Domestic
                            Office:        225 South Lake Avenue
                                           Office #1000
                                           Pasadena, CA 91101

                            Attention:     William Davis
                                           Senior Vice President

                            Telephone No.: 818-304-4972

                            Facsimile No.: 818-304-4969

                            Telex No.:     None

                            LIBOR
                            Office:        1133 Avenue of the Americas
                                           New York, NY  10036

                            Attention:     Tony Razon

                            Address for
                            payments:      Chemical Bank
                                           55 Water Street
                                           New York, New York  10041
                                           (ABA 021-000128)
                                           (#322-020-530)

                            Ref:           Kaiser Aluminum


                                     Sig. 4

PERCENTAGE                  LA SALLE NATIONAL BANK
- ----------

    6%
                            By                /s/
                            Name Printed:  Douglas C. Colletti
                            Title:  Vice President

                            Domestic
                            Office:        120 S. La Salle Street
                                           5th Floor
                                           Chicago, IL  60603

                            Telephone No.: 312-750-6123

                            Facsimile No.: 312-750-6450

                            Telex No.:     None


                            Payments/Settlements:

                            Telephone No.: 312-781-8424

                            Facsimile No.: 312-750-6528

                            LIBOR
                            Office:        Same as domestic

                            Address for
                            payments:      La Salle National Bank
                                           120 S. La Salle Street
                                           5th Floor
                                           Chicago, IL 60603
                                           ABA 071-000-505
                                           G/L Acct:  1378000

                            Attention:     Carolyn Sanford

                            Ref:           Kaiser Aluminum


                                     Sig. 5

PERCENTAGE                  CIT GROUP/BUSINESS CREDIT, INC.
- ----------

    6%
                            By                /s/
                            Name Printed:  Steven R. Bellah
                            Title:  Vice President

                            Domestic
                            Office:        CIT Group/Business
                                             Credit, Inc.
                                           2110 Walnut Hill Lane
                                           Irving, Texas  75038

                            Telephone No.: 214-580-2763

                            Facsimile No.: 214-550-9035

                            Telex No.:     None

                            Attention:     Regional Manager

                            LIBOR
                            Office:        Same as domestic

                            Address for
                            payments:      Same as domestic

                            Attention:     Regional Manager

                            Ref:           Kaiser Aluminum

                                     Sig. 6

PERCENTAGE                  TRANSAMERICA BUSINESS CREDIT CORPORATION
- ----------

     8%
                            By                 /s/
                            Name Printed:  Laura Cushing
                            Title:  Senior Account Executive

                            Domestic
                            Office:        Same as Address
                                           for payments

                            Telephone No.: 312-864-3976

                            Facsimile No.: 312-380-6169

                            Telex No.:     None

                            Attention:     Laura Cushing

                            LIBOR
                            Office:        Same as domestic

                            Address for
                            payments:      8750 West Bryn Mawr Ave.
                                           Suite 720
                                           Chicago, Illinois  60631

                            Attention:     Keith Mason

                            Ref:           Kaiser Aluminum

                                     Sig. 7

PERCENTAGE                BANK OF AMERICA NATIONAL TRUST AND
- ----------                SAVINGS ASSOCIATION
   10%


                          By               /s/
                          Name Printed:  James MacGregor
                          Title:  Vice President

                          Domestic
                          Office:        555 California Street
                                         41st Floor
                                         San Francisco, California  94104

                          Telephone No.: 415-622-8512

                          Facsimile No.: 415-622-4585

                          Telex No.:     None

                          LIBOR
                          Office:        Same as domestic

                          Address for
                          payments:      Bank of America
                                         A/C Administration
                                         Unit 5693
                                         1850 Gateway Boulevard
                                         Concord, California  94520

                          Attention:     Account Administrator

                          Ref:           Kaiser Aluminum
                                         Loan repayment


                                     Sig. 8

PERCENTAGE                  HELLER FINANCIAL, INC.
- ----------

    8%


                            By               /s/
                            Name Printed:  John Buff
                            Title:  Vice President

                            Domestic   101 Park Avenue
                            Office:    New York, NY  10178

                            Telephone No.:  212-880-7174

                            Facsimile No.:  212-880-2060

                            Telex No.:     None

                            Attention:     Richard Peller

                            LIBOR
                            Office:        same as domestic

                            Address for
                            payments:      First National Bank
                                             of Chicago
                                           ABA #71000013

                            For Credit
                            to:            Heller Business Credit
                                           Account #5298695

                            Ref:           Kaiser



                                     Sig. 9

PERCENTAGE                  NATIONAL WESTMINSTER BANK PLC

   6%


                            By               /s/
                            Name Printed:  Peter K. Doherty
                            Title:  Vice President

                            Domestic
                            Office:  National Westminster Bank Plc
                                     North American Mining & Metals
                                       Office
                                     175 Water Street
                                     29th Floor
                                     New York, NY  10038

                            Telephone No.:  212-602-4327

                            Facsimile No.:  212-602-4402

                            Telex No.:     None

                            Attention:     Peter K. Doherty

                            LIBOR
                            Office:        National Westminster
                                             Bank Plc
                                           Nassau Branch
                                           175 Water Street
                                           19th Floor
                                           New York, NY  10038

                            Address for
                            payments:      National Westminister
                                             Bank Plc
                                           New York Branch
                                           175 Water Street
                                           19th Floor
                                           New York, NY  10038

                            Attention:     Margaret Beardsley

                            Ref:     Kaiser Aluminum - Line 12


                                    Sig. 10

                            AGENT
                            -----

                            BANKAMERICA BUSINESS CREDIT, INC.


                            By                /s/
                            Name Printed:  Joyce White
                            Title:  Senior Vice President

                            Office:  Two North Lake Avenue
                                     Suite 400
                                     Pasadena, CA  91101

                            Telephone No.:  818-397-1800

                            Facsimile No.:  818-796-3358

                            Telex No.:  None

                            Attention:  Vice President

                                    Sig. 11